Exhibit 10.8

Hanford Contract

BECHTEL HANFORD, INC.

TECHNICAL SERVICES SUBCONTRACT

SUBCONTRACTOR:	TMA Hanford	SUBCONTRACT NO.:	22192-TMAH-001-CPFF
ADDRESS	450 Hills Street Richland, WA 99352	EFFECTIVE DATE:	July 01, 1994
		COMPLETION DATE:	September 30, 1994
		REGISTER NO.:	001
CONTRACT:	John D. Moroney, III	WORK LOCATION:	Richland, WA
TELEPHONE:	(509) 375-4675	ISSUING OFFICE:	Hanford
FAX:	(509) 372-9448

THIS SUBCONTRACT, entered into the first day of July 1994, by Bechtel Hanford, Inc., a corporation organized and existing under the Laws of the State of Delaware (CONTRACTOR) and TMA Hanford, a partnership duly organized and existing under the Laws of the State of                                    (SUBCONTRACTOR);

All work specified below, which is a portion of the work and services to be performed by Bechtel Hanford, Inc. for the United States Department of Energy under Contract Number DE-AC06-93RL12367, shall be performed by the Subcontractor in accordance with all provision of this Subcontract, consisting of the following:

SUBCONTRACT AGREEMENT

PART I        Schedule

PART II    General Provisions

PART III                                                List of Documents, Exhibits, and Other Attachments

1.                                       WORK TO BE PERFORMED: Bechtel desires Subcontractor to perform the work described in Part I, attached hereto and made a part hereof and Subcontractor agrees to do for the compensation and in accordance with the terms and conditions set forth in Part I, Schedule; and Part II, General Provisions.  Such services shall be performed during the period set forth in said Schedule.  For satisfactory performance of the work described herein, Bechtel will pay to Subcontractor the compensation provided for herein.

2.                                       COMPENSATION:  As full consideration for the satisfactory performance by the SUBCONTRACTOR of this Agreement, Contractor shall pay to the SUBCONTRACTOR compensation in accordance with the provisions set forth in Part I, Section B and in accordance with the payment provisions of this SUBCONTRACT.

CONTRACTOR:		SUBCONTRACTOR:
BECHTEL HANFORD, INC.		TMA HANFORD

BY:	D.D. von der Linden	BY:
(print or type)

SIGNATURE:		SIGNATURE

TITLE:	Manager, Procurement and Property	TITLE:

TABLE OF CONTENTS

Section	Description

PART I – SCHEDULE

A	Subcontract Agreement Form

B	Supplies or Services and Prices/Costs

C	Description/Specifications/Work Statement

D	(Reserved)

E	Inspection and Acceptance

F	Deliveries or Performance

G	Subcontract Administration Data

H	Special Subcontract Requirements

PART II – GENERAL PROVISIONS

I	Subcontract Clauses

PART III – LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS

J	List of Attachments

SUBCONTRACT AGREEMENT
ERMC-CPFF-003

This Subcontract, entered into this eighth day of August, 1994, by Bechtel Hanford, Inc., a corporation organized and existing under the Laws of the State of Delaware (herein sometimes called “Bechtel” or “BHI”) and Thermo Analytical, Inc., a Corporation duly organized and existing under the Laws of the State of New Mexico (herein sometimes called “Subcontractor”).

All work specified below, which is a portion of the work and services to be performed by Bechtel for the United States of America Department of Energy (DOE), under Contract Number DE-AC06-93RL12367, shall be performed by the Subcontractor in accordance with all provisions of this Subcontract, consisting of the following:

Part I                                            Schedule

Part II                                        General Provisions

Part III                                    List of Documents, Exhibits, and Other Attachments

Bechtel desires Subcontractor to perform the work described in Part I, attached hereto and made a part hereof and Subcontractor agrees so to do for the-compensation and in accordance with the terms and conditions set forth in Part I, Schedule; and Part II, General Provisions.  Such services shall be performed during the period set forth in said Schedule.  For satisfactory performance of the work described herein, Bechtel will pay to Subcontractor the compensation provided for herein.

Subcontractor understands and agrees that this Subcontract is issued subject to DOE’s approval of this Subcontract.

CONTRACTOR:		SUBCONTRACTOR:

Bechtel Hanford, Inc.		Thermo Analytical, Inc.
450 Hills Street		5635 Jefferson Street, NE
Richland, WA 99352		Albuquerque, NM 87109

BY:	D.D. von der Linden	BY:

TITLE:	Manager, Procurement and Property	TITLE:

Date:		Date:

PART I - SECTION B

SUPPLIES OR SERVICES AND PRICES/COSTS

CONTENTS

Para.	Title

B-1	SERVICES BEING ACQUIRED

B-2	ESTIMATED COSTS

B-3	OBLIGATION OF FUNDS

B-4	OPTION TO EXTEND THE TERM OF THE SUBCONTRACT

B-5	FEE

B-6	PAYMENT OF FIXED FEE

B-7	LEVEL OF EFFORT

B-8	ORDERING PROCEDURE

PART I - SECTION B

SUPPLIES OR SERVICES AND PRICES/COSTS

B-1                              SERVICES BEING ACQUIRED

The Subcontractor when directed by Bechtel shall be responsible for assisting Bechtel in its performance of the Environmental Restoration Contractor at the Hanford Site. The primary services to be provided by the Subcontractor are those related to health and safety including: preparation of plans, development and implementation of training programs, providing health and safety professionals to monitor field work and participate in Area team planning, and maintain and calibrate required health and safety equipment. The Subcontractor shall furnish all necessary personnel, materials, supplies, services (unless otherwise directed by Bechtel), reports in accordance with the Reporting Requirements Checklist located in Section F, or as directed by Bechtel, and otherwise do all things necessary for, or incidental to, the performance of the items of work specified in Section C.

B-2                              ESTIMATED COST (exclusive of fixed fee)

a.	Estimated cost for the Conversion period (July 01, 1994 - September 30, 1994):	$1,875,952.00

b.	Estimated cost for the subcontract Base Period (October 01, 1994 - June 30, 1999):	(TBD	)

c.	Estimated cost for the three-year Option Period (July 1, 1999 - June 30, 2002)	(TBD	)

d.	Cumulative (Conversion Period, Base Period, and Option Period estimate cost:	(TBD	)

B-3                              OBLIGATION OF FUNDS

a.                                       Pursuant to the clause FAR 52.232-22 (see Section I) entitled “Limitation of Funds,” total funds in the amount of $800,000.00 are obligated herewith and made available for payment of allowable costs and fee to be incurred from the effective date of this subcontract through the period estimated to end September 30, 1994.

b.                                      Financial plans; cost and commitment limitations.  In addition to the limitations provided for elsewhere in this subcontract, Bechtel may, through financial plans or other directives issued to the Subcontractor, establish controls on the costs to be incurred and commitments to be made in the performance of the subcontract work.  Such plans and instruction may be amended or supplemented from time to time by Bechtel.  The Subcontractor hereby agrees to comply with the specific limitations (ceilings) on costs and commitments set forth in such plans and directives to use its best efforts to comply with other requirements of such plans and directives, and to promptly notify Bechtel in writing, whenever it has reason to believe the authorized financial levels of costs and commitments will be exceeded or substantially underrun.

B-4                              OPTION TO EXTEND THE TERM OF THE SUBCONTRACT

This subcontract shall be renewable, at the unilateral option of Bechtel, in accordance with FAR 52.217-9 as set forth in Section I.  All terms and conditions stated herein shall remain in effect during the renewed Subcontract period.  Further, the Subcontractor agrees that the performance under said extension shall be accomplished within the estimated cost as set forth in B-2c above.

B-5                              FEE

It is Bechtel’s intention to manage this subcontract under a cost-plus-fixed-fee arrangement (CPFF).

a.	The fixed fee for the Conversion period is	$122,335

b.	The fixed fee for the Base Period is	(TBD	)

c.	The fixed fee for the Option Period is	(TBD	)

The fixed fees constitutes the total fee available for payment subject to the provisions of clause DEAR 952.216-7 (see section I).

B-6                              PAYMENT OF FIXED FEE

The fixed fee is available for payment beginning July 01, 1994 through subcontract completion.  Such fee shall be paid as it accrues in monthly installments.

B-7                              LEVEL OF EFFORT

a.                                       In the performance of Task Orders issued pursuant to the ordering procedure of the subcontract, the Subcontractor shall provide that estimated total of DPLH which is specified below during the period of the subcontract.  DPLH are defined as actual work hours exclusive of vacation, holiday, sick leave, and other absences.

Period	Estimated DPLH Level of Effort

Conversion Period (July 01, 1994 – September 30, 1994)	43,632

Base Period (October 01, 1994, 1993 – June 30, 1999)	(TBD	)

3-year Option Period (July 1, 1999 – June 30, 2002)	(TBD	)

b.                                      In any event, during the period of the subcontract, the Subcontractor is obligated to provide not less than 95 percent, nor more than 105 percent of the above specified total DPLH.

c.                                       The fixed fee, if any, of this subcontract is based upon the furnishing of the above specified level of effort.  In the event that during the period of the subcontract Bechtel shall issue Task Orders and Subtask Orders requiring a total effort of no less than 95 percent or nor more than 105 percent of the above specified level of effort, the fixed fee of this subcontract shall not be adjusted under this clause.

1.                                       In the event that the Subcontractor shall be required to provide less than 95 percent of the above specified level of effort, the fixed fee of the subcontract shall be negotiated to reflect the difference between 95 percent of the state DPLH and the DPLH actually provided.

2.                                       The Subcontractor is not authorized to exceed 105 percent of the above specified level of effort unless a subcontract modification is issued by Bechtel.

B-8                              ORDERING PROCEDURE

Performance under this subcontract shall be subject to the following ordering procedure:

a.                                       The Subcontractor shall incur costs under this subcontract only in the performance of Task Orders and revisions to Task Orders issued in accordance with this ordering procedure.  No other costs are authorized without the express written consent of Bechtel.

b.                                      From time to time during the period of performance of this subcontract, Task Orders will be issued in writing from Bechtel to the Subcontractor designating (1) the task to be performed; (2) the schedule of performance; (3) estimated DPLH for the task; and (4) estimated total cost for the task.  Such Task Orders will specify deliverables and required delivery dates.

c.                                       Task Orders will be issued on forms specified and provided by Bechtel.  Task Orders will be numbered.  A revision to a Task Order will be identified by a numeric designation following the existing Task Order number indicating the revision sequence.

d.                                      After a Task Order is issued, if any revision becomes necessary to the estimated cost (more than + or – 10 percent variance), or the level of effort (more than + or - 10 percent variance), the Subcontractor shall promptly submit to Bechtel a written notice with explanatory notes.

PART I – SECTION C

DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

CONTENTS

Para.	Title

C-1	DESCRIPTION OF WORK

ATTACHMENT 1
DELIVERABLE DATA AND REPORTING

PART 1 – SECTION C

DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

C-1                              DESCRIPTION OF WORK

The Subcontractor shall plan and supervise the execution of work to accomplish the following safety and health support tasks for the Environmental Restoration Contractor (ERC) related to environmental restoration of Hanford Sites as may be assigned to Bechtel Hanford, Inc.

a.                                       Assist in the preparation of safety and health and related plans and procedures as directed by Bechtel.

b.                                      Provide qualified health physics and industrial hygiene technicians.

c.                                       As required by Bechtel, provide a safety and health technician cross-training program to ensure individual qualification in all safety and health disciplines (i.e., health physics, industrial hygiene, and construction safety).  DOE Order 5480.11 contains specific requirements for the health physicist technicians (HPT, also referred to as radiation protection technicians) training program.  The applicable portion of the Order is included in Section J, Attachment 3.  Also included in this Attachment is the HPT Training Program and Health Physics Administrative Guide prepared by WHC and currently in use.  The Subcontractor is responsible for implementation of a comparable training program to comply with the requirements of the Order.

d.                                      Provide qualified safety and health professionals to participate in BHI Hanford Area Teams.  Subcontractor’s management staff shall participate in planning efforts, and ensure allocation of safety and health resources required for planned team activities.

e.                                       Provide pre-mobilization radiological, hazardous chemical and safety surveys of ERC field sites, and establish base conditions for inclusion on the appropriate work permits.  This shall include survey documentation in accordance with applicable plans and procedures, as well as preparation and/or coordination of the issuance of applicable work permits.

f.                                         Provide health physics, industrial hygiene and safety monitoring and surveillance of ERC field activities as required by Bechtel.  This shall include but not necessarily be limited to monitoring and sampling activities necessary to document personnel exposures, surveillance of the conduct of operations (e.g., proper use of personal and environmental protective equipment and procedures) so as to ensure that personnel and environmental exposures are maintained as low as reasonably achievable, and documentation of these activities in a legally defensible manner.

g.                                      Provide radiological, hazardous chemical and safety surveys of designated surplus facilities and areas prior to entry by BHI Team personnel, and establish base conditions for inclusion on the appropriate work permits.  This shall include survey documentation in accordance with applicable plans and procedures, as well as preparation and/or coordination of the issuance of applicable work permits.

h.                                      As necessary, provide health physics, industrial hygiene and safety monitoring and surveillance of personnel entries into designated surplus facilities and areas.  This shall include but not necessarily be limited to monitoring and sampling activities necessary to document personnel exposures, surveillance of the conduct of operations (e.g., proper use of personal and environmental protective equipment and procedures) so as to ensure that personnel and environmental exposures are maintained as low as reasonably achievable, and documentation of these activities in a legally defensible manner.

i.                                          Provide safety and health and related training as may be required by Bechtel.  This may include, and not necessarily be limited to, developing training plans and procedures, developing session-specific instructor’s guides, development of proficiency testing methods and applications, conducting the training, maintenance of training records, and coordination of training services provided by others.

j.                                          Maintain and calibrate all government furnished field radiological and hazardous chemical monitoring and/or measurement equipment required to support ERMC field activities.  Coordinate issuance and control of such government furnished field radiological and hazardous chemical monitoring and/or measurement equipment as may be used by Subcontractor but managed by others.

k.                                       Submit monthly written reports to Bechtel recording all significant safety and health activities, including problems encountered and actions taken.  The basis for this report shall be daily records of activities maintained for each ERMC field activity.  At Bechtel’s discretion, these records may take the form of legally defensible log book entries, or such records as required by applicable plans and procedures.  Such records shall be provided for government retention at the direction of Bechtel.

l.                                          At Bechtel’s discretion, coordinate required personnel monitoring with the appropriate Hanford Site service organization.  Personnel monitoring may include, but not necessarily be limited to, medical examinations, bioassays, whole body counting, and radiation dosimetry.

m.                                    At Bechtel’s discretion, design, construct, qualify and operate mobile and/or close support laboratories for the purpose of sample screening and analysis.  Sample screening may be accomplished for the purposes of laboratory and transportation hazard classification.  Sample analyses may be required to provide qualitative and quantitative assessments of contaminant presence and concentration, and to evaluate safety and health samples (e.g., smears, air samples, etc.).

n.                                      Provide a Quality Assurance Manual for all ERMC related Subcontractor operations and implement approved quality assurance requirements, including procedure audits of field operations in support of the ERMC.

o.                                      Subcontractor shall maintain staff necessary for the proper execution of project planning, detail of field work and quality control of Subcontractor operations.  Subcontractor staffing shall only occur with Bechtel’s prior written approval.

PART I - SECTION C
ATTACHMENT 1
DELIVERABLE DATA AND REPORTING

ITEM NO.	TITLE	FREQUENCY	AS OF DATE	WHEN TO SUBMIT
1	FISCAL YEAR SPEND PLAN (BY TASK)	YEARLY OR WITH PROJECT CHANGE	AWARD DATE	30 DAYS AFTER AWARD
2	COST MANAGEMENT/SCHEDULE CONTROL (BY TASK)	MONTHLY	END OF PRIOR MONTH	2ND CALENDAR DAY OF MONTH
3	SPEND SCHEDULE PLAN	YEARLY OR WITH PROJECT CHANGE	AWARD DATE	30 DAYS AFTER AWARD
4	STAFFING PLAN	YEARLY OR WITH PROJECT CHANGE	AWARD DATE	30 DAYS AFTER AWARD
5	QUALITY ASSURANCE MANUAL	ONE TIME	AWARD DATE	30 DAYS AFTER AWARD
6	TOPICAL REPORTS	AS REQUIRED
7	FIELD WORK PROGRESS REPORT	MONTHLY	END OF PRIOR MONTH	TBD
8	GOVERNMENT FURNISHED EQUIPMENT INVENTORY	MONTHLY UPDATE	AWARD DATE	EACH FY QUARTER
9

PART I – SECTION D

PACKAGING AND MARKING

RESERVED

PART I – SECTION E

INSPECTION AND ACCEPTANCE

CONTENTS

Para.	Title

E-1	INSPECTION AND ACCEPTANCE

PART I - SECTION E

INSPECTION AND ACCEPTANCE

E-1                               INSPECTION AND ACCEPTANCE

Inspection and acceptance will be made by Bechtel and/or the Government for all work performed under this subcontract.

PART I - SECTION F

DELIVERIES OR PERFORMANCE

CONTENTS

Para.	Title

F-1	PERIOD OF PERFORMANCE

F-2	PRINCIPAL PLACE OF PERFORMANCE AND DELIVERY

F-3	UNIFORM REPORTING SYSTEM

PART I - SECTION F

DELIVERIES OR PERFORMANCE

F-1                               PERIOD OF PERFORMANCE

The period of performance for the basic subcontract shall commence on July 01, 1994 and continue for five years.  To the extent the Government exercises the option to extend the term of Bechtel’s prime contract, Bechtel shall exercise its option in accordance with Clause B-4, and extend the term of the Subcontractor’s subcontract accordingly, subject to the Government’s consent.  All terms and conditions will remain in effect throughout the option periods as exercised.

F-2                               PRINCIPAL PLACE OF PERFORMANCE AND DELIVERY

The principal place of performance of this subcontract shall be at the Hanford Site, Richland, Washington.  All deliverable items shall be delivered to Bechtel unless otherwise specified.

F-3                               UNIFORM REPORTING SYSTEM

Subcontractor shall, as required by scope, prepare or assist in the preparation and submittal of the plans and reports indicated on the Reporting Requirements Checklist (Attachment 11, or amendments to this checklist, which Bechtel determines are necessary.  The Subcontractor shall prepare or assist in the preparation and submittals of the specified plans and reports in accordance with the formats and structure set forth in DOE 1332.1A.  The level of detail the Subcontractor must provide in any required plans and reports shall be commensurate with the scope and complexity of the task and the reporting categories specified in the checklist.  The Subcontractor shall be responsible for levying appropriate reporting requirements on any lower-tier subcontractors in such a manner to ensure that data submitted by the lower-tier subcontractor to the Subcontractor is compatible with the data elements that the Subcontractor is responsible for submitting to Bechtel.  Plans and reports submitted in compliance with this clause are in addition to any other reporting requirements of this subcontract.

INSERT REPORTING REQUIREMENTS CHECKLIST FORM

U.S. Department of Energy

DOE F1332.1	REPORTING REQUIREMENTS CHECKLIST	Form Approved OMB No. 1900-1401
1. Program/Project Title Environmental Restoration Management Contract	2. Identification Number DE-RP06-92RL12367
3. Participant Name and Address
4. Planning and Reporting Requirements
Frequency	Frequency
A. General Management	E. Financial Incentives

☒   Management Plan
☐   Status Report
☐   Summary Report
☒   SMS Status Report

B.  Schedule/Labor/Cost

☒  Milestone Generoute Plan
☒  Labor Plan – Staffing Profile

☐  Facilities Capital Cost of Money Factors Computation

☐  Contract Facilities capital and Cost of Money

☒  Cost Plan
☒  Milestone Schedule Status
☒  Labor Management Report
☒  Cost Management Report

C.  Exception Reports

☐  Conference Record
☐  Hot Line Report

D.  Performance Measurement

☒  Management Control System Description
☒  W65 Dictionary

☒  Index
☒  Element Definition

☒  Cost Performance Reports

☒  Format 1 – WBS
☐  Format 2 – Function
☒  Format 3 – Baseline

X, Y M Y M, X M, A M M M Y Y Y Y M M M M

☐  Statement of Income and Expense

☐  Balance Sheet
☐  Cash Flow Statement
☐  Statement of Changes in Financial Position

☐  Loan Drawdown Report

☒  Operating Budget – Change and Trend Log
☐  Supplementary Information – Contingency/Mgmt Reserve Status

F.  Technical

☐  Notice of Energy RD&D Project
(Required with any of the following)

☐  Technical Progress Report

☐  Drafts for Review
☐  Final for Approval

☐  Topical Report
☐  Final Technical Report

☐  Drafts for Review
☐  Final for Approval

☐  Software
☐  Other (Specify)

M M
5. Frequency Codes
A - As Required C – Change to Contractual Agreement F – Final (end of effort)	M – Monthly O – Once After Award Q – Quarterly	S – Semi-Annually X – With Proposal/Bid/Application or with Significant Changes Y – Yearly or Upon Removal of Contractual Agreement
6. Special Instructions ☐ Report Distribution List/Addresses ☐ Reporting Elements ☒ Due Dates	☐ Analysis Thresholds ☐ Work Breakdown Structure ☒ Other (See Attached List)

7. Prepared By (Signature and Date)	8. Reviewed by (Signature and Date)

REPORTING REQUIREMENTS CHECKLIST

PURPOSE

The checklist certifies and communicates additional recurring requirements which are not otherwise set forth in DOE contractual agreement, it will be included as part of the contractual agreements.  The checklist will be completed for each contract or financial incentives agreement, if necessary, special instructions may be appended to modify the checklist to adapt it to specific situations.

INSTRUCTIONS

Item 1.	Enter the title of the project as indicated in the procurement request, contract, interagency agreement, initiating memorandum, or official award, as appropriate.

Note:                   Frequency codes represent specific reporting frequencies for each selected report.  The frequencies are recommended in the solicitation and negotiated prior to award.  The number of codes required and the addresses are similarly finalized prior to award.

Item 2.	Enter the identification number of the procurement request, contract award or financial incentives agreement, as appropriate.	Item 5.	This item lists the possible frequency codes to be applied in the selection of reporting requirements.

Item 3.	Enter the name and address of the participant.	Item 6.	Attach special instructions as necessary. Check the appropriate box(es).

Item 4.

Check spaces to indicate plans and reports selected, indicate the frequency of delivery using one of the frequency codes from Item 5.  The addresses to whom reports will be sent and the total number of codes required will be referenced in an attached coded distribution list.

		Item 7.	Signature of person preparing checklist and the date prepared.

		Item 8.	Signature of person reviewing the checklist and date reviewed.

OTHER REQUIRED REPORTS

The following are the reports which may be required of the Subcontractor.  Bechtel will direct in writing those specific reports to be submitted which are consistent with Subcontractor’s description of work as defined in Section C.  This list is not complete and is subject to change at the discretion of Bechtel.  The distribution list will be determined by Bechtel.  Also, the subcontract and format requirements will be determined by Bechtel.

Report Name	Frequency

Site Management System (SMS) Program/Project Status Report TPA Milestone Status Report Project Managers Progress Report Cost Performance Report-DOE Order 1332.1A (Formats 1 & 3)	Monthly Monthly Monthly Monthly

ERWM Progress Tracking System (PTS) Report Annual SARA 120 Report Input Monthly Herbicide Report Well Start Cards Well Completion Reports Remediation Start Cards	Monthly Yearly Monthly As required As required As required

Annual Land Disposal Restrictions (LDR) Status Report (M-26/01/M-26-02)	Annually

Annual LDR Alternative Report (M-25-00)	Annually

Annual Polychlorinated Biphenyl (PCB) Document Log (40 CFR 761.180)

PCB Annual Report (40 CFR 761.180)
Biannual RCRA 3016 Report

Emergency Planning and Community Right-to-Know Act (EPCRA) 311 - Material Safety
Data Sheet

E-PC—RA 312 - Tier Two Emergency and Hazardous
Chemical Inventory Report

EPCRA 313 - Toxic Chemical Release Inventory Forms

Annually Annually Biannually As required Annually Annually

Financial Statements - not yet defined CFO Report	Yearly Biweekly

Electronic Invoice (See Section H-19)	Monthly

Report of Employment and Labor Turnover Report of Contractor Expenditures for Group Insurance and Other Health Benefits Programs (If appropriate)	Annually Annually

Public Voucher (SF 1034)	Monthly

5500 Report (IRS)	Annually

Five Year Plan
Fiscal Year Work Plans
Multi-Year Program Plans
Disclosure Statement
Report of Contractor Hours and Earnings
Report of Compensation
Use of Private Aircraft
Report of Contractors Expenditures for Supplementary Compensation

Annually Annually Annually Semi-Annually Semi-Annually Annually Annually

Spills and Releases of Hazardous Substances (DOE 5484.1, RCRA, CERCLA, CAA, CWA, WAC 173-303, TCA, APCA 80-7, WAC 173-360	Immediately for releases in excess of CERCLA reportable quantities

Planned, Continuous and Stable Releases in Excess of Standards (CERCLA)	Annually
Data on Waste Activities (description, quantity and method) (WAC 173-303)	Annually
Hazardous Constituent Level Change in Groundwater (WAC 173-303)	7 Days after Determination
Written notification on operation of any portable source of regulated air emissions (WAC 246-247)	90 Days prior to startup
Written notification on shutdown or permanent elimination of a source of radioactive air emission (WAC 246-247)	30 Days prior to shutdown or closure
Permit reporting/notification requirements (Part A, Part B, PSD.NPDES)	Specified in Permit
Underground injection well data on Waste Constituents and Volumes (SDWA WAC 173-218)	TBD
Radioactive effluent and onsite discharge data, EG&G, Idaho (DOE 484.1)	Annually
Data on PCBs and PCB-containing items of equipment such as removal dates, quantities and types of equipment, shall be submitted to RL (40 CFR 761)	Annually
Generator Annual Dangerous Work Report (WAC 173-303)	Annually

TSD-Fality Annual Dangerous Waste Report (WAC 173-303)	Annually
Information on the waste minimization efforts to reduce the volume and toxicity of generated waste (RCRA and DOE Order 5400.1)	Annually
Annual Effluent and Solid Waste Report (DOE Order 5484.1 and DOE Order 5400.1)	Annually
Annual Environmental Monitoring Report (DOE Order 5400.1)	Annually
Annual Air Emissions Report (40 CFR 61, Subpart H)	Annually

Physical Inventory Report: Capital Equipment	BiAnnually
Sensitive Property	Annually
Stores’ Inventories	Annually

Loss, Damage and Destruction of Government Property	Upon occurrence

Property Management Walkthrough Inspection Reports (1)	30 days after inspection

Helium Report (if appropriate)	Annually

Lead Usage Report (if appropriate)	Annually

(1) Walkthroughs are required in all operating/storage facilities.

PART I - SECTION G

SUBCONTRACT ADMINISTRATION DATA

CONTENTS

Para.	Title

G-1	REPRESENTATIONS AND CERTIFICATIONS

G-2	MODIFICATION AUTHORITY

G-3	SUBCONTRACT TECHNICAL REPRESENTATIVE (STR) TECHNICAL DIRECTION

G-4	PAYMENT TERMS

G-5	REMITTANCE ADDRESS

PART I - SECTION G

SUBCONTRACT ADMINISTRATION DATA

G-1                              REPRESENTATIONS AND CERTIFICATIONS

The Representations and Certifications dated June 24, 1994, and the Offeror Qualification Criteria certifications dated May 28, 1992, for RFP DE-RP06-92RL12367 are hereby incorporated into this subcontract.

G-2                              MODIFICATION AUTHORITY

Notwithstanding any of the other provisions of this Subcontract, Bechtel’s designated Subcontracting Officer shall be the only individual on behalf of Bechtel authorized to:

a.                                       Accept nonconforming work;

b.                                      Waive any requirement of this subcontract; or

c.                                       Modify any term or condition of this subcontract.

Bechtel’s designated Subcontracting Officer shall be: Darell D. von der Linden, Program Procurement and Property Manager, (509) 375-4670.

G-3                              SUBCONTRACT TECHNICAL REPRESENTATIVE (STR) TECHNICAL DIRECTION

a.                                       Performance of the work under this subcontract shall be subject to the technical direction of the Subcontract Technical Representative (STR).  The STR will be designated in writing by the Subcontracting Officer.  The designation letters will include the STR’s authority, responsibility, and limitations.

The term “technical direction” is defined to include, without limitation:

1.                                       Directions which redirect the subcontract effort, shift work emphasis between work areas or tasks, require pursuit of certain lines of inquiry, fill in details or otherwise serve to accomplish the contractual Statement of Work.

2.                                       Provision of written information which assists in the interpretation of drawings, specifications or technical portions of the work description.

3.                                       Review and, where required by Bechtel’s Prime Contract, approval of technical reports, drawings, specifications and technical information to be delivered by the Subcontractor to Bechtel under the subcontract.

b.                                      Technical direction must be within the Statement of Work stated in the subcontract.  The STR does not have the authority to issue any technical direction which:

1.                                       Constitutes an assignment of additional work outside the Statement of Work;

2.                                       Constitutes a change as defined in the subcontract clause entitled “Changes”;

3.                                       In any manner causes an increase or decrease in the total estimated subcontract cost, base fee and award fee, or the time required for subcontract performance;

4.                                       Changes any of the express terms, conditions or specifications of the subcontract; or

5.                                       Interferes with the Subcontractor’s right to perform in accordance with the subcontract.

c.                                       All technical directions shall be issued in writing.

d.                                      The Subcontractor shall proceed promptly with the performance of technical directions duly issued by the STR in the manner prescribed by this Article and within his authority under the provision of this Article.

If, in the opinion of the Subcontractor, any instruction or direction falls within one of the categories defined in paragraphs b.1. through b.5. above, the Subcontractor shall not proceed but shall notify the Subcontracting Officer in writing within fifteen (15) working days after receipt of any such instruction or direction and shall request a modification to the subcontract accordingly.  Upon receiving the notification from the Subcontractor, the Subcontracting Officer shall:

1.                                       Advise the Subcontractor in writing within forty-five (45) calendar days after receipt of the Subcontractor’s letter that the technical direction is within the scope of the subcontract effort and does not constitute a change under the “Changes” clause of the subcontract;

2.                                       Inform the Subcontractor in writing within forty-five (45) calendar days after receipt of the Subcontractor’s letter not to perform under the direction and cancel the direction; or

3.                                       Advise the Subcontractor within a reasonable time that a written change order will be issued.

e.                                       A failure of the Subcontractor and the Subcontracting Officer to agree that the technical direction is within the statement of the subcontract, or a failure to agree upon the subcontract action to be taken with respect hereto shall be subject to the provisions of Clause H-25, entitled “Disputes” of this subcontract.

G-4                              PAYMENT TERMS

In consideration of satisfactory performance hereunder, payments to the Subcontractor under this subcontract will be made by Bechtel by electronic funds transfer within Net 30 calendar days after the date of proper and correct invoice in accordance with Clause H-19.

G-5                              REMITTANCE ADDRESS

Indicated below is the address to which payment is to be made:

PART I - SECTION H

SPECIAL SUBCONTRACT REQUIREMENTS

CONTENTS

Para.	Title

H-1	USE OF EXISTING WHC SUBCONTRACTORS

H-2	BECHTEL/GOVERNMENT-FURNISHED PROPERTY/SERVICES

H-3	PUBLIC RELEASE OF INFORMATION

H-4	DEPARTMENT OF ENERGY ORDERS

H-5	OWNERSHIP AND DISPOSITION OF RECORDS

H-6	IMPLEMENTATION OF THE HANFORD SITE STABILIZATION AGREEMENT

H-7	PAYMENT AND PERFORMANCE BONDS

H-8	ADVANCE AGREEMENTS

H-9	REQUISITION OF SITE SERVICES

H-10	DETERMINATION OF APPROPRIATE LABOR STANDARDS

H-11	CRAFT SERVICE PERSONNEL

H-12	ORGANIZATIONAL CONFLICT OF INTEREST – SUBCONTRACTORS

H-13	ADVANCE UNDERSTANDING ON PERSONNEL POLICIES AND PROCEDURES

H-14	PRE-EXISTING CONDITIONS

H-15	SPECIAL PROVISION ON FINANCIAL ACCOUNTABILITY

H-16	DELETED

H-17	DELETED

H-18	INTERNAL AUDIT

H-19	INVOICE AMOUNTS

H-20	KEY PERSONNEL

H-21	DEPARTMENT OF LABOR WAGE DETERMINATION

H-22	BUSINESS UNIT

PART I - SECTION H

SPECIAL SUBCONTRACT REQUIREMENTS

CONTENTS

Para.	Title

H-1	USE OF EXISTING WHC SUBCONTRACTORS

H-2	BECHTEL/GOVERNMENT-FURNISHED PROPERTY/SERVICES

H-3	PUBLIC RELEASE OF INFORMATION

H-4	DEPARTMENT OF ENERGY ORDERS

H-5	OWNERSHIP AND DISPOSITION OF RECORDS

H-6	IMPLEMENTATION OF THE HANFORD SITE STABILIZATION AGREEMENT

H-7	PAYMENT AND PERFORMANCE BONDS

H-8	ADVANCE AGREEMENTS

H-9	REQUISITION OF SITE SERVICES

H-10	DETERMINATION OF APPROPRIATE LABOR STANDARDS

H-11	HEALTH PHYSICIST TECHNICIANS (HPTs) AND CRAFT SERVICE PERSONNEL

H-12	ORGANIZATIONAL CONFLICT OF INTEREST — SUBCONTRACTORS

H-13	ADVANCE UNDERSTANDING ON PERSONNEL POLICIES AND PROCEDURES

H-14	PREEXISTING CONDITIONS

H-15	SPECIAL PROVISION ON FINANCIAL ACCOUNTABILITY

H-16	DELETED

H-17	DELETED

H-18	INTERNAL AUDIT

H-19	INVOICED AMOUNTS

H-20	KEY PERSONNEL

H-21	DEPARTMENT OF LABOR WAGE DETERMINATION

H 22	BUSINESSUNIT

H-23	LIMITATION ON ASSIGNED SUBCONTRACTS TO BECHTEL

H-24	USE OF ANALYTICAL LABORATORIES

H-25	DISPUTES

H-26	STORES, WORK ORDERS, AND PURCHASE REQUISITIONS

H-27	OTHER DELEGATION OF AUTHORITY

H-28	INDEPENDENT CONTRACTORS

H-29	SUBCONTRACTS

H-30	EMPLOYEES OF THE SUBCONTRACTOR

H-31	DIVISION OF ADMINISTRATIVE FUNCTIONS

H-32	SUPPORT OF BECHTEL PURCHASING GOALS

H-33	NON-LIABILITY WITH RESPECT TO COST ACCOUNTING STANDARDS

H-34	VIOLATION OF LAWS

PART I - SECTION H

SPECIAL SUBCONTRACT REQUIREMENTS

H-1                             USE OF EXISTING WHC SUBCONTRACTORS

The Operations and Engineering (O&E) contractor has obtained contract assistance in performing certain activities which will be assigned to Bechtel.  This assistance is provided under contracts, MLW-SVV-037106 (Ebasco), MLW-SVV-073750 (SAIC), and MLW-SVV-073751 (IT).  To the extent the Management and Operating Contractor indicates the services of the contractor in this activity are available, Subcontractor, through Bechtel, may work order the services of those contractors from the Management and Operating Contractor.  The engineering services provided by these contractors are non-mandatory.  (See paragraph H-9).

H-2                             BECHTEL/GOVERNMENT-FURNISHED PROPERTY/SERVICES

a.                                       Site services as indicated in the Hanford Site Services Handbook found on the Hanford Local Area Network, are available for use by the Subcontractor through the Contractor.  Those services that the Contractor and Subcontractor agree to utilize under this subcontract, or those services that the DOE directs the use of shall be considered Government furnished.  Government-furnished equipment will be identified.  These Government-furnished property/services shall be utilized, costed, and reimbursed under the terms of this subcontract, as directed by Bechtel.

b.                                      Bechtel shall deliver to the Subcontractor, at the time and locations stated in this Subcontract, Bechtel-furnished property or services described in the specific task order or work assignment.  If that property or services, suitable for its intended use, is not delivered to the Subcontractor, Bechtel shall equitably adjust affected clauses of this Subcontract in accordance with the Changes Article when;

(1)                                  The Subcontractor submits a timely written request for an equitable adjustment; and an equitable adjustment.

c.                                       Title to Contractor-furnished property shall remain in the Government.  The Subcontractor shall use Bechtel-furnished property only in connection with this Subcontract.   The Subcontractor shall assist Bechtel in implementation of the Project Property Management Plan and shall furnish any necessary documentation required by the plan.

d.                                      Upon delivery of Bechtel-furnished property to the Subcontractor, the Subcontractor assumes the risk and responsibility for its loss or damage, except

(1)                                  For reasonable wear and tear;

(2)                                  To the extent property is consumed in performing this Subcontract; or

(3)                                  As otherwise provided for by the clauses of this Subcontract.

e.                                       Upon completing this Subcontract, the Subcontractor shall follow the instructions of Bechtel regarding the disposition of all Bechtel-furnished property not consumed in performing this Subcontract or previously delivered to Bechtel.  The Subcontractor shall prepare for shipment, deliver f.o.b. origin, or dispose of Bechtel-furnished property, as may be directed or authorized by Bechtel.  The net proceeds of any such disposal shall be credited to the Subcontract price or shall be paid to Bechtel as directed by Bechtel.

H-3                             PUBLIC RELEASE OF INFORMATION

It is policy of DOE that Contractors share in the responsibility for timely and appropriate public reporting of unclassified DOE-related activities in order to enhance the public understanding of environmental restoration activities.

Subcontractor is expected to submit through Bechtel to the DOE Contracting Officer for advance review and approval all such oral, written and audio-visual information material proposed for public issuance.

H-4                             DEPARTMENT OF ENERGY ORDERS

The Subcontractor shall comply with all applicable DOE Orders as directed by Bechtel.

H-5                             OWNERSHIP AND DISPOSITION OF RECORDS

a.                                       Government Records.  Except as otherwise directed by DOE or as otherwise specified in the subcontract or in its data rights clause or as agreed upon by DOE, Bechtel and the Subcontractor, all data or information generated under this subcontract paid for by the Government shall be the property of the Government, and shall be delivered to the Government or otherwise disposed of by the Subcontractor either as Bechtel may from time-to-time be directed by DOE during the progress of the work, or in any event as Bechtel shall be directed by DOE upon completion or termination of this subcontract and final audit of all accounts hereunder.  The Government shall have the right to use all or any part of said data or information which is the property of the Government for any purpose whatsoever consistent with the requirements of the Privacy Act of 1974.

b.                                      Disposition of Government Records.  The Subcontractor shall deliver to the Government or dispose of all Government-owned records as Bechtel is directed by DOE.  Upon expiration or termination of this subcontract, the Subcontractor may request the right to make copies of Government owned financial or other business records.  The parties may agree on an alternative method to assure continued access by the Subcontractor to such records.  Bechtel approval to copy such records is subject to Government consent and shall not be unreasonably withheld.

c.                                       Prohibition Against Dissemination of Certain Unclassified Information or Technical Data.  Notwithstanding any other authority or provision in this subcontract regarding protection or withholding of information, the Subcontractor shall comply with Section 148 of the Atomic Energy Act of 1954, 42 U.S.C. 2167 “Prohibition Against Dissemination of Certain Unclassified Information” in accordance with such regulations or orders as the Secretary of Energy has prescribed or may prescribe.

No data as defined in the subcontract’s data rights clause (48 CFR 52.227-14 with alternates) first produced under the subcontract or any subcontract or information made available to the Subcontractor by the DOE may be disseminated to the public by the Subcontractor or its lower-tier subcontractors unless the written approval of the Contracting Officer is obtained.

d.                                      Subcontractor-Owned Records.  The following records are considered the property of the Subcontractor and not within the scope of paragraph a.

1.                                       Personnel and medical records and files (excluding personnel radiation exposure records) maintained on current Subcontractor individual employees and applicants;

2.                                       Internal health and safety files;

3.                                       Employee relations records and files, such as records and files pertaining to:

i.                                          Qualifications or suitability for employment of any employee, applicant, or former employee;

ii.                                       Employee and union grievances;

iii.                                    Arbitration proceedings pursuant to the provisions of any labor contract.

iv.                                   Allegations, investigations, and resolution of employee misconduct;

v.                                      Employee discipline;

vi.                                   Employee charges of discrimination; and

vii.                                Negotiations with any labor organization in connection with any labor contract.

4.                                       Records and files pertaining to wages, salaries and benefits and wage, salary and benefit administration; and

5.                                       Internal legal files.

Upon expiration or termination of this subcontract, however, if requested by DOE, copies of any such records pertaining to employees that continue in the employ of a successor Subcontractor at the Hanford Site shall be, unless otherwise prohibited by law, delivered to the successor Subcontractor or to DOE. Any other of such records shall be preserved by the Subcontractor for a period of three years after settlement of the subcontract or otherwise disposed of in such manner as may be agreed upon by the Government and the Subcontractor.

e.                                       DOE shall be afforded access to and use of all records, owned by the Subcontractor; in addition the Subcontractor shall obtain agreement with such other owners so that DOE are also afforded access to and use of records of the type described above relating to Subcontractor employees, but owned by others, which have been acquired or generated for the Subcontractor under this subcontract.  Such right shall be for the purpose of fulfilling obligations of DOE as described in paragraphs (1) through (7) below and shall be reasonably consistent with employee privacy interests and claims of privilege.

1.                                       Equal employment opportunity, compliance with federal labor statutes and security;

2.                                       Occupational illness and injury; safety and health;

3.                                       Subcontract approvals where Subcontractor-owned records are relevant to an approval right of DOE under the subcontract and the information is not readily available to DOE from another source;

4.                                       State and/or federal law;

5.                                       Responding to claims or actions against the Government;

6.                                       Complying with the clause of this subcontract entitled “Special Provisions on Financial Accountability”; and

7.                                       Performing DOE appraisals of Subcontractor performance relating to personnel administration.

f.                                         The Subcontractor shall include appropriate provisions in lower-tier subcontracts to implement this requirement.

H-6                             IMPLEMENTATION OF THE HANFORD SITE STABILIZATION AGREEMENT

This Article H-6 is applicable only in the event the Subcontractor is obligated to perform, or acquire by subcontract with the prior approval of Bechtel, construction services.

a.                                       The Site Stabilization Agreement for all construction work for the DOE at the Hanford Site (hereinafter referred to as “Site Stabilization Agreement”), which is referenced in this paragraph H-6, consists of a Basic Agreement dated September

10, 1984, plus an Appendix A.  The Site Stabilization Agreement can be found in Section J, Attachment 1.

b.                                      This paragraph H-6 applies to employees performing work, under contracts (or subcontracts thereunder) administered by the Richland Operations Office of the U.S. Department of Energy (DOE-RL) which are subject to the Davis-Bacon Act, in the classifications set forth in the Site Stabilization Agreement for work performed at the Hanford Site.

c.                                       Contractors and subcontractors at all tiers who are parties to an agreement(s) for construction work with a Local Union having jurisdiction over DOE-RL construction work performed at the Hanford site, or who are parties to a national labor agreement for such construction work, shall become signatory to the Site Stabilization Agreement and shall abide by all of its provisions, including its Appendix A.  Subcontractors at all tiers who have subcontracts with a signatory contractor or subcontractor shall become signatory to the Site Stabilization Agreement and shall abide by all of its provisions, including its Appendix A.

d.                                      Contractors and subcontractors at all tiers who are not signatory to the Site Stabilization Agreement and who are not required under paragraph c. above to become signatory to the Agreement, shall pay not less and no more than the wages, fringe benefits, and other employee compensation set forth in Appendix A thereto, and shall adhere, except as otherwise directed by Bechtel, to the following provisions of the Agreement:

1.	Article VII	Employment, Section 2 only

2.	Article XII	Non-Signatory Contractor Requirements

3.	Article XIII	Hours of Work, Shifts, and Overtime

4.	Article XIV	Holidays

5.	Article XV	Wage Scales and Fringe Benefits, Sections 1 and 2 only

6.	Article XVII	Payment of Wages-Checking In & Out, Section 3 only

7.	Article XX	General Working Conditions

8.	Article XXI	Safety and Health

e.                                       The Subcontractor agrees to make no contributions in connection with this subcontract to Industry Promotion Funds, or similar funds, except with the prior approval of Bechtel.

f.                                         The obligation of the Subcontractor and its lower-tier subcontractors to pay fringe benefits shall be discharged by making payments required by this subcontract in accordance with the provisions of the amendments to the Davis-Bacon Act contained in the Act of July 2, 1964 (Public Law 88-349-78 Stat. 238-239), and the Department of Labor regulations in implementation thereof (29 CFR, Parts 1, 5).

g.                                      Bechtel may, from time to time, direct the Subcontractor to pay amounts for wages, fringe benefits, and other employee compensation as the Site Stabilization Agreement, including its Appendix A, may be modified by the parties thereto from time to time.

h.                                      1.                                       In the event of failure to comply with paragraphs c., d., e., f., and g. above, or failure to perform any of the obligations imposed upon the Subcontractor and its lower-tier subcontractors hereunder, Bechtel may withhold any payments due to the Subcontractor and may terminate the subcontract for default.

2.                                       The rights and remedies of Bechtel and the Government provided in this paragraph H-6 shall not be exclusive and are in addition to any other rights and remedies of Bechtel and the Government provided by law or under this subcontract.

i.                                          The requirements of this paragraph H-6 are in addition to, and shall not relieve the Subcontractor of, any obligation imposed by other clauses of this subcontract, including those entitled “Davis-Bacon Act,” “Contract Work Hours and Safety Standards Act - Overtime Compensation,” “Payrolls and Basic Records,” “Compliance with Copeland Act Requirements,” “Withholding of Funds,” and “Contract Termination - Debarment.”

j.                                          The Subcontractor agrees to maintain its bid or proposal records showing rates and amounts used for computing wages and other compensation, and its payroll and personnel records during the course of work subject to this paragraph H-6, and to preserve such records for a period of three years thereafter, for all employees performing such work.  Such records will contain the name and address of each such employee, his correct classification, rate of pay, daily and weekly number of hours worked, and dates and hours of the day within which work was performed, deductions made, and amounts for wages and other compensation covered by paragraphs c., d., e., f., and g. hereof.  The Subcontractor agrees to make these records available for inspection by Bechtel and will permit it to interview employees during working hours on the job.

k.                                       The Subcontractor agrees to insert the provisions of this paragraph H-6, including this paragraph k., in all lower-tier subcontracts for the performance of work subject to the Davis-Bacon Act.

H-7                             PAYMENT AND PERFORMANCE BONDS

The Subcontractor will not be required to furnish payment and performance bonds.

H-8                             ADVANCE AGREEMENTS

The following advance agreements apply to this subcontract:

The Advance Agreement of Personnel Policies and Procedures, found in Section J as Attachment 7, is incorporated into and made a part of this subcontract.

The Advance Agreement of Personnel Policies and Procedures (Supplement), found in Section J as Attachment 7a, is incorporated into and made a part of this subcontract.  This document is subject to D.O.E. approval and Subcontractor agrees that the requirements contained therein that are approved by D.O.E. shall apply to this subcontract.

H-9                             REQUISITION OF SITE SERVICES

Hanford site services are available for use by the Subcontractor from the assigned provider.  The Subcontractor shall be treated just like any other on-site contractor when it comes to obtaining site service.  After transition, a 90-day written notice must be provided prior to terminating site services.  Requests for site services are subject to the providing contractor’s determination of availability.  The Subcontractor shall assist Bechtel in the accounting/billing process for payment of Hanford site services.

H-10                       DETERMINATION OF APPROPRIATE LABOR STANDARDS

Bechtel, in coordination with DOE, shall determine the appropriate Labor Standards which shall apply to all work performed under the subcontract.  With Bechtel approval, the Subcontractor shall provide such information in the form and timeframe required by Bechtel, as may be necessary for Bechtel to make such labor standards determinations.  The Subcontractor will then be responsible for ensuring that the appropriate labor standards provisions are included in lower-tier subcontracts.

H-11                       HEALTH PHYSICIST TECHNICIANS HPTSI AND CRAFT SERVICE PERSONNEL

The Subcontractor will not be allowed to furnish its own HPTs.  Bechtel will provide, through a separate subcontract, HPTs that meet the site training and certification requirements.  DOE Order 5480.11 contains specific requirements for the HPT (also referred to as radiation protection technicians) training program.  The applicable portion of the Order is included in Section J, Attachment 3.  Also included in this Attachment is the HPT Training Program and Health Physics Administrative Guide prepared by WHC and currently in use.  The WHC documents have been included for informational purposes.  Bechtel is responsible for implementation of a comparable training program to comply with the requirements in the Order.

In addition, the Subcontractor will be allowed to employ those craft and service personnel required for surveillance and maintenance of Hanford Surplus Facilities funded from the ER Program budget and managed by the Subcontractor.

H-12                       ORGANIZATIONAL CONFLICT OF INTEREST - SUBCONTRACTORS.

The Subcontractor will not be permitted to subcontract or transfer any portion of the work to its subsidiaries affiliates or otherwise related companies through common ownership or control, without Bechtel’s approval.

The Subcontractor and its lower-tier subcontractors shall exert best efforts to acquire for the Government on the best terms available but shall be allowed (but shall not be obligated) to furnish items of such materials, supplies, equipment, and facilities of its own manufacture (or of the manufacture of its subsidiary corporations), provided it obtains Bechtel’s concurrence in advance.

The Subcontractor, including its subsidiaries, affiliates or otherwise related companies, shall not propose upon DOE contracts or subcontracts for facilities or activities related to environmental restoration on the Hanford Site where the Subcontractor has been involved in development of plans or requirements for such facilities or activities or would be involved in management or oversight of such facilities or activities or would be involved in management or oversight of such facilities or activities under this subcontract, unless otherwise approved by Bechtel.

H-13                       ADVANCE UNDERSTANDING ON PERSONNEL POLICIES AND PROCEDURES

The DOE intends to reach advance understandings with the successful offeror on certain personnel costs and related expenses.  These costs are those associated with personnel policies and procedures which the offeror intends to apply to work under the subcontract.  Advance review by DOE and written approval by Bechtel of such personnel policies and procedures will be required.  Any exceptions noted in Bechtel’s written approval will govern the Subcontractor’s application of the personnel policies and procedures under the subcontract.  In addition, DOE approval will be required in each instance where the Subcontractor proposes to pay an employee $80,000 or more, in total annual compensation exclusive of bonus or incentive compensation pay which will not be an allowable cost under the subcontract.

H-14                       PREEXISTING CONDITIONS

To the extent that Bechtel is indemnified by DOE, Bechtel shall indemnify, protect, and hold the Subcontractor harmless from and against any and all civil liabilities, obligations, losses, damages, penalties, claims (including, without limitation claims involving strict or absolute liability), actions, suits, costs, expenses, and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever which may be incurred by, imposed on, or asserted against Subcontractor in any way relating to or arising out of any act or failure to act on the part of any person, and relating to any part of the facility at the sites managed under this subcontract or any areas adjacent thereto which act or failure to act occurred before the Subcontractor assumed responsibility for work performed under this subcontract on July 1, 1994.  New conditions created or caused in whole or in part by the Subcontractor and coming into being after June 30, 1994, are not considered “Pre-existing conditions”.  To the extent the acts or omissions of the Subcontractor acting after July 1, 1994, cause any fine or add to the amount of any fine or penalty that resulted from pre-existing condition(s) (i.e., one in existence prior to

July 1, 1994), the Subcontractor will be responsible in accordance with the terms and conditions of this subcontract.  The provisions of this clause are subject to the availability of funds appropriated by Congress.  Bechtel and the Government shall use its best efforts to obtain such funds should such funds not be otherwise available.

H-15                       SPECIAL PROVISION ON FINANCIAL ACCOUNTABILITY

a.                                       This provision governs the Subcontractor’s financial accountability for fines and penalties, losses (e.g., third party claims), government property and certain legal defense costs and unallowable environmental costs (Section I, clause entitled “Allowable Cost and Payment”).  This provision defines categories of unallowable cost, avoidable costs and sets a ceiling on certain liabilities.  The term “lower-tier subcontractor” as used in this clause refers to Subcontractor’s subcontractor(s) and/or supplier(s) at any tier or level.

b.                                      This provision shall not apply to (1) Small Business or Small Disadvantaged Business concerns, and (2) any nonprofit contractor or subcontractor which receives no fee and is considered nonprofit under the laws of the jurisdiction in which it is incorporated.  A subsidiary may be considered a nonprofit contractor or subcontractor under this provision if all entities above it in the corporate structure are considered nonprofit under the laws of the incorporating jurisdiction.  A Contracting Officer may also treat as nonprofit a contractor whose particular corporate organization or circumstances warrants such considerations.  If such costs are otherwise allowable under this subcontract, then the costs resulting from the actions or inactions of the above contractors or subcontractors which would otherwise be determined to be Avoidable Costs are allowable costs to the Subcontractor.

c.                                       Except as specifically provided below, the costs incurred in legal and other proceedings, including finds and penalties (and associated interest) resulting from such proceedings, are governed by FAR 31.205-47 and FAR 31.205-15, respectively.

d.                                      Items of unallowable costs.  The following items of costs are unallowable under this subcontract to the extent provided below.

1.                                       Losses (including litigation expenses, Counsel fees, and settlements) on, or arising from the sale, exchange,, or abandonment of capital assets, including investments; losses on other contracts, including the Subcontractor’s contributed portion under cost-sharing contracts; losses in connection with price reductions to and discount purchases by employees and other from any source; and losses where such losses or expenses:

i.                                          Are compensated for by insurance or otherwise or which would have been compensated by insurance required by law or by written direction of Bechtel or the Government but which the

Subcontractor failed to procure or maintain through its own fault or negligence;

ii.                                       Result from willful misconduct or lack of good faith on the part of any of the Subcontractor’s directors, corporate officers, or a supervising representative of the Subcontractor;

iii.                                    Represent liabilities to third persons for which the Subcontractor has expressly accepted responsibility under other terms of this subcontract; or

iv.                                   Are direct costs which are avoidable that are incurred by the Subcontractor and/or a lower-tier subcontractor, without any fault of DOE, exclusively as a result of the negligence or willful misconduct on the part of any of the Subcontractor’s and/or lower-tier Subcontractor’s personnel in performing work under the subcontract.

A.                                   Such direct costs may include, for example, additional programmatic expenses for research and development or production activities, and third party claims against the Subcontractor, but shall not include scrap, waste and other routine damages or losses which occur as part of the cost of doing business and are reasonably anticipated and shall not include consequential damages.

B.                                     Costs of litigation incurred by the Subcontractor or a lower-tier subcontractor in bringing or defending claims relating to these costs are also unallowable.

2.                                       Notwithstanding any other provisions of this subcontract, the costs of bonds and insurance are unallowable to the extent they are incurred to protect and indemnify the Subcontractor and/or lower-tier subcontractor against otherwise unallowable Avoidable Costs, fines and penalties, third party claims, negligently or willfully caused damage to, destruction of or loss of Government property, theft or unauthorized use of Government property, and unallowable environmental costs except and only to the extent that such insurance or bond is required by the specific written direction of Bechtel.

e.                                       Additional responsibility for risk of loss of Government property.  Notwithstanding the limitation of liability described in DEAR 952.245-5, the Subcontractor and/or lower-tier subcontractor shall be liable for direct costs and expenses resulting from damage to, destruction of, or loss of Government property as a direct result of Subcontractor or lower-tier subcontractor negligence or willful misconduct where the costs which are to be borne by the Subcontractor and/or lower-tier subcontractor are those incurred in effecting the repairs to, or replacement of, Government property.  These Avoidable Costs do not include scrap, waste and other routine damages or losses which occur as part of the cost of doing business and are reasonably anticipated.  Costs which shall not be reimbursable are the result of circumstances: (1) clearly within the Subcontractor’s and/or lower-tier subcontractor’s sole and exclusive control and (2) resulting from acts of omissions of the Subcontractor and/or lower-tier subcontractor, concerning which the exercise of reasonable care would have avoided the loss or destruction or damage.  In the event that such direct costs and expenses resulting from loss or destruction of or damage to Government property are also in part caused by third parties, other than Bechtel or DOE, such costs and expenses will not be reimbursed by Bechtel.

The allocation of financial responsibility between the Subcontractor and such third party should be determined by the parties involved.

In addition, the Subcontractor shall be liable for direct damage to, destruction of, or loss, Government property stemming from theft, embezzlement, unauthorized use, or any other ultra vires activity by any Subcontractor or lower-tier subcontractor personnel at any level.  Under these circumstances the Subcontractor shall be required to bear the cost of repairing or replacing the damaged, destroyed, or lost Government property.

For purposes of this clause, negligence is the failure to exercise that standard of care which a reasonable and prudent person would exercise under the same or similar circumstances in an identical or similar environment.

f.                                         Costs related to legal defense and settlement of claims.

1.                                       Litigation and Claims.  The Subcontractor may, with the prior written authorization of Bechtel (as directed by the Government), and shall upon the request of Bechtel initiate litigation against third parties, including proceedings before administrative agencies, in connection with this subcontract.  The Subcontractor shall proceed with such litigation in good faith and as directed from time to time by Bechtel.

2.                                       The Subcontractor shall give Bechtel immediate notice in writing of any action, including any proceeding before an administrative agency, filed against the Subcontractor arising out of the performance of this subcontract, and of any claim against the Subcontractor the cost and expense of which the Subcontractor would propose to submit as a claim for allowable costs under the terms of the clause entitled “Allowable Cost and Payment.”

3.                                       Except to the extent prohibited by the Major Fraud Act of 1988, 41 U.S.C. 256 and applicable regulations, when directed by the Government, Bechtel may instruct the Subcontractor to proceed in good faith with the defense of the claim subject to the direction of Bechtel.  Except as otherwise directed by Bechtel in writing, the Subcontractor shall furnish immediately to

Bechtel copies of all pertinent papers received by the Subcontractor with respect to such action or claim.  The Subcontractor may, with Bechtel’s expressed written approval, settle any such action or claim.  The Subcontractor shall effect, at Bechtel’s request, an assignment and subrogation in favor of Bechtel and/or the Government of all of the Subcontractor’s rights and claims (except those against Bechtel and the Government) arising out of or related to such action or claim against the Subcontractor, and, if required by Bechtel, shall authorize representatives of Bechtel and/or the Government to settle or defend any such action or claim and to represent the Subcontractor in, or to take charge of, any action.  If the Settlement or defense of an action or claim against the Subcontractor is undertaken by Bechtel and/or the Government, the Subcontractor shall furnish all reasonable assistance in effecting a settlement or asserting a defense.  If an adverse judgment is entered against the Subcontractor in a case where Bechtel and the Government have approved and/or directed the defense as provided in this paragraph, the costs of litigation and liability for any resulting claim or damages shall be allowable; provided, however, that such expenses shall not be allowable to the extent that they would have been compensated for by insurance which was required by law or by the written direction of Bechtel or the Government, but which the Subcontractor failed to secure or maintain through its own fault or negligence.

4.                                       Should Bechtel not approve or direct the defense of the litigation as provided in paragraph (3), Bechtel has no liability for the costs of litigation except as provided in subparagraphs (5) and (6) below.  The Subcontractor may request that Bechtel ask the Government to assume direction of the litigation at any point when new facts on the matter would so warrant; provided, however, that the Government may assume direction of the litigation or direct settlement without a request from the Subcontractor, at any time during the litigation process when the Government determines that it is in the best interest to do so, in which case the liability for any resulting claims or damages shall be at the expense of the Government.

5.                                       The Subcontractor must inform Bechtel of any proposed settlement agreement.  The notification shall be supported by all information available to the Subcontractor which is pertinent to the settlement.

i.                                          Except to the extent prohibited by the Major Fraud Act of 1988, 41 U.S.C. 256, the Government has the option of accepting the settlement reached by the Subcontractor.  If the settlement is accepted, Bechtel, the Government and the Subcontractor shall negotiate each party’s share, if any, of the settlement and litigation expenses.  Any agreement reached at this point shall be subject to the approval of DOE’s Contracting Officer and to the restrictions of FAR 33.210.

ii.                                       If the Subcontractor proceeds without, or otherwise does not obtain, Bechtel’s approval of the settlement agreement, the cost of the agreement and all related costs of litigation shall be at the Subcontractor’s own risk and expense.

6.                                                                                       i.                                          If the Subcontractor has suffered a final judgment, a claim for reimbursement of the costs of litigation or any resulting damages or both may be made to Bechtel.  Except to the extent prohibited by the Major Fraud Act of 1988, 41 U.S.C. 256, Bechtel may negotiate a settlement with the Subcontractor which shall be subject to the approval of DOE’s Contracting Officer.

ii.                                       Reimbursement of costs of litigation and judgments under subparagraph (6)(i) above may be paid by Bechtel notwithstanding the limitations or prohibitions contained in paragraph (c) above and subparagraph (d)(1)(iv) above, the loss of Government property provision in subparagraph (e) above.

7.                                       Certification of costs.  Bechtel may not accept any settlement or otherwise authorize reimbursement of costs and/or damages where the Subcontractor has not certified, in the form required by the clause of this subcontract entitled “Disputes”, the facts known by the Subcontractor, at any time the matter is submitted for review, which form the basis upon which the Subcontractor seeks reimbursement of these costs.

8.                                       Costs of Litigation.  “Costs of Litigation” as used herein, includes, but are not limited to, administrative and clerical expenses; the cost of legal services, whether performed by in-house or private counsel; the costs of the services of accountants, consultants, or others retained by the Subcontractor to assist it; all elements of compensation, related costs, and expenses of employees, officers, and directors; and any similar costs incurred before, during, and after commencement of a judicial or administrative proceeding which bear direct and substantial relationship to the proceedings.

g.                                      Determining Avoidable Costs.

1.                                       i.                                          Avoidable Costs are those costs specified in subparagraph (d)(1)(iv) above, the loss of Government property provision set forth in subparagraph (e) above, costs under subparagraph (f) above and unallowable environmental costs specified in the Section I clause entitled “Allowable Cost and Payment” which are incurred by the Subcontractor and/or its lower-tier subcontractors, in carrying out the terms and conditions of the subcontract when:

A.                                   The work is clearly within the sole and exclusive control of the Subcontractor and/or lower-tier subcontractor personnel, and

B.                                     The increased costs of expenses result from the negligence or willful misconduct of the Subcontractor and/or lower-tier subcontractor personnel, and

C.                                     DOE is not responsible in any way for the act or omission which resulted in the additional costs.

ii.                                       The costs and expenses of litigation, settlements, and related litigation costs (including attorneys fees), fines penalties, judgments and liabilities resulting from administrative findings, and damage to, or loss of, Government property when carrying out well understood non-experimental work and damage to, or loss of, Government property as the result of theft, embezzlement or other unauthorized use and unallowable environmental costs specified in the Section I clause entitled “Allowable Cost and Payment” are unallowable to the extent that the acts or omissions resulting in these costs are Avoidable Costs as defined in subparagraph (1)(i) above.  Such costs are unallowable except as specifically authorized by Bechtel and within the scope of work in the subcontract.

2.                                       For purposes of this section, negligence is the failure to exercise that standard of care which a reasonable and prudent person would exercise under the same or similar circumstances in an identical or similar environment.

Ceiling on Certain Liabilities.

1.                                       The Subcontractor’s potential financial obligations under the unallowable environmental costs provision in the Allowable Cost and Payment clause (see Section I) and under the unallowable Avoidable Cost provisions contained in subparagraph (g) above shall be limited to the cumulative amount of the fee or profit actually earned under the subcontract, whether cost-plus or fixed price, during the month when contractor (BHI evaluation period when the event or events which were caused by the Subcontractor led to the incurrence of costs or liabilities or the imposition of fines and penalties occurred.  The limitation or ceiling does not apply to any other categories of unallowable costs, nor shall any other unallowable costs be utilized in the calculation of that ceiling for any evaluation period.  In the case of continuing activities of the Subcontractor which occur over a number of Contractor evaluation periods and results in costs or liabilities described above, the potential financial obligations of the Subcontractor shall be limited to the amount of the actual award fee earned and the actual basic fee earned in the single evaluation period when the incident(s) or event(s) giving rise to the Subcontractor’s disallowed cost or expense took place.  If it is not possible to relate to reasonably allocate particular activities to individual evaluation periods, the financial obligation of the

Subcontractor shall be limited to the amount of the actual fee earned in the evaluation period when the amount of such nonreimbursable costs or liabilities were finally determined.  If the determination as to which award fee period(s) the incident or activity occurred resulting in the unallowable Avoidable Costs is made following the expiration of the subcontract, or the Subcontractor is otherwise replaced, the actual fee earned for the last evaluation period that the subcontract was in effect shall be utilized after deducting disallowed Avoidable Costs that were previously charged to the Subcontractor during that period.

2.                                       i.                                          The financial obligations of a lower-tier subcontractor, under the unallowable Avoidable Cost provisions contained in subparagraph (g) above shall be limited in the same manner as described in subparagraph (h) 1. above to the cumulative amount of the fee or profit actually earned by the lower-tier subcontractor under its subcontract, whether cost-plus or fixed-price, during the six-month subcontractor evaluation period when the event or events which were caused by the lower-tier subcontractor led to the incurrence of costs or liabilities or the imposition of fines and penalties occurred.  This limitation or ceiling does not apply to any other categories of unallowable costs.

ii.                                       The Subcontractor shall cause all lower-tier subcontractors to be responsible for all costs and liabilities described in this subparagraph (h), up to the amount of the actual fee or profit earned in the pertinent Contractor evaluation period.  The Subcontractor shall cause all lower-tier subcontractors to agree to provide a reasonable financial guarantee to assure that the lower-tier subcontractor will have sufficient resources to satisfy all costs and liabilities up to the amount of the actual fee or profit earned based upon the highest amount of profit or fee received by the lower-tier subcontractor during the last two Contractor evaluation periods.  Alternatively, at the election of the lower-tier subcontractor, at the end of each annual period the Subcontractor may retain a percentage of the fee or profit earned as reasonably determined to be sufficient by the Subcontractor to protect the interests of Bechtel and the Government.  With respect to new subcontracts or subcontracts that have been in effect for less than one year (or two six-month evaluation periods), the guarantee shall be in an amount that the Subcontractor reasonably determines with the approval of Bechtel to be in the best interest of the Government, but not to exceed the amount of fee or profit available for the upcoming evaluation period.  The financial responsibility of the lower-tier subcontractor and the guarantee of retainage of the lower-tier subcontractor shall remain in effect for up to one year after the termination or expiration of the lower-tier subcontract at which time any financial guarantee, including retainage, shall be returned to the lower-tier subcontractor.

iii.                                    Where the amount of fee or profit earned by a lower-tier subcontractor during the Contractor’s evaluation period is not sufficient to pay in full all Avoidable Costs incurred during that period, the excess amount of these costs will be reimbursed or otherwise treated as allowable costs provided, however, that the Subcontractor shall be responsible for the payment of such Avoidable Costs in excess of the lower-tier subcontractor’s ceiling if such costs and/or damages were caused in whole or in part by the negligence of the Subcontractor; provided, further, that in case the Subcontractor’s obligation to pay Avoidable Costs incurred by the negligence of the lower-tier subcontractor is limited to the extent that (i) the lower-tier subcontractor’s profit for that evaluation period was insufficient to pay the Avoidable Costs in full, and (ii) the Subcontractor’s ceiling on Avoidable Costs liabilities specified in this subsection in subparagraph (1) of this section has not been reached for that evaluation period.  The Subcontractor shall not require a lower-tier subcontractor to provide financial guarantees for the payment of Avoidable Costs beyond the profit or fee earned by the lower-tier subcontractor in the relevant contractor’s six-month evaluation period.

iv.                                   The Subcontractor shall cause appropriate provisions to implement the lower-tier subcontractor liability ceiling and financial guarantee obligation contained in this subparagraph (h(2)) to be inserted into every lower-tier subcontract entered into with a Contractor or subcontractor provided, however, that such lower-tier subcontract shall provide that to the extent that Avoidable Costs incurred by the negligence of the lower-tier subcontractor are reimbursed by Bechtel to the Subcontractor for all such costs to the extent that such lower-tier subcontractor has already paid, or incurred without reimbursement, such costs; provided, further, that all such lower-tier subcontractors shall provide that the financial guarantee provided by lower-tier subcontractors to the Subcontractor should remain in effect for not more than one year after termination or expiration of such subcontract.

3.                                       The Subcontractor shall be responsible for all costs and liabilities described in subparagraphs (h(1)) and (h(2)) of this section, up to the amount of the actual fee earned in the pertinent evaluation period.  The Subcontractor agrees to provide, in such form and amount as shall be satisfactory to Bechtel, a financial guarantee to assure that the Subcontractor will have sufficient resources to satisfy all costs and liabilities up to the amount of the actual fee earned for a period based upon the highest amount of fee received over the last four evaluation periods.  Alternatively, at the election of the Subcontractor, at the end of each evaluation period Bechtel may retain a percentage of the fee as determined to be sufficient by Bechtel to protect the interests of Bechtel and the

Government.  With respect to new contracts or contracts that have been in effect for less than two years (or four six-month evaluation periods), the guarantee shall be in an amount that Bechtel determines to be in the best interest of Bechtel and the Government, but not to exceed the amount of fee available for the upcoming evaluation period.  The financial responsibility of the Subcontractor and the guarantee or retainage shall remain in effect for up to one year after the termination of or expiration of the subcontract at which time any financial guarantee, including retainage, shall be returned to the Subcontractor.  Any costs or liabilities to third parties beyond the limitations described above would be reimbursed subject to the other provisions of the subcontract governing cost reimbursement.  The Subcontractor’s potential financial risk for proceedings costs under the Major Fraud Act of 1988, 41 U.S.C. 256, or the civil or criminal penalties provisions of the Price-Anderson Amendments Act of 1988, 42 U.S.C. 2273, 2282, will not be limited except as provided in regulations implementing those provisions.

4.                                             Bechtel and the Government’s liability under this clause is subject to the availability to DOE of appropriated funds at a time a contingency occurs.  Nothing in this subcontract shall be construed as implying that the Congress will, at a later date, appropriate funds to meet deficiencies.

H-16                       DELETED

H-17                       DELETED

H-18                       INTERNAL AUDIT

The Subcontractor agrees to conduct an internal audit and examination satisfactory to the Government of the records, operations, expenses, and the transactions with respect to costs claimed to be allowable under this subcontract annually and at such other times as may be mutually agreed upon.  The results of such audit including the working papers, shall be submitted or made available to Bechtel and the Government.  This clause does not supersede the Government’s right to audit.

H-19                       INVOICED AMOUNTS

In addition to the information required by other sections of this subcontract, the Subcontractor shall provide incurred cost data coded in a Bechtel defined format via computer or some other form of magnetic media such as a computer tape or floppy disk.

H-20                       KEY PERSONNEL

The personnel specified below are considered to be essential to the work being performed under this subcontract.  Prior to diverting to other positions or substituting any of the specified individuals, the Subcontractor shall notify Bechtel at least forty-five (45) days in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program.  No diversion or substitution shall be made by the Subcontractor without the written consent of Bechtel provided that Bechtel may ratify in writing such diversion or substitution and such ratification shall constitute the consent of Bechtel required by this clause.  This clause may be amended from time to time during the course of the subcontract to either add or delete personnel, as appropriate.

NAME	TITLE

John Moroney	General Manager, TMA Hanford

H-21                       DEPARTMENT OF LABOR WAGE DETERMINATION

In the performance of this subcontract, the Subcontractor and/or lower-tier subcontractors shall comply with the requirements of U.S. Department of Labor Wage Determination Number ( TBD ), dated ( TBD ), if the subcontract or lower-tier subcontracts are covered by the Service Contract Act.  Prior to the beginning of each subcontract year, a revised wage determination shall be requested from Bechtel and incorporated into this subcontract by modification.  The Subcontractor and/or lower-tier subcontractors shall comply with revised wage determination for Service Contract Act covered employees.

H-22                       BUSINESS UNIT

The work performed by the Subcontractor under this subcontract shall be conducted by a separate business unit (division, segment, joint venture, etc.) separate from any parent unit.  The business unit may report or interface directly with a home office.

H-23                       LIMITATION ON ASSIGNED SUBCONTRACTS TO BECHTEL.

Under no circumstances shall the Subcontractor be allowed to mange, direct, supervise, or otherwise have influence over any subcontract or purchase order assigned by WHC to Bechtel that may involve a company affiliated with the Subcontractor.

H-24                       USE OF ANALYTICAL LABORATORIES

Bechtel shall review all work plans or other documents that may be prepared by the Subcontractor and which may propose sampling plan that would generate analytical samples to be sent to analytical laboratories.  These plans will subsequently be submitted to DOE for review and generally will be parts of work plans or other documents submitted to the relevant regulatory agencies for regulatory approval under the Hanford Federal Facility Agreement and Consent Order.  Further, there shall be no performance of laboratory testing during the transition period.  It is further understood that Bechtel and the Subcontractor shall establish controls which require the prior approval of Bechtel before the Subcontractor can perform laboratory testing of any nature.

H-25                       DISPUTES

a.                                       Initial resolution of disputes, conflicts, or claims under this subcontract shall reside with Bechtel’s Procurement Manager.  In the event that an equitable resolution of the dispute cannot be reached, the Subcontractor may request that Bechtel authorize an appeal to the Government Contracting Officer in the Contractor’s name or, solely at Bechtel’s option, Bechtel may bring the appeal directly to the Government Contracting Officer in Bechtel’s name. Any dispute or appeal brought before the Government Contracting Officer shall be submitted pursuant to the Disputes clause found in the prime contract (FAR 52.233-1 )ALT 1)(DEC 911)).  The Contracting Officer’s Final Decision and, if appealed, the final Appeal Board or court ruling, after all appeals have been exhausted, shall be binding.

b.                                      Except to the extent Bechtel has specifically directed Subcontractor in writing to incur an expense, Bechtel will not be liable to the Subcontractor for any amounts being claimed for such expense unless and until Bechtel receives the amount claimed by the Subcontractor from the Government.  If the Government fails to pay on any claim, Bechtel has no further liability to the Subcontractor.

c.                                       Should Bechtel authorize an appeal in its name, the Subcontractor shall bear all costs associated with such appeal.

d.                                      Any appeal submitted shall include Bechtel’s direct and indirect costs and fee allocation, as applicable to the costs being appealed.

e.                                       The Subcontractor shall indemnify and hold Bechtel harmless from any and all liability stemming from Bechtel’s certification of the Subcontractor’s claim in any appeal.

f.                                         Pending resolution of any dispute under the subcontract, The Subcontractor shall proceed as directed by Bechtel in writing.

g.                                      Any dispute arising from the subcontract that is not processed under FAR 52.233-1 Alt 1 (Dec 91) shall be brought before a court of competent jurisdiction in the State of Washington.  The interpretation of statutes, regulations and clauses in this subcontract which are adaptions of Federal Government acquisition clauses shall be according to the Federal common law of contracts as enunciated by Federal judicial bodies and Boards of Contract Appeals.

H-26                       STORES, WORK ORDERS, AND PURCHASE REQUISITIONS

The Subcontractor is authorized to write stores orders, work orders, and purchase requisitions, which will be charged to an appropriate Bechtel account.

H-27                       OTHER DELEGATION OF AUTHORITY

The Subcontractor will be delegated signature authority for other charges to the appropriate Bechtel account subject to Bechtel approval.

H-28                       INDEPENDENT CONTRACTORS

This subcontract is not intended and does not constitute, create, or otherwise recognize a joint venture, partnership, or formal business organization of any kind and the rights and obligations of the parties shall be only those expressly set forth herein.

H-29                       SUBCONTRACTS

a.                                       All subcontracting activity under this Subcontract will be performed by Bechtel upon receipt of a Purchase Requisition from the Subcontractor.

b.                                      The Subcontractor will provide all technical support to the Bechtel Purchasing activity necessary for Bechtel to comply with its approved procedures and with the Prime Contract requirements.

H-30                       EMPLOYEES OF THE SUBCONTRACTOR

Bechtel will from time to time, request the Subcontractor to provide certain services to Bechtel.  Upon receiving such requests, the Subcontractor shall provide one or more of its employees having expertise in the areas designated by Bechtel.  The Subcontractor shall, at all times and for all purposes, retain sole authority to hire, discipline, discharge, train, appraise, promote, schedule or otherwise supervise such employees.  The Subcontractor shall also be solely responsible for all compensation, benefits, taxes and other state or federal obligations arising out of its employment of such individuals.

H-31                       DIVISION OF ADMINISTRATIVE FUNCTIONS

The Subcontractor shall utilize certain of Bechtel’s established support organizations, information systems, policies and procedures for Administrative functions. Included in this category are:

•                                          Employee benefits, including the attached Personnel Appendix “A”

•                                          Accounting and financial support

•                                          Travel

•                                          Payroll

•                                          Personnel reporting

•                                          Procurement

•                                          Property Management-However, the Subcontractor is responsible for complying with the provisions of Clause H-2, entitled “Bechtel/Government Furnished Property/Services”

•                                          Public affairs

•                                          Classification of documents Quality Assurance

•                                          Safety Administration

•                                          Security-However, the Subcontractor is responsible for complying with the requirements of the provisions of Clause 1-3, “Security”, as well as any other provision of this subcontract with respect to data, information, and material of a classified nature which the Subcontractor may come in contact with in the performance of this subcontract.

•                                          Training-However, Bechtel will provide generalized training and-the Subcontractor will provide specialized training related to the Subcontractor workscope.

•                                          In addition to normal finance functions which would be distributed to a line organization independent of the subcontract arrangement (e.g., timekeeping, budgeting, reporting, etc.) certain areas of the Subcontractor administrative support will be retained within the Subcontractor. The exceptions to the general rule of utilizing Bechtel support are in areas where it is advantageous and cost effective to provide the support through the Subcontractor, where there are legal requirements derived from the separate corporate status, or where required for administration of the subcontract. The Subcontractor shall supplement Bechtel administrative support with its own dedicated administrative support in the following areas:

•                                          Compensation EEO/Affirmative Action

•                                          Professional/technical employment

•                                          Employment processing

•                                          Non-exempt recruiting

H-32                       SUPPORT OF BECHTEL PURCHASING GOALS

The Subcontractor shall support, to the extent possible, the Bechtel Purchasing goals for Labor Surplus, Small, Small Disadvantaged and Women-owned business placements.

H-33                       NON-LIABILITY WITH RESPECT TO COST ACCOUNTING STANDARDS

Reference is made to the Clause 1-22 entitled, “Disclosure and Consistency of Cost Accounting Practices”.  Notwithstanding the provisions of that clause, the Subcontractor shall not be liable to Bechtel and Bechtel shall indemnify and hold Subcontractor harmless for any increased costs or interest thereon, resulting from any failure of the Subcontractor, with respect to activities carried on at the site of work, to comply with said clause; provided, the Subcontractor is directed by Bechtel to comply with DOE accounting practices and procedures which may be in conflict with the Cost Accounting Standards.  The Subcontractor also shall not be liable to Bechtel for any increased costs or interest of a Lower-tier subcontractor who fails to comply with applicable cost accounting standards or to follow any practice disclosed pursuant to the requirements of such clause; provided, that the Subcontractor shall include in each covered Lower-tier subcontract a clause making the Lower-tier subcontractor liable for any increased costs or interest thereon resulting from any failure of the Lower-tier subcontractor to comply with prescribed standard or disclosed practices.

H-34                       VIOLATIONS OF LAWS OR REGULATIONS

In the event Bechtel is liable for fines, penalties or judgments arising out of a violation of such laws or regulations which is caused in part of Bechtel and in part by Subcontractor, Subcontractor shall indemnify Bechtel for such costs based on the proportionate share of Subcontractor’s responsibility for the violation.  In the event a third party (or parties) bears responsibility for the violation and the third party’s share of the costs is borne by Bechtel and/or Subcontractor, Bechtel and Subcontractor shall bear such share in proportion to their respective shares of responsibility for the violation.  A party’s subcontractors, agents and employees shall not be considered third parties for this purpose.

PART II – SECTION 1

SUBCONTRACT CLAUSES

Government Contract Clauses.  The clauses contained in the respective Government agency regulations referenced below are incorporated herein.  The obligations of the Contractor to the Government as provided in said clauses shall be deemed to be the obligations of the Subcontractor to Bechtel.  Wherever necessary to make the context of the clauses set forth below applicable to this Subcontract, the term “Contractor” shall mean Subcontractor, the term “Contract” shall mean this Subcontract, and where noted or where necessary to derive proper meaning in a subcontract situation the term ‘DOE’ ‘Government’ ‘Contracting Officer’ and equivalent phrases shall mean Bechtel, except the terms “Government” and “Contracting Officer” do not change:  (1)  In the phrases “Government Property”, “Government-Furnished Property, “Government-Owned Property”, “Government Equipment” and “Government-Owned Equipment”, or where otherwise intended that title ownership or rights to remain with the Government for Government Furnished Property.  (2) When a right, act, authorization or obligation can be granted or performed only by the Government or his duly authorized representative.  (3) When access to proprietary financial information or other proprietary data is required.  (4) When the property is to be transferred directly to the Government.  and (5) Where specifically modified as noted below.

Clauses 1-1 through 1-52 and 1 through 87 below are hereby incorporated into and made a part of this Subcontract.  Clauses 1-1 through 1-52 are provided in full text as Attachment 1 to Section 1.  Clauses 1 through 87 are incorporated by reference.  The “Notes or Modification” column states the manner in which the clause should be interpreted or modified.

NUMBER	CLAUSE TITLE	REFERENCE	NOTES OR MODIFICATION
1-1	Preprinted Contract Clauses for Cost Reimbursement Service Contracts (DOE Set 304) (DEC 1991)		DOE Set 304 are not physically enclosed herein but the clauses are incorporated by reference
1-2	Price for Fee Adjustment or Illegal or Improper Activity (Deviation) (SEP 1990)	FAR 52-203-10
1-3	Security (OCT 1987)	DEAR 952-204-2	DOE shall not mean Bechtel in the 1st and 2nd sentence of ¶ a. and in ¶ b. and h. Applies only to agreements involving access to classified information
1-4	Classification (APR 1984)	DEAR 952-204-70
1-5	Foreign Ownership, Control, or influence over Contractor (APR 1984)	DEAR 952-204-74	Contracting Officer shall not mean Bechtel
1-6	Required Sources for Jewel Bearings and Related Items (APR 1984)	FAR 52-208-1	Applies if items furnished under this agreement contain jewel bearings
1-7	Organizational Conflicts of Interest-Special Clauses (NOV 1987)	DEAR 952-209-72	Government shall not mean Bechtel in ¶ 1. iii. Department shall not mean Bechtel Delete last sentence in ¶ d. 1.
1-8	Cost and Schedule Control Systems (SEP 1991)	DEAR 952-212.73	Change the 2nd sentence of ¶ c. to state 90 days
1-9	Order of Precedence
1-10	Reversion of Adjustment of Plans for Post-Retirement Benefits Other Than Pensions (PRB) (JUL 1991)	FAR 52.215.39
1-11	Allowable Cost and Payment Deviation) (APR 1984) and Alternates I and II	DEAR 952-216-7

DOE shall not mean Bechtel in ¶ b. iv. C.
Cognizant Contracting Officer shall mean “audit agency” in ¶ d.2.
Government shall not mean Bechtel in ¶ d.2. and d.3.
Government shall mean “Bechtel and the Government” in ¶ h.2.ii. and ¶ h.2.ii.C.

1-12	Option to Extend the Term of the Contract (MAR 1989)	FAR 52-217-9
1-13	Acquisition of Real Property (APR 1984)	DEAR 952-217-70
1-14	Labor Surplus Area Subcontracting Program (APR 1984)	FAR 52-220-4	Applies only if this agreement may exceed $500,000
1-15	Environment, Safety and Health (Government-Owned or Leased)		DOE shall not mean Bechtel in the 1st sentence of Acquisition of ¶ a. and Acquisition of Acquisition of ¶ b. and d.
1-16	Environmental Protection		DOE shall not mean Bechtel
1-17	Permits and Licenses		DOE shall not mean Bechtel
1-18	Preservation of Individual Occupational Radiation Exposure Records (APR 1984)	DEAR 952-223-75	DOE shall mean “Bechtel and DOE” when first stated in the 1st sentence
1-19	Privacy Act (Deviation) (APR 1984)	FAR 52-224-2
1-20	Buy American Act-Supplies (JAN 1989)	FAR 52-225-3	Government shall not mean Bechtel
1-21	Restrictions on Certain Foreign Purchases (APR 1991)	FAR 52-225-11
1-22	Disclosure and Consistency of Accounting Practices (AUG 1992)	FAR 52-230-3	Government shall not mean Bechtel
1-23	Consistency in Cost Accounting Practices (AUG 1992)	FAR 52-230-4
1-24	Limitation on Withholding of Payments (Deviation	FAR 52-232-9

(APR 1984)
1-25	Protection of Government Buildings, Equipment, and Vegetation (APR 1984)	FAR 52-237-2	Government shall not mean Bechtel
1-26	Continuity of Services (JAN 1991)	FAR 52-237-3	Government shall not mean Bechtel when first stated in the 1st sentence of ¶ a.
1-27	Bankruptcy (APR 1991)	FAR 52-242-13	Government shall not mean Bechtel
1-28	Nuclear Hazards Indemnity Agreement (NOV 1991)	DEAR 952-250-70	DOE and Government shall not mean Bechtel
1-29	Government Supply Sources (APR 1984)	FAR 52-251-1	Government shall not mean Bechtel
1-30	Interagency Fleet Management System Vehicles and Related Services (JAN 1991)	FAR 52-251-2
1-32	Insurance		Government shall not mean Bechtel
1-33	Procurement of Construction (JUN 1991)
1-34	Procurement of Architect-Engineer Services		Deleted in its entirety
1-35	Workers Compensation		DOE shall not mean Bechtel in ¶ a.1.
1-36	Changes (Deviation) (APR 1984)	DEAR 970-5204-11
1-37	Contractor’s Organization (Deviation) (APR 1984)	DEAR 970-5204-12
1-38	Contractor Purchasing System (OCT 1990)	DEAR 970-5204-22	Deleted in its entirety
1-39	Taxes (APR 1984)	DEAR 970-5204-23	Government shall not mean Bechtel
1-40	Nuclear Safety (APR 1984)	DEAR 970-5204-26	DOE shall not mean Bechtel in b. and c.1.
1-41	Assignment (APR 1984)	DEAR 970-5204-28
1-42	Other Government Contractors (APR 1984)	DEAR 970-5204-43	Government shall not mean Bechtel in the last sentence
1-43	Termination (Deviation) (APR 1991)	DEAR 970-5204-45
1-44	Technology Transfer
1-45	Rights in Data – Technology Transfer Activities
1-46	Prompt Payment (SEP 1992)	FAR 52-232-25
1-47	Intellectual Property Indemnity (JUN 1979)	DOE PR 9-9.103-3	Government shall mean “Bechtel and the Government” when first stated in ¶ a. and ¶ b. Government shall not mean Bechtel when last stated in ¶ a.
1-48	Classified Inventions (JUN 1979)	DOE PR 9-9.106
1-49	Facilities License* (Deviation) (APR 1984)	DOE PR 9-9.107-5(H)	Government shall not mean Bechtel
1-50	Limitation on Assigned Subcontracts to Bechtel
1-51	Use of Analytical Laboratories
1-52	Disputes
1	Definitions (SEP 1985)	DEAR 952-202-1
2	Officials Not to Benefit (APR 1984)	FAR 52-203-1
3	Gratuities (APR 1984)	FAR 52-203-3
4	Covenant Against Contingent Fees (APR 1984)	FAR 52-203-5	Government shall not mean Bechtel in ¶ (b)
5	Restrictions on Subcontractor Sales to the Government (JUL 1985)	FAR 52-203-6	Government shall not mean Bechtel in ¶ (a)
6	Anti-Kickback Procedures (OCT 1988)	FAR 52-203-7	Delete ¶ (c)(1)
7	Limitations on Payments to Influence Certain Federal Transactions (JAN 1990)	FAR 52-203-12	Government and Contracting Officer shall not mean Bechtel
8	Requirement for Certificate of Procurement Integrity-Modification (NOV 1990)	FAR 52-203-9
9	Price or Fee Adjustment fro Illegal or Improper Activity (SEP 1990)	FAR 52-203-10
10	Printing (APR 1984)	DEAR 952-206-70
11	Protecting The Government’s Interest when Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (NOV 1992)	FAR 52-209-6	Government shall not mean Bechtel
12	Stop-Work Order-Alternate I (APR 1984)	FAR 52-212-13
13	Uniform Reporting System (MAY 1987)	DEAR 952-212-72	Deleted in its entirety
14	Examination of Records by Comptroller (APR 1984)	FAR 52-215-1
15	Audit-Negotiation (DEC 1989)	FAR 52-215-2	Delete the statement “who are employees of the Government” in ¶ (b) and (c) Government shall not mean Bechtel in ¶ (a)
16	Price Reduction for Defective Cost or Pricing Data (JAN 1991)	FAR 52-215-22	Applies if this Agreement is in excess of $100,000 and Cost or Pricing Data was initially required
17	Price Reduction for Defective Cost or Pricing Date-Modification (DEC 1991)	FAR 52-215-23	Applies if Cost or Pricing Data were not initially required
18	Subcontractor Cost or Pricing Data (DEC 1991)	FAR 52-215-24	Applies if FAR 52-215-22 applies
19	Subcontractor Cost or Pricing Data-Modifications (DEC 1991)	FAR 52-215-25	Applies if FAR 52-215-23 applies
20	Integrity of Unit Prices Basic and Alternate I (APR 1991)	FAR 52-215-26 And 26 Alternate I
21	Termination of Defined Benefit Pension Plans (SEP 1989)	FAR 52-215-27

22	Facilities Capital Cost of Money (SEP 1987)	FAR 52-215-30
23	Waiver of Facilities Capital Cost of Money (SEP 1987)	FAR 52-215-31
24	Order of Precedence (JAN 1986)	FAR 52-215-33	Deleted in its entirety
25	Allowable Cost and Payment (APR 1984)	DEAR 952-216-7 Alternate I and II	Deleted in its entirety
26	Fixed Fee (APR 1984)	FAR 52-216-8	Deleted in its entirety
27	Cost Contract-No Fee (APR 1984)	FAR 52-216-11	Deleted in its entirety
28	Acquisition of Real Property (APR 1984)	DEAR 952-217-70	Government shall not mean Bechtel
29	Utilization of Small Business Concerns and Small Disadvantaged Business Concerns (FEB 1990)	FAR 52-219-8	Applicable to Agreements over $10,000
30	Small Business and Small Disadvantaged Business Subcontracting Plan (JAN 1991)	FAR 52-219-9	Applies only if this Agreement exceeds $500,000. Subcontractor shall adopt a Subcontracting Plan in consonance with this clause\
31	Utilization of Women-Owned Small Businesses (AUG 1986)	FAR 52-216-13
32	Liquidated Damages-Small Business Subcontracting Plan (Aug 1989)	FAR 52-219-16
33	Utilization of Labor Surplus Area Concerns (APR 1984)	FAR 52-220-3
34	Notice to The Government of Labor Disputes (APR 1984)	FAR 52-222-1
35	Payment for Overtime Premiums (JUL 1990)	FAR 52-222-2	Government shall not mean Bechtel
36	Convict Labor (APR 1984)	FAR 52-222-3
37	Contract Work Hours and Safety Standards Act-Overtime Compensation (MAR 1986)	FAR 52-222-4
38	Notification of Employee Rights Concerning Payment of Union Dues or Fees (MAY 1992)	FAR 52-222-18
39	Equal Opportunity (APR 1984)	FAR 52-222-26	Delete ¶ (a) and (c)
40	Equal Opportunity Preaward Clearance of Subcontracts (APR 1984)	FAR 52-222-28	Applies only if this Agreement is $1 million or more
41	Affirmative Action for Special Disabled and Vietnam Era Veterans (APR 1984)	FAR 52-222-35
42	Affirmative Action for Handicapped Workers (APR 1984)	FAR 52-222-36	Applies only if this Agreement is in excess of $2,500
43	Employment Reports on Special Disabled Veterans and Veterans of the Vietnam Era (JAN 1988)	FAR 52-222-37	Applies only if this Agreement is $10,000 or more
44	Service Contract Act of 1965 As Amended (MAY 1989)	FAR 52-222-41
45	Statement of Equivalent Rates for Federal Hires (MAY 1989)	FAR 52-222-42
46	Clean Air and Water (APR 1984)	FAR 52-223-2	Applies if this Agreement is for $100,000 or more or if a facility to be used has been the subject of a conviction under the Clean Air Act or Federal Water Pollution Control Act
47	Drug-Free Workplace (JUL 1990)	FAR 52-223-6	Government shall mean “Bechtel and the Government” in ¶ (d)
48	Paperwork Reduction Act (APR 1984)	DEAR 952-224-70
49	Restrictions on Certain Foreign Purchases (MAY 1992)	FAR 52-225-11
50	Insurance Liability to Third Persons (APR 1981)	FAR 52-228-7	Deleted in its entirety
51	Interest (JAN 1991)	FAR 52-232-17
52	Limitation of Cost (APR 1984)	FAR 52-232-20
53	Limitation of Funds (APR 1984)	FAR 52-232-23
54	Assignment of Claims (JAN 1986)	FAR 52-232-33	Deleted in its entirety
55	Prompt Payment (APR 1989)	FAR 52-232-25	Deleted in its entirety
56	Electronic Funds Transfer Payment Methods (APR 1989)	FAR 52-232-28
57	Disputes Alternate I (APR 1984)	FAR 52-233-1	Deleted. See Clause I-52
58	Protest After Award (AUG 1989) Alternate I (JUN 1985)	FAR 52-233-3 and Alternate I
59	Key Personnel (APR 1984)	DEAR 952-235-70
60	Notice of Intent to Disallow Costs (APR 1984)	FAR 52-242-1
61	Changes (Cost Reimbursement) Alternates I & V (AUG 1987)	FAR 52-243-2 and Alternate I & V	Deleted in its entirety
62	Subcontracts (Cost-Reimbursement and Letter Contracts)	FAR 52-244-2	Government shall mean “Bechtel and the Government” in ¶ (k)
63	Competition in Subcontracting (APR 1984)	FAR 52-244-5
64	Government Property-Cost-Reimbursement. Time-	DEAR 952-245-5

and-Material or Labor-Hour Contracts (JAN 1986)
65	Government Property (Cost Reimbursement Time & Material or Labor Hour Contracts) Alternate I (JUL1985)	DEAR 952-245-5	Deleted in its entirety
66	Inspection of Services-Cost-Reimbursement (APR 1984)	FAR 52-246-5
67	Inspection of Research and Development (Cost Reimbursement) Basic and Alternate I (APR 1984)	FAR 52-246-8 and Alternate I	Deleted in its entirety
68	Limitation of Liability Services (APR 1984)	FAR 52-246-25	Deleted in its entirety
69	Preference for U.S. Flag Air Carriers (APR 1984)	FAR 52-247-63
70	Preference for Privately Owned U.S. Flag Commercial Vessels (APR 1984)	FAR 52-247-64
71	Foreign Travel (APR 1984)	DEAR 952-247-70
72	Termination for Convenience of the Government (Educational and other Non-Profit Institutions) (APR 1984)	FAR 52-249-5	Deleted in its entirety
73	Termination (Cost Reimbursement) (MAY 1986)	FAR 52-249-6	Deleted in its entirety
74	Excusable Delays (APR 1984)	FAR 52-249-14
75	Contractor Employee Travel Discounts (APR 1989)	DEAR 952-251-70
76	Clauses Incorporated by Reference (JUN 1988)	FAR 52-252-2
77	Authorization and Consent (JUN 1979)	DOE PR 9-9-102-1	Deleted in its entirety
78	Authorization and Consent (JUN 1979)	DOE PR 9-9-102-2	Government shall not mean Bechtel
79	Notice and Assistance Regarding Patent and Copyright Infringement (JUN 1979)	DOE PR 9-9-104	Government shall not mean Bechtel
80	Reporting of Royalties (JUN 1979)	DOE PR 9-9-110(c)
81	Rights in Data-General with Alternates I & V (JUN 1967)	FAR 52-227-14	Deleted in its entirety
82	Additional Data Requirements (JUN 1987)	FAR 52-227-16
83	Rights in Data Special Works (JUN 1987)	FAR 52-227-17	Deleted in its entirety
84	Rights to Proposal Data (Technical) (JUN 1987)	FAR 52-227-23
85	Patients Rights-Small Business Firms or Nonprofit Organizations (Other than M & Os) (APR 1987)	DEAR 952-227-71	Deleted in its entirety
86	Patient Rights-Long Form (APR 1984)	DEAR 927-300(a)	DOE, Government, and Contracting Officer shall not mean Bechtel 41 CFR 9-9-107-5(a) or 41 CFR 9-9-107-6, as appropriate, is incorporated by reference as requested by ¶ (j)(2)
87	Patient Rights-Short Form (APR 1984)	DEAR 927-300(a)	Deleted in its entirety

PART II – SECTION 1

CONTRACT CLAUSES

I-1                                  REPRINTED CONTRACT CLAUSES FOR COST-REIMBURSEMENT SERVICE CONTRACTS (DOE SET 304) (DEC 1991)

The contract clauses contained in DOE Set 304, Cost-Reimbursement Service contracts, dated Dec 1991 are located in this Section I and except for those indicated as deleted, are hereby incorporated into and made a part of this contract.

I-2                                  FAR 52.203-10 PRICE OR FEE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY (DEVIATION)(SEP 1990)

a.                                       The Government, at its election, may reduce the price of a fixed-price type contract or contract modification and the total cost and fee under a cost-type contract or contract modification by the amount of profit or fee determined as set forth in paragraph (b) of this clause if the head of the contracting activity or his or her designee determines that there was a violation of subsection 27(a) of the Office of Federal Procurement Policy Act, as amended (41 U.S.C. 423), as implemented in the FAR.  In the case of a contract modification, the fee subject to reduction is the fee specified in the particular contract modification at the time of execution, except as provided in subparagraph (b)(5) of this clause.

b.                                      The price or fee reduction referred to in paragraph (a) of this clause shall be —

1.                                       For cost-plus-fixed-fee contracts, the amount of the fee specified in the contract at the time of award;

2.                                       For cost-plus-incentive-fee contracts, the target fee specified in the contract at the time of award, notwithstanding any minimum fee or “fee floor” specified in the contract;

3.                                       For cost-plus-award-fee contracts —

i.                                          (Deviation) The basic fee established in the contract at the time of contract award; Section .I, Page 2

ii.                                       (Deviation) If no basic fee is specified in the contract, 30 percent of the amount of each award fee otherwise payable to the Contractor for each award fee evaluation period or at each award fee determination point.

4.                                       For fixed-price-incentive contracts, the Government may —

i.                                          Reduce the contract target price and contract target profit both by an amount equal to the initial target profit specified in the contract at the time of contract award; or

ii.                                       If an immediate adjustment to the contract target price and contract target profit would have a significant adverse impact on the incentive price revision relationship under the contract, or adversely affect the contract financing provisions, the Contracting Officer may defer such adjustment until establishment of the total final price of the contract.  The total final price established in accordance with the incentive price revision provisions of the contract shall be reduced by an amount equal to the initial target profit specified in the contract at the time of contract award and such reduced price shall be the total final contract price.

5.                                       For firm-fixed-price contracts or contract modifications, by 10 percent of the initial contract price; 10 percent of the contract modification price; or a profit amount determined by the Contracting Officer from records or documents in existence prior to the date of the contract award or modification.

c.                                       The Government may, at its election, reduce a prime Contractor’s price or fee in accordance with the procedures of paragraph (b) of this clause for violations by its subcontractors by an amount not to exceed the amount of profit or fee reflected in the subcontract at the time the subcontract was first definitively priced.

d.                                      In addition to the remedies in paragraphs (a) and (c) of this clause, the Government may terminate this contract for default.  The rights and remedies of the Government specified herein are not exclusive, and are in addition to any other rights and remedies provided by law or under this contract.

I-3                                  DEAR 952.204-2 SECURITY (OCT 1987)

a.                                       Responsibility.   It is the contractor’s duty to safeguard all classified information, special nuclear material, and other DOE property.  The contractor shall, in accordance with DOE security regulations and requirements, be responsible for safeguarding all classified information, and protecting against sabotage, espionage, loss and theft, the ‘classified documents and material in the contractor’s possession in connection with the performance of work under this contract.  Except as otherwise expressly provided in this contract, the contractor shall, upon completion or termination of this contract, transmit to DOE any classified matter in the possession of the contractor or any person under the Contractor’s control in connection with performance of this contract.  If retention by the Contractor of any classified matter is required after the completion or termination of the contract and such retention is approved by the Contracting Officer, the Contractor will complete a certificate of possession to be furnished to DOE specifying the classified matter to be retained.  The certification shall identify the items and types or categories of matter retained, the conditions governing the retention of the matter, and the period of retention, if known.  If the retention is approved by the Contracting Officer, the security provisions of the contract will continue to be applicable to the matter retained.  Special nuclear material will not be retained after the completion or termination of the contract.

b.                                      Regulations.  The Contractor agrees to conform to all security regulations and requirements of DOE.

c.                                       Definition of classified information.  The term “classified information” means Restricted Data, Formerly Restricted Data, or National Security Information.

d.                                      Definition of restricted data.  The term “Restricted Data” means all data concerning (1) design, manufacture, or utilization of atomic weapons; (2) the production of special nuclear material; or (3) the use of special nuclear material in the production of energy, but shall not include data declassified or removed from the Restricted Data category pursuant to Section 142 of the Atomic Energy Act of 1954, as amended.

e.                                       Definition of formerly restricted data.  The term “Formerly Restricted Data” means all data removed from the Restricted Data category under section 142 d. of the Atomic Energy Act of 1954, as amended.

f.                                         Definition of National Security Information.  The term “National Security Information” means any information or material, regardless of its physical form or characteristics, that is owned by, produced for or by, or is under the control of the United States Government, that has been determined pursuant to Executive Order 12356 or prior Orders to require protection against unauthorized disclosure, and which is so designated.

g.                                      Definition of Special Nuclear Material (SNM).  SNM means: (1) Plutonium, uranium enriched in the isotope 233 or in the isotope 235, and any other material which pursuant to the provisions of Section 51 of the Atomic Energy Act of 1954, as amended, has been determined to be special nuclear material, but does not include source material; or (2) any material artificially enriched by any of the foregoing, but does not include source material.

h.                                      Security clearance of personnel.  The Contractor shall not permit any individual to have access to any classified information, except in accordance with the Atomic Energy Act of 1954, as amended, Executive Order 12356, and the DOE’s regulations or requirements applicable to the particular level and category of classified information to which access is required.

i.                                          Criminal liability.  It is understood that disclosure of any classified information relating to the work or services ordered hereunder to any person not entitled to receive it, or failure to safeguard any classified information that may come to the contractor or any person under the Contractor’s control in connection with work under this contract, may subject the contractor, its agents, employees, or subcontractors to criminal liability under the laws of the United States.  (See the Atomic Energy Act of 1954, as amended, 42 U.S.C. 2011 et seq.; 18 U.S.C. 793 and 794; and Executive Order 12356).

j.                                          Subcontracts and purchase orders.  Except as otherwise authorized in writing by the Contracting Officer, the Contractor shall insert provisions similar to the foregoing in all subcontracts and purchase orders under this contract.

I-4                                  DEAR 952.204-70 CLASSIFICATION (APR 19841

In the performance of the work under this contract, the contractor shall ensure that an Authorized Original Classifier or Derivative Classifier shall assign classifications to all documents, material, and equipment originated or generated under the contract in accordance with classification regulations and guidance furnished to the contractor by the DOE.  Every subcontract and purchase order issued hereunder involving the origination or generation o classified documents, material, or equipment shall include a provision to the effect that in the performance of such subcontract or purchase order, the subcontractor or supplier shall ensure that an Authorized Original Classifier or Derivative Classifier shall assign classifications to all such documents, materials, and equipment in accordance with classification regulations and guidance furnished to such subcontractor or supplier by the contractor.

I-5                                  DEAR 952.204-74 FOREIGN OWNERSHIP, CONTROL, OR INFLUENCE OVER CONTRACTOR (APR 1984)

a.                                       For purposes of this clause, a foreign interest is defined as any of the following:

1.                                       A foreign government or foreign government agency;

2.                                       Any form of business enterprise organized under the laws of any country other than the United States or its possessions;

3.                                       Any form of business enterprise organized or incorporated under the laws of the U.S., or a State or other jurisdiction within the U.S., which is owned, controlled, or influenced by a foreign government, agency, firm, corporation or person; or

4.                                       Any person who is not a U.S. citizen.

b.                                      Foreign ownership, control, or influence (FOCI) means the situation where the degree of ownership, control, or influence over a contractor by a foreign interest is such that a reasonable basis exists for concluding that compromise of classified information, special nuclear material as defined in 10 CFR Part 710, may result.

c.                                       For purposes of this clause, subcontractor means any subcontractor at any tier and the term “Contracting Officer” shall mean DOE Contracting Officer.  When this clause is included in a subcontract, the term “Contractor” shall mean subcontractor and the term “contract” shall mean subcontract.

d.                                      The Contractor shall immediately provide the Contracting Officer written notice of any changes in the extent and nature of FOCI over the contractor which would affect the answers to the questions presented in DEAR 952.204-73.  Further, notice of changes in ownership or control which are required to be reported to the Securities and Exchange Commission, the Federal Trade Commission, or the Department of Justice shall also be furnished concurrently to the Contracting Officer.

e.                                       In those cases where a Contractor has changes involving FOCI, the DOE must determine whether the changes will pose an undue risk to the common defense and security.  In making this determination, the Contracting Officer shall consider proposals made by the Contractor to avoid or mitigate foreign influences.

f.                                         If the Contracting Officer at any time determines that the Contractor is, or is potentially, subject to FOCI, the Contractor shall comply with such instructions as the Contracting Officer shall provide in writing to safeguard any classified information or significant quantity of special nuclear material.

g.                                      The Contractor agrees to insert terms that conform substantially to the language of this clause including this paragraph (g) in all subcontracts under this contract that will require access to classified information or a significant quantity of special nuclear material.  Additionally, the Contractor shall require such subcontractors to submit a completed certification required in DEAR 952.204—73 prior to award of a subcontract.  Information to be provided by a subcontractor pursuant to this clause may be submitted directly to the Contracting Officer.

h.                                      Information submitted by the Contractor or any affected subcontractor as required pursuant to this clause shall be treated by DOE to the extent permitted by law, as business or financial information submitted in confidence to be used solely for purposes of evaluating FOCI.

i.                                          The requirements of this clause are in addition to the requirement that a Contractor obtain and retain the security clearances required by the contract.  This clause shall not operate as a limitation on DOE’s rights, including its rights to terminate this contract.

j.                                          The Contracting Officer may terminate this contract for default either if the Contractor fails to meet obligations imposed by this clause, e.g., provide the information required by this clause, comply with the Contracting Officer’s instructions about safeguarding classified information or make this clause applicable to subcontractors, or, if in the Contracting Officer’s judgment, the Contractor creates an FOCI situation in order to avoid performance or a termination for default.  The Contracting Officer may terminate this contract for convenience if the Contractor becomes subject to FOCI and for reasons other than avoidance of performance of the contract, cannot, or chooses not to, avoid or mitigate the FOCI problem.

I-6                                  FAR 52.208—1 REQUIRED SOURCES FOR JEWEL BEARINGS AND RELATED ITEMS (APR 1984)

a.                                       This clause applies only if supplies furnished under this contract contain jewel bearings or related items.

b.                                      “Jewel bearing,” as used in this clause, means a piece of synthetic corundum (sapphire or ruby) of any shape, except a phonograph needle, that has one or more polished surfaces to provide supporting surfaces or low-friction contact areas for revolving, oscillating, or sliding parts in an instrument, mechanism, subassembly, or part.  A jewel bearing may be unmounted or may be mounted into a ring or bushing.  Examples are watch holes-olive, watch hole-straight, pallet stones, roller jewels (jewel pins), endstones (caps), vee (cone) jewels, instrument rings, cups, and double cups.

“Plant,” as used in this clause, means the Government- owned, Contractor-operated William Langer Plant, Rolla, North Dakota 58367 (Phone: 701-477-3193).

“Price list,” as used in this clause, means the U.S. Government Jewel Bearing Price List, published periodically by the General Services Administration for jewel bearings produced by the Plant.

“Related item,” as used in this clause, means a piece of synthetic corundum (sapphire or ruby), other than a jewel bearing, that (1) is made from material produced by the Verneuil flame fusion process, (2) has a geometric shape up to a maximum of 1 inch in any dimension, (3) requires extremely close tolerances and highly polished surfaces identical to those involved in manufacturing jewel bearings, and (4) is either mounted in a retaining or supporting structure or unmounted.  Examples are window, nozzle, guide, knife edge, knife edge plate, insulator domed pin, slotted insulator, sphere, ring gauge, spacer, disc, valve seat, rod, vee groove, D-shaped insulator, and notched plate.

c.                                       All jewel bearings and related items required for the supplies to be furnished under this contract (or an equal quantity of the same type, site, and tolerances) shall be acquired from the following sources: jewel bearings from the Plant, unless the Plant declines or rejects the order; and related items from domestic manufacturers, including the Plant, if the items can be obtained from those sources.  Sources other than the foregoing may be used if the foregoing sources decline or reject the order.

1.                                       Orders may be placed with the Plant for individual contracts, for a combination of contracts, or for stock.  If the order is for an individual contract, the prime contract number shall be placed on it.

2.                                       Orders, and any supplements to orders, for items listed in the price list shall refer to the most recent price list and its date.

3.                                       Requests for quotations for items not listed in the price list should be accompanied by drawings and forwarded to the Plant as soon as possible to ensure prompt quotation or rejection of the order.

d.                                      At its option, the Plant may decline or reject all or part of a Contractor’s or subcontractor’s order.  If the order is declined or rejected, the Contractor shall notify the contract administration office cognizant of this contract promptly in writing, enclosing a copy of the rejection notice.  Unless the declination or rejection has been caused by current excessive and overdue Contractor indebtedness to the Plant as determined by the Plant, the contracting officer shall evaluate the impact and make an equitable adjustment in the contract price, in the delivery schedule, or in both, if one is warranted.  This procedure shall also apply to orders for related items rejected by any other domestic manufacturer.

e.                                       The Contractor agrees to insert this clause, including this paragraph (e), and the prime contract number in every subcontract unless the Contractor has positive knowledge that the subassembly, component, or part being purchased does not contain jewel bearings or related items.

I-7                                  DEAR 952.209—72 ORGANIZATIONAL CONFLICTS OF INTEREST—SPECIAL CLAUSE (NOV 1987)

a.                                       Purpose.  The primary purpose of this clause is to aid in ensuring that the Contractor (1) is not biased because of its past, present, or currently planned interests (financial, contractual, organizational, or otherwise) which relate to the work under this contract, and (2) does not obtain any unfair competitive advantage over other parties by virtue of its performance of this contract.

b.                                      Scope.  The restrictions described herein shall apply to performance or participation by the Contractor and any of its affiliates or their successors in interest (hereinafter collectively referred to as “Contractor”) in the activities covered by this clause as a prime Contractor, subcontractor, cosponsor, joint venturer, consultant, or in any similar capacity.

1.                                       Technical consulting and management support services.

i.                                          The Contractor shall be ineligible to participate in any capacity in Department contracts, subcontracts, or proposals therefor (solicited or unsolicited) which stem directly from the Contractor’s performance of work under this contract.  Furthermore, unless so directed in writing by the Contracting Officer, the Contractor shall not perform any technical consulting or management support services work under this contract on any of its products or services or the products or services of another firm if the Contractor is or has been substantially involved in their development or marketing.  Nothing in this subparagraph shall preclude the Contractor from competing for follow-on contracts for technical consulting and management support services.

ii.                                       If the Contractor under this contract prepares a complete or essentially complete statement of work or specifications to be used in competitive procurements, the Contractor shall be ineligible to perform or participate in any capacity in any contractual effort which is based on such statement of work or specifications.  The Contractor shall not incorporate its products or services in such statement of work or specifications unless so directed in writing by the Contracting Officer, in which case the restriction in this subparagraph shall not apply.

iii.                                    Nothing in this paragraph shall preclude the Contractor from offering or selling its standard commercial items to the Government.

2.                                       Access to and use of information.

i.                                          If the Contractor, in the performance of this contract, obtains access to information, such as Department plans, policies, reports, studies, financial plans, internal data protected by the Privacy Act of 1974 (Pub. L. 93-579), or data which has not been released or otherwise made available to the public, the Contractor agrees that without prior written approval of the contracting officer it shall not: (a) use such information for any private purpose unless the information has been released or otherwise made available to the public; (b) compete for work for the Department based on such information for a period of six (6) months after either the completion of this contract or until such information is released or otherwise made available to the public, whichever is first; (c) submit an unsolicited proposal to the Government which is based on such information until one year after such information is released or otherwise made available to the public; and (d) release such information unless such information has previously been released or otherwise made available to the public by the Department.

ii.                                       In addition, the Contractor agrees that to the extent it receives or is given access to proprietary data, data protected by the Privacy Act of 1974 (Pub. L. 93-579), or other confidential or privileged technical, business, or financial information under this contract, it shall treat such information in accordance with any restrictions imposed on such information.

iii.                                    The Contractor shall have, subject to patent, data, and security clauses of this contract, the right to use technical data it first produces under this contract for its private purpose consistent with the Rights in Data provisions of this contract.

c.                                       Disclosure after award.

1.                                       The Contractor agrees that if after award it discovers an organizational conflict of interest with respect to this contract, an immediate and full disclosure shall be made in writing to the contracting officer which shall include a description of the action which the Contractor has taken or proposes to take to avoid or mitigate such conflicts.  The Department may, however, terminate the contract for convenience if it deems such termination to be in the best interests of the Government.

2.                                       In the event that the Contractor was aware of an organizational conflict of interest prior to the award of this contract and did not disclose the conflict to the Contracting Officer, the Department may terminate the contract for default.

d.                                      Subcontracts.

1.                                       The Contractor shall include this Clause, including this paragraph, in subcontracts of any tier which involve performance or work of the type specified in (b)(1)above or access to information of the type covered in (b)(2) above.  The terms “contract”, “Contractor” and “Contracting Officer” shall be appropriately modified to preserve the Government’s rights.

2.                                       If a subcontract is to be issued for evaluation services or activities, technical consulting or management support services work as defined at DEAR 909.570, the Contractor shall obtain for the Department a disclosure statement or representation, in accordance with DOE regulations in effect at the time, from each intended subcontractor or consultant.  The Contractor shall not enter into any subcontract nor engage any consultant unless the Contracting Officer shall have first notified the Contractor that there is little or no likelihood that an organizational conflict of interest exists or that despite the existence of a conflict of interest the award is in the best interest of the Government.

e.                                       Remedies.  For breach of any of the above restrictions or for nondisclosure or misrepresentation of any relevant facts required to be disclosed concerning this contract, the Government may terminate the contract for default, disqualify the Contractor for subsequent related contractual efforts and pursue such other remedies as may be permitted by law or this contract.

f.                                         Waiver.  Requests for waiver under this clause shall be directed in writing to the Contracting Officer and shall include a full description of the requested waiver and the reasons in support thereof.  If it is determined to be in the best interests of the Government, the Contracting Officer shall grant such a waiver in writing.

g.                                      Modifications. Prior to a contract modification when the statement of work is modified to add new work, the period of performance is significantly increased, or the parties to the contract are changed, the Department will request and the

Contractor is required to submit either an organizational conflict of interest disclosure or representation or an update of the previously submitted disclosure or representation.

I-8                                  DEAR 952-212.73 COST AND SCHEDULE CONTROL SYSTEMS (SEP 1991)

a.                                       In the performance of this contract, the Contractor shall establish, maintain, and use cost and schedule control systems (management control systems) meeting the criteria set forth in the contract and as described in detail in “Cost and Schedule Control Systems Criteria for Contract Performance Measurement-Implementation Guide,” annexed hereto and hereinafter referred to as the “Guide.” Prior to acceptance by the contracting officer and within TBD calendar days after contract award, the Contractor shall be prepared to demonstrate systems operation to the Government to verify that the proposed systems meet the designated criteria. As a part of the review procedures, the Contractor shall furnish the Government a description of the cost and schedule control systems applicable to this contract in such form and detail as indicated by the Guide, or as required by the contracting officer. The Contractor agrees to provide access to all pertinent records, data, and plans as requested by representatives of the Government for the conduct of systems review.

b.                                      The description of the management control systems accepted by the contracting officer, identified by title and date, shall be referenced in the contract. Such systems shall be maintained and used by the Contractor in the performance of this contract.

c.                                       Contractor changes to the reviewed systems shall be submitted for review and approval as required by the Contracting Officer. When contracting officer approval is required, the contracting officer shall advise the Contractor of the acceptability of such changes within sixty (60) days after receipt from the Contractor. When systems existing at the time of contract award do not comply with the designated criteria, adjustments necessary to assure compliance will be made at no change in contract price or fee.

d.                                      The Contractor agrees to provide access to all pertinent records and data requested by the contracting officer, or duly authorized representative, for the purpose of permitting Government surveillance to insure continuing application of the accepted systems to this contract. Deviations from the systems description identified during contract performance shall be corrected as directed by the contracting officer.

e.                                       The Contractor shall require that each selected subcontractor, as mutually agreed to between the Government and the Contractor and as set forth in the schedule of this contract, meet the criteria for cost and schedule control systems as set forth in subcontract and shall incorporate in all such subcontracts adequate provisions for review and surveillance of subcontractor’s systems to be carried out by the prime

Contractor, or by the Government when requested by either the prime or subcontractor.

I-9                                  ORDER OF PRECEDENCE

Any inconsistency in this solicitation or contract shall be resolved by giving precedence in the following order: (a) the Statement of Work; (b) the schedule; (c) contract clauses and; (d) other documents, exhibits, and attachments. In the event of an inconsistency between or among contract clauses directly dealing with cost allowability issues specific provisions of this contract will take precedence over 31 applicable to the Contract.

I-10                            FAR 52.215-39 REVERSION OR ADJUSTMENT OF PLANS FOR POST-RETIREMENT BENEFITS OTHER THAN PENSIONS (PRB) (JUL 1991)

The Contractor shall promptly notify the Contracting Officer in writing when it determines that it will terminate or reduce a PRB plan. If the PRB fund assets revert, or inure, to the Contractor or are constructively received by it under a plan termination or otherwise, the Contractor shall make a refund or give a credit to the Government for its equitable share as required by FAR 31.205-6(o)(5). The Contractor shall include the substance of this clause in all subcontracts under this contract which meet the applicability requirements of FAR 15.804-8(f). The resulting adjustment to prior years’ PRB costs will be determined and applied in accordance with FAR 31.205-6(c).

I-11                            DEAR 952.216-7 ALLOWABLE COST AND PAYMENT (DEVIATION)(APR 1984) AND ALTERNATES I AND II

a.                                       Invoicing. (Deviation) The Government shall make payments to the Contractor within thirty days of receipt of the invoice/voucher, in amounts determined to be allowable by the Contracting Officer in accordance with the clause entitled “Insurance” and Subpart 31 of the Federal Acquisition Regulation (FAR) as supplemented by Subpart 931 of the Department of Energy Acquisition Regulation (DEAR), in effect on the date of this contract and the terms of this contract. The Contractor may submit to an authorized representative of the Contracting Officer, in such form and reasonable detail as the representative may require, an invoice or voucher supported by a statement of the claimed allowable cost for performing this contract.

b.                                      Reimbursing costs.   (Deviation)

1.                                       For the purpose of reimbursing allowable costs (except as provided in subparagraph (2) below, with respect to pension, deferred profit sharing, and employee stock ownership plan contributions), the term “costs” includes only —

i.                                          Those recorded costs that, at the time of the request for reimbursement, the Contractor has paid by cash, check, or other form of actual payment for items or services purchased directly for the contract;

ii.                                       When the Contractor is not delinquent in paying costs of contract performance in the ordinary course of business, costs incurred, but not necessarily paid, for—

A.                                   Materials issued from the Contractor’s inventory and placed in the production process for use on the contract;

B.                                     Direct labor;

C.                                     Direct travel;

D.                                    Other direct in-house costs; and

E.                                      Properly allocable and allowable indirect costs, as shown in the records maintained by the Contractor for purposes of obtaining reimbursement under Government contracts; and

iii. The amount of progress payments that have been paid to the Contractor’s subcontractors under similar cost standards.

iv.                                   (Deviation) Environmental Costs.

A.                                   Environmental costs are those costs incurred by the Contractor for the primary purpose of preventing pollution; properly handling, transporting, treating, storing, or disposing of wastes or other materials generated by operations or activities under the Contract; complying with federal, state, or local environmental laws and regulations; and correcting past environmental damage caused by the activity or inactivity of this Contractor under this contract.

B.                                     Environmental costs that are determined reasonable and allocable under Subpart 31.2 of the FAR and that are generated by current operations or activities under this contract, except those resulting from violation of law or regulation, are allowable.

C.                                     Environmental costs incurred under this contract by the Contractor to remedy damage caused by the Contractor’s past activities or inactivity, or for which it has been administratively or judicially determined to be liable (including where a settlement or consent decree has been issued) are presumed to be unallowable if DOE was not responsible for such damage. For such costs to be considered allowable, they must be determined reasonable and allocable in accordance with FAR 31 and the Contractor must demonstrate to the Contracting Officer that it:

1.                                       Was performing the contract at the time the conditions requiring clean-up were created and performance of this contract contributed to the creation of the conditions requiring clean-up;

2.                                       Was conducting its activities or operations prudently at the time the conditions requiring clean-up were created, in accordance with then-accepted standard industry practices for environmental hazard prevention, and in compliance with all then-existing environmental laws, permits, compliance agreements and regulations;

3.                                       Acted promptly and reasonably to prevent and minimize the damage and costs associated with remedying the damage; and

4.                                       Demonstrates that it has exhausted or is diligently pursuing all available legal and contributory (e.g., insurance or indemnification) sources to defray the clean-up costs. If the Contractor subsequently obtains funds as a result of legal action or other contributory source, it shall refund or credit the Government in accordance with FAR 31.201-5.

2.                                       Contractor contributions to any pension, profit-sharing, or employee stock ownership plan funds that are paid quarterly or more often may be included in indirect costs for payment purposes; provided, that the Contractor pays the contribution to the fund within 30 days after the close of the period covered. Payments made 30 days or more after the close of a period shall not be included until the Contractor actually makes the payment. Accrued costs for such contributions that are paid less often than quarterly shall be excluded from indirect costs for payment purposes until the Contractor actually makes the payment.

3.                                       Notwithstanding the audit and adjustment of invoices or vouchers under paragraph (g) below; allowable indirect costs under this contract shall be obtained by applying indirect cost rates established in accordance with paragraph (d) below.

4.                                       Any statements in specifications or other documents incorporated in this contract by reference designating performance of services or furnishing of materials at the Contractor’s expense or at no cost to the Government shall be disregarded for purposes of cost-reimbursement under this clause.

c.                                       Small business concerns. A small business concern may be paid more often than every 2 weeks and may invoice and be paid for recorded costs for items or services purchased directly for the contract, even though the concern has not yet paid for those items or services.

d.                                      Final indirect cost rates.

1.                                       Final annual indirect cost rates and the appropriate bases shall be established in accordance with Subpart 42.7 of the Federal Acquisition Regulation (FAR) in effect for the period covered by the indirect cost rate proposal.

2.                                       The Contractor shall, within 90 days after the expiration of each of its fiscal years, or by a later date approved by the Contracting Officer, submit to the cognizant Contracting Officer responsible for negotiating its final indirect cost rates and, if required by agency procedures, to the cognizant audit activity proposed final indirect cost rates for that period and supporting cost data specifying the contract and/or subcontract to which the rates apply. The proposed rates shall be based on the contractor’s actual cost experience for that period. The appropriate Government representative and Contractor shall establish the final indirect cost rates as promptly as practical after receipt of the Contractor’s proposal.

3.                                       The Contractor and the appropriate Government representative shall execute a written understanding setting forth the final indirect cost rates. The understanding shall specify (1) the agree-upon final annual indirect cost rates, (ii) the basis to which the rates apply, (iii) the periods for which the rates apply, (iv) any specific indirect cost items treated as direct costs in the settlement, and (v) the affected contract and/or subcontract, identifying any with advance agreements or special terms and the applicable rates. The understanding shall not change any monetary ceiling, contract obligation, or specific cost allowance or disallowance provided for in this contract. The understanding is incorporated into this contract upon execution.

4.                                       Failure by the parties to agree on a final annual indirect cost rate shall be a dispute within the meaning of the Disputes clause.

e.                                       Billing rates. Until final annual indirect cost rates are established for any period, the Government shall reimburse the Contractor at billing rates established by the Contracting Officer or by an authorized representative (the cognizant auditor), subject to adjustment when the final rates are established. These billing rates—

1.                                       Shall be the anticipated final rates; and

2.                                       May be prospectively or retroactively revised by mutual agreement, at either party’s request, to prevent substantial overpayment or underpayment.

f.                                         Quick-closeout procedures. When the Contractor and Contracting Officer agree, the quick-closeout procedures of Subpart 42.7 of the FAR may be used.

g.                                      Audit. At any time or times before final payment, the Contracting Officer may have the Contractor’s invoices or vouchers and statements of cost audited. Any payment may be (1) reduced by amounts found by the Contracting Officer not to constitute allowable costs or (2) adjusted for prior overpayment or underpayments.

h.                                      Final payment.

1.                                             The Contractor shall submit a completion invoice or voucher, designated as such, promptly upon completion of the work, but no later than one year (or longer, as the Contracting Officer may approve in writing) from the completion date. Upon approval of that invoice or voucher, and upon the Contractor’s compliance with all terms of this contract, the Government shall promptly pay any balance of allowable costs and that part of the fee (if any) not previously paid.

2.                                             The Contractor shall pay to the Government any refunds, rebates, credits, or other amounts (including interest, if any) accruing to or received by the Contractor or any assignee under this contract, to the extent that those amounts are properly allocable to costs for which the contractor has been reimbursed by the Government. Reasonable expenses incurred by the Contractor for securing refunds, rebates, credits, or other amounts shall be allowable costs if approved by the Contracting Officer. Before final payment under this contract, the Contractor and each assignee whose assignment is in effect at the time of final payment shall execute and deliver —

i.                                          An assignment to the Government, in form and substance satisfactory to the Contracting Officer, of refunds, rebates, credits, or other amounts (including interest, if any) properly allocable to costs for which the Contractor has been reimbursed by the Government under this contract; and

ii.                                       A release discharging the Government, its officers, agents, and employees from all liabilities, obligations, and claims arising out of or under this contract, except—

A.                                   Specified claims stated in exact amounts, or in estimated amounts when the exact amounts are not known;

B.                                     Claims, together with reasonable expenses incidental thereto, based upon liabilities of the Contractor to third parties arising out of the performance of this contract; provided that such claims are not known to the Contractor on the date of the execution of the release; and provided further that the Contractor gives notice of such claims in writing to the contracting officer promptly, but not more than one (1) year after the Contractor’s right of action first accrues; and provided that the costs associated with such claims are not unallowable under the clause entitled “Special Provision Financial Accountability.” In addition, the Contractor should provide prompt notice to the contracting officer of all potential claims under this clause, whether in litigation or not (see also the contract clause entitled “Special Provision on Financial Accountability.”

C.                                     Claims for reimbursement of costs, including reasonable incidental expenses, incurred by the Contractor under the patent clauses of this contract, excluding, however, any expenses arising from the Contractor’s indemnification of the Government against patent liability.

I-12                            FAR 52.217—9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 1989)

a.                                       The Government may extend the term of this contract by written notice to the Contractor within the period of performance stated within this contract; provided, that the Government shall give the Contractor a. preliminary written notice of its intent to extend at least 60 days before the contract expires. The preliminary notice does not commit the Government to an extension.

b.                                      If the Government exercises this option, the extended contract shall be considered to include this option provision.

c.                                       The total duration of this contract, including the exercise of any options under this clause, shall not exceed eight years.

I-13                            DEAR 952.217—70 ACQUISITION OF REAL PROPERTY (APR 1984)

a.                                       Notwithstanding any other provision of the contract, the prior approval of the contracting officer shall be obtained when, in performance of this contract, the contractor acquires or proposes to acquire use of real property by:

1.                                       Purchase, on the Government’s behalf or in the contractor’s own name, with title eventually vesting in the Government.

2.                                       Lease, and the Government assumes liability for, or will otherwise pay for the obligation under the lease as a reimbursable contract cost.

3.                                       Acquisition of temporary interest through easement, license or permit, and the Government funds the entire cost of the temporary interest.

b.                                      Justification of and execution of any real property acquisitions shall be in accordance and compliance with directions provided by the Contracting Officer.

c.                                       The substance of this clause, including this paragraph (c), shall be included in any subcontract occasioned by this contract under which property described in paragraph (a) of this clause shall be acquired.

I-14                            FAR 52.220-4 LABOR SURPLUS AREA SUBCONTRACTING PROGRAM (APR 19841

a.                                       See the Utilization of Labor Surplus Area Concerns clause of this contract for applicable definitions.

b.                                      The Contractor agrees to establish and conduct a program to encourage labor surplus area (LSA) concerns to compete for subcontracts within their capabilities when the subcontracts are consistent with the efficient performance of the contract at prices no higher than obtainable elsewhere. The Contractor shall-

1.                                       Designate a liaison officer who will (i) maintain liaison with authorized representatives of the Government on LSA matters, (ii) supervise compliance with the Utilization of Labor Surplus Area Concerns clause, and (iii) administer the Contractor’s labor surplus area subcontracting program;

2.                                       Provide adequate and timely consideration of the potentialities of LSA concerns in all make-or-buy decisions;

3.                                       Ensure that LSA concerns have an equitable opportunity to compete for subcontracts, particularly by arranging solicitations, time for the preparation of offers, quantities, specifications, and delivery schedules so as to facilitate the participation of LSA concerns;

4.                                       Include the Utilization of Labor Surplus Area Concerns clause in subcontracts that offer substantial LSA subcontracting opportunities; and

5.                                       Maintain records showing (i) the procedures adopted and (ii) the Contractor’s performance, to comply with this clause. The records will be kept available for review by the Government until the expiration of 1 year after the award of this contract, or for such longer period as may be required by any other clause of this contract or by applicable law or regulations.

c.                                       The Contractor further agrees to insert in any related subcontract that may exceed $500,000 and that contains the Utilization of Labor Surplus Area Concerns clause, terms that conform substantially to the language of this clause, including this paragraph (c), and to notify the contracting officer of the names of subcontractors.

I-15                            ENVIRONMENT, SAFETY AND HEALTH (GOVERNMENT-OWNED OR LEASED)

a.                                       The Contractor shall ensure that performance of the work under this contract is conducted: (1) in a manner that is protective of the environment and the health and safety of employees and the public, and (2) in compliance with all applicable environmental, safety and health requirements (including applicable permitting and reporting requirements) including federal, state, and local laws and regulations and DOE requirements. If the Contractor fails to comply with such regulations or requirements, the Contracting Officer may, without prejudice to any other legal or contractual rights of DOE, issue an order stopping all or any part of the work; thereafter, a start order for resumption of the work may be issued at the discretion of the Contracting Officer. The Contractor shall make no claim for an extension of time or for compensation or damages by reason of, or in connection with, such work stoppage, except as may be provided for elsewhere. The Contracting Officer or the COR shall notify the Contractor, in writing, of any noncompliance (found by the Contracting Officer or designated representatives) with the provisions of the clause and the corrective action to be taken. After receipt of such notice, the Contractor shall immediately take corrective action and notify the Contracting Officer or COR as appropriate in writing of the action’s completion.

b.                                      The Contractor shall submit, within 30 days after the date of award of this contract, an environmental, safety and health program management and implementation plan to the Contracting Officer for review and approval. The plan shall describe the management systems to be employed to ensure that environmental, safety and health requirements are appropriately considered in all phases of contract activities. The plan shall also include provisions for an internal environmental, safety and health performance evaluation and corrective action system to provide management with a continuing assessment of the adequacy and implementation of the environmental, safety and health programs and assurance that deficiencies are corrected: The results of such evaluations shall be made available to DOE.

c.                                       The Contractor shall include in all of its subcontracts, involving performance of work at the site, the provisions requiring subcontractors to comply with the Contractor’s environmental, safety and health requirements. However, such provisions in the subcontracts shall not relieve the Contractor of its obligations to assure compliance with the provisions of this clause for all aspects of the work.

d.                                      The Contractor shall submit for approval to the DOE, through the Contracting Officer, its policies, procedures, and provisions for including appropriate environment, safety and health requirements, including reporting requirements, in subcontracts, with respect to work to be performed on-site at a DOE-owned or -leased facility.  These safety and health requirements shall be in accordance with applicable DOE regulations, directives, and other DOE requirements. The subcontract provisions shall provide that no claim shall be made for adjustment in the subcontract amount or the performance schedule, or for damages, by reason of a stop work order issued for failure to comply with safety and health regulations or requirements of DOE. The approved subcontract provisions shall be included in subcontracts as appropriate.

e.                                       This contract and subcontracts issued hereunder shall be subject to the provisions of the DOE Contractor Employee Protection Program set forth in 10 CFR Part 708.

I-16                            ENVIRONMENTAL PROTECTION

In addition to complying with the requirements set forth in the “Environment, Safety and Health” and “Clean Air and Water” clauses, in the performance of this contract the Contractor—

a.                                       shall comply, as applicable, with the following:

1.                                       The Atomic Energy Act of 1954, as amended (42 U.S.C. 2011, et seq.);

2.                                       The Department of Energy Organizational Act (42 U.S.C. 7101, et seq.);

3.                                       The Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. 6901, et seq.);

4.                                       The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. 9601, et seq.);

5.                                       The Safe Drinking Water Act, as amended (42 U.S.C. 300, et seq.);

6.                                       The Toxic Substances Act, as amended (15 U.S.C. 2601, seq.);

7.                                       The Federal Insecticide, Fungicide and Rodenticide Act, as amended (7 U.S.C. 136, et seq.);

8.                                       The Marine Protection, Research, and Sanctuaries Act of 1972, as amended (33 U.S.C. 1401, et seq.);

9.                                       The Coastal Zone Management Act of 1972, as amended (16 U.S.C. 1451, et seq.);

10.                                 The Coastal Barrier Resource Act of 1982 (16 U.S.C. 3501, et seq.);

11.                                 The Nuclear Waste Policy Act of 1982, as amended (42 U.S.C. 10101, et seq.);

12.                                 The Low-Level Radioactive Waste Policy Act, as amended (42 U.S.C. 2021, et seq.);

13.                                 The Uranium Mill Tailings Radiation Control Act of 1979, as amended (42 U.S.C. 7901, et seq.);

14.                                 Title 40 of the Code of Federal Regulations, part 61, subpart H (National Emission Standard for Radionuclide Emissions from Department of Energy Facilities), chapter I, subchapter F (Radiation Protection Programs), and parts 247 through 253 (Solid Wastes, Guidelines for procurement of certain products that contain recycled/recovered materials);

15.                                 Code of Federal Regulations, title 10 (Energy), parts involving environmental protection and related requirements for contractors;

16.                                 DOE directives (i.e., Orders and Notices) numbered in the series between 5000.2 and 5000.4 (Unusual Occurrence Reporting), in the series between 5400 and 5500 (Environmental Quality and Impact), and between 5820.1 and 5820.3 (Radioactive Waste Management), and involving requirements for contractors; and

17.                                 Other, Federal and non-Federal, environmental protection laws, codes, ordinances, regulations, and requirements in directives, as identified in writing by the contracting officer. Failure to list a law above, or to identify a requirements having the force and effect of law, shall not be construed as waiving a requirement for the contractor to comply with such law or requirement.

b.                                      Shall assist the Department of Energy in complying, as applicable, with the following:

1.                                       The National Environmental Policy Act of 1969, as amended (42 U.S.C. 4321, et seq.);

2.                                       The Endangered Species Act of 1973, as amended (16 U.S.C. 1531, et seq.);

3.                                       The Fish and Wildlife Coordination Act, as amended (16 U.S.C. 661, et seq.);

4.                                       The Noise Control Act of 1972, as amended (42 U.S.C. 4901, et seq.);

5.                                       The National Historic Preservation Act of 1968, as amended (16 U.S.C. 470, et seq.);

6.                                       The Wild and Scenic Rivers Act, as amended (16 U.S.C. 1273, et seq.);

7.                                       Farmland Protection Policy Act of 1981 (7 U.S.C. 4201, et seq.);

8.                                       Executive Order 11988, of May 24, 1977, Protection of Wetlands;

9.                                       Executive Order 11990, of May 24, 1977, Protection of Wetlands;

10.                                 Executive Order 12088 of October 13, 1978, Federal Compliance with Pollution Control Standards;

11.                                 Executive Order 12580 of January 23, 1987, Superfund Implementation;

12.                                 Office of Management and Budget (OMB) Circular No. A-106 of December 31, 1974, Reporting Requirements in Connection with the Prevention, Control, and Abatement of Environmental Pollution of Existing Federal Facilities; and

13.                                 Other, Federal and non-Federal, environmental protection laws, codes, ordinances, regulations, and directives, as identified in writing by the contracting officer.

c.                                       shall with regard to the environmental protection laws, codes, ordinances, regulations, and directives described in the clauses entitled, “Environment, Safety and Health” and “Clean) Air and Water,” or included in or covered by paragraphs (a) and (b) of this section:

1.                                       Research these laws, codes, ordinances, regulations and directives on an ongoing basis and, for changes therein, adjust contract performance, as necessary, to assure continuing compliance;

2.                                       Identify, and inform the contracting officer in writing, of any inconsistencies among these laws, codes, ordinances, regulations, and directives which would affect or preclude the contractor’s ability to perform; and

3.                                       Include consideration of these laws, codes, ordinances, regulations, and directives in all planning activities performed under this contract; and

4.                                       shall set forth appropriate environmental protection requirements in subcontracts with respect to work to be performed on-site at a DOE-owned or -leased facility.

I-17                            PERMITS AND LICENSES

a.                                       Except as notified in writing by the contracting officer, the Contractor shall obtain any necessary permits and licenses required by laws, codes, ordinances, and regulations of the United States, a state or territory, and a municipality or other political subdivision, and which are applicable to the performance of work under this contract. This includes, but is not necessarily limited to, identifying if such permits and licenses are required, compiling the information and data required for applications to obtain permits and licenses, filing any application required to obtain permits and licenses, and providing any additional information or data required.

b.                                      When notified by the contracting officer that the DOE will obtain certain permits or licenses, the Contractor shall provide all reasonable assistance requested, including providing information or data, that is required for obtaining such permits or licenses.

c.                                       The Contractor shall comply with all laws, codes, ordinances, and regulations of the United States, a state or territory, and a municipality or other political subdivision, and that are applicable to the performance of work under this contract.

I-18                            DEAR 952.223-75 PRESERVATION OF INDIVIDUAL OCCUPATIONAL RADIATION EXPOSURE RECORDS (APR 1984)

Individual occupational radiation exposure records generated in the performance of work under this contract shall be subject to inspection by DOE and shall be preserved by the Contractor until disposal is authorized by DOE or at the option of the Contractor delivered to DOE upon completion or termination of the contract. If the Contractor exercises the foregoing option, title to such records shall vest in DOE upon delivery.

I-19                            FAR 52.224-2 PRIVACY ACT (DEVIATION)(APR 1984)

a.                                       The Contractor agrees to-

1.                                       Comply with the Privacy Act of 1974 (the Act) and the agency rules and regulations issued under the Act in the design, development, or operation of any system of records on individuals to accomplish an agency function when the contract specifically identifies-

i.                                          The systems of records; and

ii.                                       The design, development, or operation work that the Contractor is to perform;

2.                                       Include the Privacy Act notification contained in this contract in every solicitation and resulting subcontract and in every subcontract awarded without a solicitation, when the work statement in the proposed subcontract requires the design, development, or operation of a system of records on individuals that is subject to the Act; and

3.                                       Include this clause, including this-subparagraph 3, in all-subcontracts awarded under this contract which requires the design, development, or operation of such a system of records.

b.                                      In the event of violations of the Act, a civil action may be brought against the agency involved when the violation concerns the design, development, or operation of a system of records on individuals to accomplish an agency function, and criminal penalties may be imposed upon the officers or employees of the agency when the violation concerns the operation of a system of records on individuals to accomplish an agency function. For purposes of the Act, when the contract is for the operation of a system of records on individuals to accomplish an agency function, the Contractor and any employee of the Contractor is considered to be an employee of the agency.

c.                                       1.                                       “Operation of a system of records,” as used in this clause, means performance of any of the activities associated with maintaining the system of records, including the collection, use, and dissemination of records.

2.                                       “Record,” as used in this clause, means any item, collection, or grouping of information about an individual that is maintained by an agency, including, but not limited to, education, financial transactions, medical history, and criminal or employment history and that contains the person’s name, or the identifying number, symbol, or other identifying particular assigned to the individual, such as a fingerprint or voiceprint or a photograph.

3.                                       “System of records on individuals,” as used in this clause means a group of any records under the control of any agency from which information is retrieved by the name of the individual or by some identifying ‘number, symbol, or other identifying particular assigned to the individual.

d.                                      (Deviation) The Contractor shall include appropriate provisions in subcontracts to implement this requirement.

I-20                            FAR 52.225-3 BUY AMERICAN ACT—SUPPLIES (JAN 1989)

a.                                       The Buy American Act (41 U.S.C. 10) provides that the Government give preference to domestic end products.

“Components,” as used in this clause, means those articles, materials, and supplies incorporated directly into the end products.

“Domestic end product,” as used in this clause, means (1) an unmanufactured end product mined or produced in the United States, or (2) an end product manufactured in the United States, if the cost of its components mined, produced, or manufactured in the United States exceeds 50 percent of the cost of all its components. Components of foreign origin of the same class or kind as the products referred to in subparagraphs (b)(2) or (3) of this clause shall be treated as domestic. Scrap generated, collected, and prepared for processing in the United States is considered domestic. On acquisitions above $25,000 in value, components of Canadian origin are treated as domestic.

“End products.” as used in this clause, means those articles, materials, and supplies to be acquired for public use under this contract.

b.                                      The Contractor shall deliver only domestic end products, except those—

1.                                       For use outside the United States;

2.                                       That the Government determines are not mined, produced, or manufactured in the United States in sufficient and reasonably available commercial quantities of a satisfactory quality;

3.                                       For which the agency determines that domestic preference would be inconsistent with the public interest: or;

4.                                       For which the agency determines the cost to be unreasonable (see section 25.105 of the Federal Acquisition Regulation).

(The foregoing requirements are administered in accordance with Executive Order No. 10582, dated December 17, 1954, as amended, and Subpart 25.1 of the Federal Acquisition Regulation.)

I-21                            FAR 52.225-11 RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (APR 1991)

a.                                       “Parastatal organization,” as used in this clause means a corporation, partnership, or entity owned, controlled, or subsidized by the Government of South Africa: It does not include a corporation, partnership, or entity which previously received start up assistance from the South African Industrial Development Corporation but which is now privately owned and which is not owned, controlled, or subsidized by the Government of South Africa.

b.                                      Unless advance written approval of the Contracting Officer is obtained, the Contractor shall not acquire for use in the performance of this contract—

1.                                       Any supplies or services originating from sources within the communist areas of North Korea, Vietnam, Cambodia, or Cuba;

2.                                       Any supplies that are or were located in or transported from or through North Korea, Vietnam, Cambodia, or Cuba;

3.                                       Arms, ammunition, or military vehicles produced in South Africa, or manufacturing data for such articles; or

4.                                       Supplies or services from the South African Government or parastatal organizations of South Africa.

c.                                       The Contractor shall not acquire for use in the performance of this contract supplies or services originating from sources within Iraq, any supplies that are or were located in or transported from or through Iraq, or any supplies or services from entities controlled by the Government of Iraq.

d.                                      The Contractor agrees to insert the provisions of this clause, including this paragraph (d), in all subcontracts hereunder.

I-22                            FAR 52.230-3 DISCLOSURE AND CONSISTENCY OF COST ACCOUNTING PRACTICES (AUG 1992)

a.                                       The Contractor, in connection with this contract, shall—

1.                                       Comply with the requirements of 48 CFR, Subpart 9904.401, Consistency in Estimating, Accumulating, and Reporting Costs, and 48 CFR, Subpart 9904,402, Consistency in Allocating Costs Incurred for the Same Purpose, in effect on the date of award of this contract as indicated in 48 CFR, part 9904.

2.                                       (CAS-covered Contracts Only). If it is a business unit of a company required to submit a Disclosure Statement, disclose in writing its cost accounting practices as required by 48 CFR, subparts 9903.202-1 through 9903.202-5. If the Contractor has notified the Contracting Officer that the Disclosure Statement contains trade secrets and commercial or financial information which is privileged and confidential, the Disclosure Statement shall be protected and shall not be released outside of the Government.

3.                                       i.                                          Follow consistently the Contractor’s cost accounting practices. A change to such practices may be proposed, however, by either the Government or the Contractor, and the Contractor agrees to negotiate with the Contracting Officer the terms and conditions under which a change may be made. After the terms and conditions under which the change is to be made have been agreed to, the change must be applied prospectively to this contract, and the Disclosure Statement, if affected, must be amended accordingly.

ii.                                       The Contractor shall, when the parties agree to a change to a cost accounting practice and the Contracting Officer has made ‘the finding required in 48 CFR, subpart 9903.201-6(b), that the change is desirable and not detrimental to the interests of the Government, negotiate an equitable adjustment as provided in the Changes clause of this contract.  In the absence of the required finding, no agreement may be made under this contract clause that will increase costs paid by the United States.

4.                                       Agree to an adjustment of the contract price or cost allowance, as appropriate, if the Contractor or a subcontractor fails to comply with the applicable CAS or to follow any cost accounting practice, and such failure results in any increased costs paid by the United States. Such adjustment shall provide for recovery of the increased costs to the United States together with interest thereof computed at an annual rate of interest established under the Internal Revenue Code of 1986 (26 U.S.C. 6621), from the time the payment by the United States was made to the time the adjustment is effected.

b.                                      If the parties fail to agree whether the Contractor has complied with an applicable CAS, rule, or regulation as specified in 48 CFR, parts 9903 and 9904 and as to any cost adjustment demanded by the United States, such failure to agree will constitute a dispute under the Contract Disputes Act (41 U.S.C. 601).

c.                                       The Contractor shall permit any authorized representatives of the Government to examine and make copies of any documents, papers, and records relating to compliance with the requirements of this clause.

d.                                      The Contractor shall include in all negotiated subcontracts, which the Contractor enters into, the substance of this clause, except paragraph (b), and shall require such inclusion in all other subcontracts of any tier, except that—

1.                                       If the subcontract is awarded to a business unit which pursuant to 48 CFR, subpart 9903.201 is required to follow all CAS, the clause entitled “Cost Accounting Standards” set forth in FAR 52.230-2, shall be inserted in lieu of this clause; or

2.                                       This requirement shall apply only to negotiated subcontracts in excess of $500,000 where the price negotiated is not based on—

i.                                          Established catalog or market prices of commercial items sold in substantial quantities to the general public; or

ii.                                       Price set by law or regulation; or

3.                                       The requirement shall not apply to negotiated subcontracts otherwise exempt from the requirement to include a CAS clause as specified in 48 CFR, Subpart 9903.201-1.

I-23                            FAR 52.230-4 CONSISTENCY IN COST ACCOUNTING PRACTICES (AUG 1992)

The Contractor agrees that it will consistently follow the cost accounting practices disclosed on Form CASB DS-1 in estimating, accumulating and reporting costs under this contract. In the event the Contractor fails to follow such practices, it agrees that the contract price shall be adjusted, together with interest, if such failure results in increased cost paid by the U.S. Government. Interest shall be computed at the annual rate of interest established under section 6621 of the Internal Revenue Code of 1986 ( 26 U.S.C. 6621) from the time payment by the Government was made to the time adjustment is effected.  The Contractor agrees that the disclosure Statement filed with the U.K. Ministry of Defense shall be available for inspection and use by authorized representatives of the United States Government.

I-23                            FAR 52.232-9 LIMITATION ON WITHHOLDING OF PAYMENTS (DEVIATION)(APR 1984)

If more than one clause or Schedule term of this contract authorizes the temporary withholding of amounts otherwise payable to the Contractor for supplies delivered or services performed, the total of the amounts withheld at any one time shall not exceed the greatest amount that may be withheld under any one clause or Schedule term at that time; provided that this limitation shall not apply to-

a.                                       Withholdings pursuant to any clause relating to wages or hours of employees;

b.                                      Withholdings not specifically provided for by this contract;

c.                                       (Deviation) Withholdings pursuant to paragraph (g) of the clause entitled “Special provision on Financial Accountability”;

d.                                      The recovery of overpayments; and

e.                                       Any other withholding for which the Contracting Officer determines that this limitation is inappropriate.

I-25                            FAR 52.237-2 PROTECTION OF GOVERNMENT BUILDINGS, EQUIPMENT, AND VEGETATION (APR 1984)

The Contractor shall use reasonable care to avoid damaging existing buildings, equipment, and vegetation on the Government installation. If the Contractor’s failure to use reasonable care causes damage to any of this property, the Contractor shall replace or repair the damage at no expense to the Government as the Contracting Officer directs. If the Contractor fails or refuses to make such repair or replacement, the Contractor shall be liable for the cost, which may be deducted from the contract price.

I-26                            FAR 52.237-3 CONTINUITY OF SERVICES .(JAN 1991)

a.                                       The Contractor recognizes that the services under this contract are vital to the Government and must be continued without interruption and that, upon contract expiration, a successor, either the Government or another Contractor, may continue them. The Contractor agrees to (1) furnish phase-in training and (2) exercise its best efforts and cooperation to effect an orderly and efficient transition to a successor.

b.                                      The Contractor shall, upon the contracting officer’s written notice, (1) furnish phase-in, phase-out services for up to 90 days after this contract expires and (2) negotiate in good faith a plan with a successor to determine the nature and extent of phase-in, phase-out services required. The plan shall specify a training program and a date for transferring responsibilities for each division of work described in the plan, and shall be subject to the contracting officer’s approval. The Contractor shall provide sufficient experienced personnel during the phase-in, phase-out period to ensure that the services called for by this contract are maintained at the required level of .proficiency.

c.                                       The Contractor shall allow as many personnel as practicable to remain on the job to help the successor maintain the continuity and consistency of the services required by this contract. The Contractor also shall disclose necessary personnel records and allow the successor to conduct onsite interviews with these employees. If selected employees are agreeable to the change, the Contractor shall release them at a mutually agreeable date and negotiate transfer of their earned fringe benefits to the successor.

d.                                      The Contractor shall be reimbursed for all reasonable phase-in, phase-out costs (i.e., costs incurred within the agreed period after contract expiration that result from phase-in, phase-out operations) and a fee (profit) not to exceed a pro rata portion of the fee (profit) under this contract.

I-27                            FAR 52.242-13 BANKRUPTCY (APR 1991)

In the event the Contractor enters into proceedings relating to bankruptcy, whether voluntary or involuntary, the Contractor agrees to furnish, by certified mail, written notification of the bankruptcy to the Contracting Officer responsible for administering the contract. This notification shall be furnished within five days of the initiation of the proceedings relating to bankruptcy filing. This notification shall include the date on which the bankruptcy petition was filed, the identity of the court in which the bankruptcy petition was filed, and a listing of Government contract numbers and contracting offices for all Government contracts against which final payment has not been made. This obligation remains in effect until final payment under this contract.

I-28                            DEAR 952.250-70 NUCLEAR HAZARDS INDEMNITY AGREEMENT (NOV 1991)

a.                                       Authority. This clause is incorporated into this contract pursuant to the authority contained in subsection 170d. of the Atomic Energy Act of 1954, as amended (hereinafter called the Act.)

b.                                      Definitions. The definitions set out in the Act shall apply to this clause.

c.                                       Financial protection. Except as hereafter permitted or required in writing by DOE, the contractor will not be required to provide or maintain, and will not provide or maintain at Government expense, any form of financial protection to cover public liability, as described in paragraph (d)(2) below. DOE may, however, at any time require in writing that the contractor provide and maintain financial protection of such a type and in such amount as DOE shall determine to be appropriate to cover such public liability, provided that the costs of such financial protection are reimbursed to the contractor by DOE.

d.                                      1.                                       Indemnification. To the extent that the contractor and other persons indemnified are not compensated by any financial protection permitted or required by DOE, DOE will indemnify the contractor and other persons indemnified against (i) claims for public liability as described in subparagraph (d)(2) of this clause; and (ii) such legal costs of the contractor and other persons indemnified as are approved by DOE, provided that DOE’s liability, including such legal costs, shall not exceed the amount set forth in section 170e.(1)(B) of the Act in the aggregate for each nuclear incident or precautionary evacuation occurring within the

United States or $100 million in the aggregate for each nuclear incident occurring outside the United States, irrespective of the number of persons indemnified in connection with this contract.

2.                                       The public liability referred to in subparagraph (d)(1) of this clause is public liability as defined in the Act which (i) arises out of or in connection with the activities under this contract, including transportation; and (ii) arises out of or results from a nuclear incident or precautionary evacuation, as those terms are defined in the Act.

e.                                       1.                                       Waiver of Defenses. In the event of a nuclear incident, as defined in the Act, arising out of nuclear waste activities, as defined in the Act, the contractor, on behalf of itself and other persons indemnified, agrees to waive any issue or defense as to charitable or governmental immunity.

2.               In the event of an extraordinary nuclear occurrence which:

i.                                          Arises out of, results from, or occurs in the course of the construction, possession, or operation of a production or utilization facility; or

ii.                                       Arises out of, results from, or occurs in the course of transportation of source material, by-product material, or special nuclear material to or from a production or utilization facility; or

iii.                                    Arises out of or results from the possession, operation, or use by the contractor or a subcontractor of a device utilizing special nuclear material or by-product material, during the course of the contract activity; or

iv.                                   Arises out of, results from, or occurs in the course of nuclear waste activities, the contractor, on behalf of itself and other persons indemnified, agrees to waive:

A.                                   Any issue or defense as to the conduct of the claimant (including the conduct of persons through whom the claimant derives its cause of action) or fault of persons indemnified, including, but not limited to:

1.                                       Negligence;

2.                                       Contributory negligence;

3.                                       Assumption of risk; or

4.                                       Unforeseeable intervening causes, whether involving the conduct of a third person or an act of God;

B.                                     Any issue or defense as to charitable or governmental immunity; and

C.                                     Any issue or defense based on any statute of limitations, if suit is instituted within 3 years from the date on which the claimant firs: knew, or reasonably could have know, of his injury or change and the cause thereof.  The waiver of any such issue or defense shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the cause of action. The waiver shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified.

v.                                      The term “extraordinary nuclear occurrence” means an event which DOE has determined to be an extraordinary nuclear occurrence as defined in the Act. A determination of whether or not there has been an extraordinary nuclear occurrence will be made in accordance with the procedures in 10 CFR part 840.

vi.                                   For the purposes of that determination, “offsite” as that term is used in 10 CFR part 840 means away from “the contract location” which phrase means any DOE facility, installation, or site at which contractual activity under this contract is being carried on, and any contractor-owned or controlled facility, installation, or site at which the contractor is engaged in the performance of contractual activity under this contract.

3.               The waivers set forth above:

i.                                          Shall be effective regardless of whether such issue or defense may otherwise be deemed jurisdictional or relating to an element in the clause of action;

ii.                                       Shall be judicially enforceable in accordance with its terms by the claimant against the person indemnified;

iii.                                    Shall not preclude a defense based upon a failure to take reasonable steps to mitigate damages;

iv.                                   Shall not apply to injury or damage to a claimant or to a claimant’s property which is intentionally sustained by the claimant or which results from a nuclear incident intentionally and wrongfully caused by the claimant;

v.                                      Shall not apply to injury to a claimant who is employed at the site of and in connection with the activity where the extraordinary nuclear occurrence takes place, if benefits therefor are either payable or required to be provided under any workmen’s compensation or occupational disease law;

vi.                                   Shall not apply to any claim resulting from a nuclear incident occurring outside the United States;

vii.                                Shall be effective only with respect to those obligations set forth in this clause and in insurance policies, contracts or other proof of financial protection; and

viii.                             Shall not apply to, or prejudice the prosecution or defense of, any claim or portion of claim which is not within the protection afforded under (A) the limit of liability provisions under subsection 170e. of the Act, and (B) the terms of this agreement and the terms of insurance policies, contracts, or other proof of financial protection.

f.                                         Notification and litigation of claims. The contractor shall give immediate written notice to DOE of any known action or claim filed or made against the contractor or other person indemnified for public liability as defined in paragraph (d)(2). Except as otherwise directed by DOE, the contractor shall furnish promptly to DOE, copies of all pertinent papers received by the contractor or filed with respect to such actions or claims. DOE shall have the right to, and may collaborate with, the contractor and any other person indemnified in the settlement or defense of any action or claim and shall have the right to (1) require the prior approval of DOE for the payment of any claim that DOE be required to indemnify hereunder; and (2) appear through the Attorney General on behalf of the contractor or other person indemnified in any-action brought upon any claim that DE may be required to indemnify hereunder; take charge of such action, and settle or defend any such action. If the settlement or defense of any such action or claim is undertaken by DOE, the contractor or other person indemnified shall furnish all reasonable assistance in effecting a settlement or asserting a defense.

g.                                      Continuity of DOE obligations. The obligations of DOE under this clause shall not be affected by any failure on the part of the contractor to fulfill its obligation under this contract and shall be unaffected by the death, disability, or termination of existence of the contractor, or by the completion, termination or expiration of this contract.

h.                                      Effect of other clauses. The provisions of this clause shall not be limited in any way by, and shall be interpreted without reference to any, other clause of this contract, including the clause entitled Contract Disputes provided, however, that this clause shall be subject to the clauses entitled Covenant Against Contingent Fees, Officials Not to Benefit, and Examination of Records by the Comptroller General, and any provisions that are later added to this contract as required by applicable Federal law, including statutes, executive orders and regulations, to be included in Nuclear Hazards Indemnity Agreements.

i.                                          Civil penalties. The contractor and its subcontractors and suppliers who are indemnified under the provisions of this clause are subject to civil penalties, pursuant to 234A of the Act, for violations of applicable DOE nuclear-safety related rules, regulations, or orders.

j.                                          Criminal penalties. Any individual director, officer, or employee of the contractor or of its subcontractors and suppliers who are indemnified under the provisions of this clause are subject to criminal penalties, pursuant to 223(c) of the Act, for knowing and willful violation of the Atomic Energy Act of 1954, as amended, and applicable DOE nuclear safety-related rules, regulations or orders which violation results in, or, if undetected, would have resulted in a nuclear incident.

k.                                       Inclusion in subcontracts. The contractor shall insert this clause in any subcontract which may involve the risk of public liability, as the term is defined in the Act and further described in paragraph (d)(2) above. However, this clause shall not be included in subcontracts in which the subcontractor is subject to Nuclear Regulatory Commission (NRC) financial protection’ requirements under section 170b. of the Act or NRC agreements of indemnification under section 170c. or k. of the Act for the activities under the subcontract.

l.                                          To the extent that the Contractor is compensated by any financial protection, or is indemnified pursuant to this clause, or is effectively relieved of pubic liability by an order or orders limiting same, pursuant to 170e of the Act, the provisions of the clause providing general authority indemnity shall not apply.

I-29                            FAR 52.251-1 GOVERNMENT SUPPLY SOURCES (APR 19841

The Contracting Officer may issue the Contractor an authorization to use Government supply sources in the performance of this contract. Title to all property acquired by the Contractor under such an authorization shall vest in the Government unless otherwise specified in the contract. Such property shall not be considered to be “Government-furnished property, as distinguished from “Government property.” The provisions of the clause entitled “Property,” except its paragraphs (a) and (b), shall apply to all property acquired under such authorization.

I-30                            FAR 52.251-2 INTERAGENCY FLEET MANAGEMENT SYSTEM VEHICLES AND RELATED SERVICES (JAN 1991)

The Contracting Officer may issue the Contractor an authorization to obtain interagency fleet management system vehicles and related services for use in the performance of this contract. The use, service, and maintenance of interagency fleet management system vehicles and the use of related services by the Contractor shall be in accordance with 41 CFR 101-39 and 41 CFR 101-38.301-1.

I-31                            FAR 52.253-1 COMPUTER GENERATED FORMS (JAN 1991)

a.                                       Any data required to be submitted on a Standard or Optional Form prescribed by the Federal Acquisition Regulation (FAR) may be submitted on a computer generated version of the form, provided there is no change to the name, content, or sequence of the data elements on the form, and provided the form carries the Standard or Optional Form number and edition date.

b.                                      Unless prohibited by agency regulations, any data required to be submitted on an agency unique form prescribed by an agency supplement to the FAR may be submitted on a computer generated version of the form provided there is no change to the name, content, or sequence of the data elements on the form and provided the form carries the agency form number and edition date.

c.                                       If the Contractor submits a computer generated version of a form that is different than the required form, then the rights and obligations of the parties will be determined based on the content of the required form.

I-32                            INSURANCE

a.                                       The terms in this contract shall take precedence over provisions in FAR 31.205-19, “Insurance and Indemnification.” This clause and the clauses entitled “Special Provision on Financial Accountability,” “Nuclear Hazards Indemnity Agreement,” “Allowable Cost and Payment,” and “Preexisting Conditions” provide the controlling insurance and indemnification provisions for this contract.

b.                                      The Contractor shall procure and maintain such bonds and insurance as required or approved in writing by the Contracting Officer.  The terms and conditions of any such bonds and insurance shall conform to the directions of the Contracting Officer. In view of the provisions of subparagraph (e) of the clause entitled Special Provision on Financial Accountability, the Contractor may, at its own expense and not as an allowable cost, procure for its own protection insurance covering loss or destruction of, or damage to, Government property to compensate the Contractor for any unallowable or nonreimbursable costs incurred in connection with such property.

c.                                       Legally required contributions to old-age and survivors’ insurance, unemployment compensation plans, and workmen’s compensation plans (whether or not covered by insurance) are allowable insurance costs under this contract. Other types of personnel-related insurance are covered under FAR 31.205-6.

d.                                      In the event of a third party claim against the contractor, the cost and expense of which the Contractor would propose to submit as a claim for allowable costs, paragraph (f), “Costs related to legal defense and settlement of claims,” of the clause entitled “Special Provisions on Financial Accountability” shall apply.  In the event the Contractor has insurance covering part, but not all, of the amount claimed and proposes to submit part of the claim as an unallowable cost, the Contractor shall:  (1) immediately notify the Contracting Officer and promptly furnish copies of all pertinent papers received; and (2) authorize Government representatives to collaborate with counsel for the insurance carrier in settling or defending the claim.

I-33                            PROCUREMENT OF CONSTRUCTION (JUN 1991)

The Contractor shall not perform construction services with its own employees under this contract without the express prior approval of the Contracting Officer.

The Contractor shall procure by subcontract the construction, alteration or repair of public buildings or public works required to be performed under this Contract. The Contractor shall insure that any subcontract for such construction, alteration or repair includes the following clauses and that the subcontractor complies with their provisions:

•                                          Contract Work Hours and Safety Standards Act—Overtime Compensation at 52.222-4

•                                          Davis-Bacon Act at 52.222-6 Withholding of funds at 52.222-7

•                                          Payrolls and Basic Records at 52.222-8

•                                          Apprentices and Trainees at 52.222-9•

•                                          Compliance with Copeland Act Requirements at 52.222-10

•                                          Subcontracts (Labor Standards) at 52.222-11

•                                          Contract Termination—Debarment at 52.222-12

•                                          Compliance with Davis-Bacon and Related Act Regulations at 52.222-13

•                                          Disputes Concerning Labor Standards at 52.222-14.

•                                          Certification of Eligibility at 52.222-15

•                                          Buy American Act - Construction Materials at 52.225-5

Upon a determination by the Contracting Officer or the duly authorized representative that the Davis-Bacon Act is applicable to any item of work to be performed hereunder, the Contractor shall request a determination of the prevailing wage rates from the Contracting Officer in sufficient time to include the appropriate wage determination in the subcontract bid package.

I-34                            PROCUREMENT OF ARCHITECT-ENGINEERING SERVICES

Upon direction of the contracting officer, the Contractor shall procure Architect-Engineering (A-E) Services using FAR Part-36 and DEAR Part 936 as guides. The Brooks Act, Public Law 92-582, establishes the policy and procedures necessary to assure the selection of A-E Contractors by the Federal Government is based solely upon the qualifications of competing A-E firms. The Act does not directly govern the award of A-E subcontracts. However, the Contractor shall assure that its purchasing system and methods reflect the essence of the Federal policy by providing for selection of A-E subcontractors based primarily upon proposer’s qualifications, however, this does preclude the consideration of other factors including cost or price, in the selection of A-E subcontractors.

Combinations of subcontractors for architect-engineer and construction services, which may result in self-inspection of construction work, shall not be awarded unless specifically authorized by the Contracting Officer.

I-35                            WORKER’S COMPENSATION

a.                                       The coverage afforded by the workers’ compensation statutes of the State of Washington (Title 51, Revised Code of Washington) shall, for performance of work under this contract at the Hanford Site, including work subcontracted, except work performed under certain lump-sum subcontracts as determined by the Contracting Officer, be subject to the following:

1.               Except as provided above and in paragraph (6) below, the Contractor shall be relieved of all obligation to pay premiums for such coverage, DOE having agreed, under the terms of a contract with the Department of Labor and Industries of the State of Washington (hereinafter called the “Department”) to bear the actual cost of such coverage.

2.               The Contractor shall submit to DOE, for transmittal to the Department, such payroll records as are required by the said statutes, except as provided above and in paragraph (6) below.

3.               The Contractor shall, for coverage of each individual employer or any member or officer of any corporate employer provided for by Section 51.32.030 of the Revised Code of Washington, submit to DOE for transmittal to the Department the written notice required by that section.

4.               The Contractor shall submit to DOE, for transmittal to the Department, the accident reports provided for by Section 51.28.010 of the Revised Code of Washington.

5.               The Contractor shall take such action, and only such action, as DOE requests in connection with any. accident reports, including assistance in the investigation and disposition of any claim thereunder and, subject to the direction and control of DOE, the conduct of litigation in the Contractor’s own name in connection therewith.

6.               The Contractor shall be responsible for making all payments and submitting all reports required by Title 51, Section 51.32.073, Revised Code of Washington.

I-36                            DEAR 970.5204-11 CHANGES (DEVIATION)(APR 1984)

a.                                       1.                                       If, as a result of any instruction or direction given by DOE pursuant to the provisions of this contract, the level of the Contractor’s effort under this contract is materially increased or decreased, the fee provided for in the clause entitled “Payment of Basic Fee and Award Fee” may or may not be adjusted. In the event either party deems that an adjustment in fee is appropriate, it will, within thirty (30) days after issuance of the instruction or direction, so notify the other party in writing and the parties will attempt to agree upon the amount by which the fee should be increased or decreased. Failure of the parties so to agree shall constitute a dispute within the meaning of the article entitled “Disputes.”

2.                                       Services pursuant to mutual agreement (Related Services) under the provisions of this contract shall be performed without additional fee unless DOE and the Contractor shall mutually agree in writing that they will constitute a material increase in the level of the Contractor’s effort under this contract, in which event the parties hereto will negotiate in good faith to agree upon an equitable fee for such additional services. Failure of the parties so to agree shall constitute a dispute within the meaning of the clause entitled “Disputes.”

b.                                      Work to continue. Nothing contained in this clause shall excuse the Contractor from proceeding with the prosecution of the work in accordance with the requirements of any direction hereunder.

I-37                            DEAR 970.5204-12 CONTRACTOR’S ORGANIZATION (DEVIATION)(APR 1984)

a.                                       Organization chart. As promptly as possible after the execution of this contract, the Contractor shall furnish to the Contracting Officer a chart showing the names, duties, and organization of key personnel to be employed in connection with the work, and shall furnish from time to time supplementary information reflecting changes therein.

b.                                      Supervisory representative of Contractor. Unless otherwise directed by the Contracting Officer, a competent full-time resident supervisory representative of the Contractor satisfactory to the Contracting Officer shall be in charge of the work at the site at all times. This also applies to off-site work.

c.                                       The Contractor shall be responsible for maintaining satisfactory standards of employee competency, conduct, and integrity and shall be responsible for taking such disciplinary action with respect to its employees as may be necessary. The Contractor shall establish such standards and procedures as are necessary to implement effectively the provisions set forth in 970.2272, and such standards and procedures shall be subject to the approval of the Contracting Officer. If the Contractor fails to remove any employee from the contract work whom DOE deems incompetent, careless, or insubordinate, or whose continued employment on the work is deemed by DOE to be contrary to the public interest, the Government reserves the right to require the Contractor to remove the employee.

I-38                            DEAR 970.5204-22 CONTRACTOR PURCHASING SYSTEM (OCT 1990)

a.                                       [(Name of contractor)] shall develop and implement formal policies, practices, and procedures to be used in the award of subcontracts, which purchasing system and methods shall be fully documented and acceptable to DOE, in accordance with the policies set forth in DEAR 970.71. DOE reserves the right at any time to require that the contractor submit for approval any or all purchases under this contract. The contractor shall not purchase any item or service the purchase of which is expressly prohibited by the written direction of DOE and shall use such special and directed sources as may be expressly required by the DOE Contracting Officer.

b.                                      The obligations of [(name of contractor)] under paragraph (a) above, including the development of the purchasing system and methods, and purchases made pursuant thereto, shall not relieve the contractor of any obligation under this contract (including, among other things, the obligation to properly supervise, administer, and coordinate the work of subcontractors). Subcontracts shall be in the name of the contractor, and shall not bind or purport to bind the Government.

c.                                       In addition to, and without derogation of any rights under paragraph (a) of this clause and any other provision in this contract, [(name of contractor)] shall require all subcontractors to furnish cost or pricing data under those conditions and in accordance with the requirements set forth in FAR 15.804, and shall include in such subcontracts the appropriate clause set forth in 970.5204-24 except as otherwise directed or approved by DOE.

d.                                      Purchase or transfer of equipment, materials, supplies, or services from a contractor-affiliated source shall be treated in accordance with DEAR 970.7105.

e.                                       Proposed awards to firms or individuals on either the GSA Consolidated List of Debarred, Suspended, and Ineligible Contractors or the DOE Consolidated list of Debarred, Suspended, Ineligible, and Voluntarily Excluded Awardees shall be forwarded to DOE for approval notwithstanding any prior purchasing system acceptance.

f.                                         [(Name of Contractor)] shall provide advance notice of proposed subcontract awards in accordance with DEAR 970.7109; shall document purchases in writing; and shall establish and maintain subcontract files which present an accurate and adequate record of all purchasing transactions.

g.                                      [(Name of Contractor)] shall not enter into any lease for property, plant or equipment when the lease must be classified and accounted for as capital lease under generally accepted accounting principles, unless the decision to enter into a capital leasing arrangement is specifically authorized and approved in advance by DOE.

I-39                            DEAR 970.5204-23 TAXES (APR 1984)

a.                                 The contractor agrees to notify the contracting officer of any State or local tax, fee, or charge levied or purported to be levied on or collected from the contractor with respect to the contract work, any transaction thereunder, or property in the custody or control of the contractor and constituting an allowable item of cost if due and payable, but which the contractor has reason to believe, or the contracting officer has advised the contractor, is or may be inapplicable or invalid;* and the contractor further agrees to refrain from paying any such tax, fee, or charge unless authorized in writing by the Contracting Officer. Any State or local tax, fee, or charge paid with the approval of the contracting officer or on the basis of advice from the contracting officer that such tax, fee, or charge is applicable and valid, and which would otherwise be an allowable item of cost, shall not be disallowed as an item of cost by reason of any subsequent ruling or determination that such tax, fee, or charge was in fact inapplicable or invalid.

* Requirement for notice may be broadened to include all State and local taxes which may be claimed as allowable costs when considered to be appropriate.

b.                                      The contractor agrees to take such action as may be required or approved by the contracting officer to cause any State or local tax, fee, or charge which would be an allowable cost to be paid under protest; and to take such action as may be required or approved by the contracting officer to seek recovery of any payments made, including assignment to the Government or its designee of all rights to an abatement or refund thereof, and granting permission for the Government to join with the contractor in any proceedings for the recovery thereof or to sue for recovery in the name of the contractor. If the contracting officer directs the contractor to institute litigation to enjoin the collection of or to recover payment of any such tax, fee, or charge referred to above, or if a claim or suit is filed against the contractor for a tax, fee, or charge it has refrained from paying in accordance with this article, the procedures and requirements of the article entitled “Litigation and Claims” shall apply and-the costs and expenses incurred by the contractor shall be allowable items of costs, as provided in this contract, together with the amount of any judgment rendered against the contractor.

c.                                       The Government shall hold the contractor harmless from penalties and interest incurred through compliance with this clause. All recoveries or credits in respect of the foregoing taxes, fees, and charges (including interest) shall inure to and be for the sole benefit of the Government.

I-40                            DEAR 970.5204—26 NUCLEAR SAFETY (APR 1984)

a.                                       The activities under this contract include the operation of nuclear facilities. The Contractor recognizes that such operations involves the risk of a nuclear incident which, while the chances are remote, could adversely affect the public health and safety as well as the environment. Therefore, the Contractor will exercise a degree of care commensurate with the risk involved.

b.                                      The Contractor shall comply with all applicable regulations of DOE concerning nuclear safety and with those requirements (including reporting requirements and instructions) of DOE concerning nuclear safety of which it is notified in writing by the contracting officer.

c.                                       Prior to the initial startup of any nuclear facility under this contract and prior to any subsequent startup following a change which represents a significant deviation from the procedures, equipment, or analyses described in the safety analysis reports or other hazards summary reports for that facility, the Contractor shall:

1.                                       Prepare a safety analysis report and detailed plans and procedures designed to assure the safe operations and maintenance of the facility in accordance with applicable DOE regulations and directives. For nuclear reactors and critical facilities, technical specifications shall also be provided.

2.                                       Establish nuclear safety control procedures to be used within the Contractor’s organization to insure competent independent review and internal approval of the safety analysis report and the detailed plans and procedures specified in (1) above.

3.                                       Submit to the contracting officer for his approval such procedures relating to nuclear safety as may be designated by him.

4.                                       Carry out a program of initial training and periodic requalification designed to assure that all personnel who will be engaged in nuclear operations or maintenance understand the approved plans and procedures for nuclear safety and are qualified to perform their assigned functions; and

5.                                       Obtain the approval of the contracting officer prior to start-up of the facility.

d.                                      In the operation and maintenance of any nuclear facility under this contract, the Contractor shall:

1.                                       Use all reasonable efforts to assure that all operational and maintenance activities are performed by qualified and adequately trained personnel, and except as otherwise agreed in writing, are conducted under the supervision of personnel who are qualified and authorized to evaluate any emergency condition and take prompt effective action with respect thereto.

2.                                       Operate the facility within the technical specifications or operational safety requirements which are approved by the contracting officer.

3.                                       Follow strictly the procedures relating to nuclear safety approved by the contracting officer in (c)(3) above, and submit to the contracting officer for his approval, any proposed changes in such procedures.

4.                                       Establish an auditable, well—defined, internal safety review and inspection system approved by the contracting officer (including review and inspection reports by competent technical personnel) that will: (1) Provide frequent and periodic checks of facility performance and of the qualifications and training of operating and maintenance personnel, and (ii) provide for investigation of any unusual or unpredicted conditions that might affect safe operations.

5.                                       Report promptly to the contracting officer any change in the physical condition of the facility or its operating characteristics that might, in the judgment of the Contractor, affect the safe operation of the facility.

6.                                       Terminate operations at the facility immediately whenever so instructed by the contracting officer, or whenever, in the judgment of the Contractor, the risk of a nuclear incident endangering persons or property warrants such action.

7.                                       Prepare, in cooperation with other services and facilities available at the site and with the approval of the Contracting Officer, a plan for minimizing the effects of a nuclear incident upon the health and safety of all persons on the site; participate as directed in the integration of the Contractor’s and contracting officer’s emergency plans with the responsible state and local government’s emergency plans for protection of the public offsite; instruct its personnel as to their participation in such plans and any personal risk to such personnel that may be involved; and participate in such practice exercises as may be desirable to assure the effectiveness of such plans.

8.                                       At an appropriate time as determined by the Contracting Officer, prepare and submit to the Contracting Officer for his approval, shutdown, decommissioning, decontamination and property management plans leading to orderly and safe program disposition of the nuclear facility and any associated nuclear wastes or other hazardous material.

9.                                       In the event that the Contractor fails to comply with said standards and requirements of DOE, the contracting officer may, without prejudice to any other legal or contractual rights of DOE, issue an order stopping all or any part of the work; thereafter a start order for resumption of the work may be issued at the discretion of the contracting officer. The Contractor shall make no claim for an extension of time or for compensation or damages by reason of or in connection with such work stoppage.

I-41                            DEAR 970.5204-28 ASSIGNMENT (APR 1984)

Neither this contract nor any interest therein nor claim thereunder shall be assigned or transferred by the Contractor except as expressly authorized in writing by the Contracting Officer.

I-42                            DEAR 970.5204-43 OTHER GOVERNMENT CONTRACTORS (APR 1984)

The Government may undertake or award contracts for work or services. The Contractor agrees to fully cooperate with such other Contractors and Government employees and carefully fit its own work to such other work as may be directed by the Contracting Officer. The Contractor shall not commit or permit any act which will interfere with the performance of work by any other Contractor or by Government employees.

I-49                            DEAR 970.5204-45 TERMINATION (DEVIATION) (APR 1991)

a.                                       This contract shall continue until the date shown in the clause of this contract entitled “Term of Contract(s)” unless sooner terminated in accordance with the provisions which follow:

1.                                       The performance of work under this contract may be terminated by the Government in whole, or from time to time in part, (i) whenever the Contractor shall default in performance, and shall fail to cure the fault or failure within such period as the Contracting Officer may allow after receipt from the Contracting Officer of a notice specifying the fault or failure, or (ii) whenever, for any reason, the Contracting Officer shall determine any such termination is for the best interest of the Government. Termination of the work hereunder shall be effected by delivery of a notice of termination specifying whether termination is for default of the Contractor or for the convenience of the Government, the extent to which performance of work under the contract shall be terminated, and the date upon which such termination shall become effective. Any such termination shall be without prejudice to any claim which either party may have against the other. If, after notice of termination under the provisions of (a)(1)(i) above, it is determined for any reason that the Contractor was not in default, such notice of default shall be deemed to have been issued pursuant to (a)(1)(ii) above, and the rights and obligations of the parties hereto shall in such event be governed accordingly.

2.                                       Upon receipt of notice of termination, in accordance with (1) above, the Contractor shall, to the extent directed in writing by the Contracting Officer, discontinue the terminated work and the placing of orders for materials, facilities, supplies, and services in connection therewith, and shall proceed, if, and to the extent required by the Contracting Officer, to cancel promptly and settle with the approval of the Contracting Officer, existing orders, subcontracts, and commitments insofar as such orders, subcontracts, and commitments pertain to this contract.

b.                                      Upon the termination of this contract, full and complete settlement of all claims of the Contractor and of DOE arising out of this contract shall be made as follows:

1.                                       The Government shall have the right in its discretion to assume sole responsibility for any or all obligations, commitments, and claims that the Contractor may have undertaken or incurred, the cost of which is allowable in accordance with the provisions of this contract; and the Contractor shall, as a condition of receiving the payments mentioned in this article, execute and deliver all such papers and; take all such steps as the Contracting Officer may require for the purpose of fully vesting in the Government any rights and benefits the Contractor may have under or in connection with such obligations, commitments, or claims.

2.                                       The Government shall treat as allowable costs all expenditures made in accordance with and allowable under the clause entitled “Allowable Cost and Payment,” not previously so allowed or otherwise credited for work performed prior to the effective date of termination, together with expenditures as may be incurred for a reasonable time thereafter with the approval of, or as directed by, the Contracting Officer.

3.                                       The Government shall treat as allowable costs, to the extent not included in (b)(2) above, the costs of settling and paying claims arising out of the termination of work under orders, subcontracts, and commitments as provided in (a)(2) above.

4.                                       The Government shall treat as allowable costs the reasonable costs of settlement, including accounting, legal, clerical, and other expenses reasonably necessary for the preparation of settlement claims and supporting data with respect to the termination of the contract and for the termination and settlement of orders and subcontracts thereunder, together with such further expenditures made by the Contractor after the date of termination for the protection or disposition of Government property as are approved or required by the Contracting Officer, provided, however, that if the termination is for default of the Contractor, there shall not be included any amount for preparation of the Contractor’s settlement proposal.

5.                                       If the performance of work under this contract is terminated in whole by the Government, the basic and award fee of the Contractor shall be prorated to and including the effective date of such termination.  In addition, if the termination is for the convenience of the Government, the Contractor shall be paid a fixed fee in an amount to be agreed upon as compensation for its services in closing out the work under this contract after the effective date of such termination. The additional fixed fee is to be negotiated as soon as practicable after service of notice of termination, shall take into account the estimate of the cost of the services and managerial effort to be rendered under this clause after the effective date of termination, and shall be provided for in a supplement or amendment to this contract prior to final settlement hereunder. Pending agreement as to the amount of such fee, the Contractor shall diligently proceed with the performance of the services required under this clause. No additional fee will be paid if the contract is terminated due to the default of the Contractor. In the event of a partial termination by the Government, an equitable adjustment shall be made in the fee if such termination results in a material decrease in the level of the Contractor’s management effort. Any failure to agree on the right to or the amount of any adjustment shall be deemed a dispute within the purview of the clause hereof entitled “Disputes.”

6.                                       The obligation of the Government to make any of the payments required by this clause or any other provisions of this contract shall be subject to any unsettled claims in connection with this contract which the Government may have against the Contractor.

c.                                       Prior to final settlement, the Contractor shall furnish a release as required in the clause entitled “Allowable Cost and Payment” and account for Government-owned property as may be required by the Contracting Officer: provided, however, that unless the Contracting Officer requires an inventory, the maintenance and disposition of the records of Government-owned property in accordance with the clause entitled “Government Property-Cost Reimbursement, Time-and-Material, or Labor Hour Contract” shall be accepted by the Contracting Officer as full compliance with all requirements of this contract pertaining to an accounting for such property.

I-44                            TECHNOLOGY TRANSFER

This clause has as its purpose, implementation of the National Competitiveness Technology Transfer Act of 1989 (Sections 3131, 3132, 3133, and 3159 of P.L. 101-189) and takes precedence over any other provisions of this Contract to the contrary.

a.                                       Technology transfer.

1.                                       Definitions.

i.                                          Contractor’s Laboratory Director means the individual who has supervision over all or substantially all of the Contractor’s operations at the Laboratory.

ii.                                       Intellectual Property means patents, trademarks, copyrights, mask works, and other forms of comparable property rights protected by Federal Law

iii                                       Cooperative Research and Development Agreements (CRADAs) mean any agreement entered into between one or more Federal laboratories and one or more non-Federal parties under which the

Government, through its laboratories, provides personnel, services, facilities, equipment, and other resources with or without reimbursement (but not funds to non-Federal parties) and the non-Federal parties provide funds, personnel, services, facilities, equipment, or other resources toward the conduct of specified research or development efforts which are consistent with the missions of the Laboratory; except that such term does not include a procurement contract, grant, or cooperative agreement as those terms are used in Sections 6303, 6304, and 6305 of Title 31 of the United States Code.

iv.                                   Joint Work Statement (JWS) means a proposal for a CRADA prepared by the Contractor, signed by the Contractor’s Laboratory Director or designee which describes the following:

A.                                   Purpose;

B.                                     Scope of Work which delineates the rights and responsibilities of the Government, the Contractor and Third Parties, one of which must be a non-Federal party;

C.                                     Schedule for the work; and

D.                                    Cost and resource contributions of the parties associated with the work and the schedule.

2.                                       Authority.

i.                                          In order to ensure the full use of the results of research and development efforts of, and the capabilities of, the Laboratory, technology transfer, including CRADAs, is established as a mission of the Laboratory consistent with the policy, principles, and purposes of Sections 11(a)(1) and 12(g) of the Stevenson-Wydler Technology Innovation Act of 1980 as amended (15 U.S.C. 3710a); Section 3132(b) of P.L. 101-189 and of Chapter 38 of the Patent Laws (35 U.S.C. 200 et seq.); Section 152 of the Atomic Energy Act of 1954 as amended (42 U.S.C. 2182); Section 9 of the Federal Non-Nuclear Act of 1974 (42 U.S.C. 5908); and Executive Order 12591 of April 10, 1987.

ii.                                       The Contractor shall conduct technology transfer activities with the clear intent of providing benefit from Federal research to U.S. industrial-competitiveness.

iii.                                    In pursuing the technology transfer mission, the Contractor is empowered to conduct the following activities:  identify and protect Intellectual Property, negotiate licensing agreements for Intellectual Property that the Contractor controls or owns, enter into CRADAs, provide technical consulting and personnel exchanges, conduct science education activities and reimbursed Work For Others (WFO), provide information exchanges and make available Laboratory user facilities. It is fully expected that the Contractor shall use all of the mechanisms available to them to accomplish this technology transfer mission, including, but not limited to, user facilities, WFO, science education activities, consulting, personnel exchanges, and licensing in accordance with this clause.

3                                          Allowable costs (Applies to Contractors performing technology transfer activities under this clause and from which all income is returned to the Laboratory for use under the Contract).

i.                                          The Contractor shall establish and carry out its technology transfer efforts through appropriate organizational elements consistent with the requirements for an Office of Research and Technology Applications (ORTA) pursuant to Paragraphs (b) and (c) of Section 11 of the Stevenson-Wydler Technology Innovation Act of 1980 as amended (15 U.S.C. 3710). The costs associated with the conduct of technology transfer through the ORTA, including activities associated with obtaining, maintaining, and licensing Intellectual Property rights, increasing the potential for the transfer of technology, and the widespread notice of technology transfer opportunities, shall be deemed allowable provided that such costs meet the other requirements of the allowable costs provisions of this Contract. These costs in any fiscal year shall not exceed an amount equal to 0.5 percent of the Federal research and development budget (operating including Work For Others) of the Laboratory for that fiscal year, without written approval of the Contracting Officer, in addition to any separately designated funds.

ii.                                       The Contractor’s participation in litigation to enforce or defend Intellectual Property claims associated with its technology transfer efforts shall be as provided in the clause entitled “Litigation and Claims” of this Contract.

4.                                       Conflicts of interest - technology transfer.

The Contractor shall develop implementing procedures that seek to avoid employee and organizational conflicts of interest, or the appearance of conflicts of interest, in the conduct of its technology transfer activities. Such implementing procedures shall be provided to the Contracting Officer for review and approval within sixty (60) days after execution of this clause. The Contracting Officer shall have thirty (30) days thereafter to approve or require specific changes to such procedures. Such implementing procedures shall include procedures to:

i.                                          Ensure employee competency, conduct, and integrity, in connection with the CRADA activity in accordance with the provisions of Paragraph (b)(5) of this clause.

ii.                                       Review and approve employee activities so as to avoid conflicts of interest arising from commercial utilization activities relating to Contractor-developed Intellectual Property.

iii.                                    Conduct work performed using royalties so as to avoid interference with or adverse effects on ongoing DOE projects and programs.

iv.                                   Conduct activities relating to commercial utilization of Contractor-developed Intellectual Property so as to avoid interference with or adverse effects on user facility or WFO activities of the Contractor.

v.                                      Conduct DOE funded projects and-programs so as to avoid the appearance of conflicts of interest or actual conflicts of interest with non-Government funded work.

vi.                                   Notify the Contracting Officer with respect to any new work to be performed or proposed to be performed under the Contract for the Department or other Federal agencies where the new work or proposal involves Intellectual Property in which the Contractor has obtained or intends to request or elect title.

vii.                                Except as provided elsewhere in this Contract, obtain the approval of the Contracting Officer for any licensing of or assignment of title to Intellectual Property rights by the Contractor to any business or corporate affiliate of the Contractor.

viii.                             Obtain the approval of the Contracting Officer prior to any assignment, exclusive licensing, or option for exclusive licensing, of Intellectual Property to any current or former Laboratory employee or consultant.

ix.                                     Notify non-Federal sponsors of WFO activities, or non-Federal users of user facilities, of any relevant Intellectual Property interest of the Contractor prior to execution of WFOs or user agreements.

5.                                       Fairness of opportunity.

In conducting its technology transfer activities, the Contractor shall prepare procedures and take all reasonable measures to ensure widespread notice of availability of technologies suited for transfer and opportunities for exclusive licensing and joint research arrangements. The requirement to widely disseminate the availability of technology transfer opportunities does not apply to a specific application originated outside of the Laboratory.

6.                                       U.S. Industrial Competitiveness.

i.                                          In the interest of enhancing U.S. Industrial Competitiveness, the Contractor shall, in its licensing and assignments of Intellectual Property, give preference in such a manner as to enhance the accrual of economic and technological benefits to the U.S. domestic economy. The Contractor shall consider the following factors in all of its licensing and assignment decisions:

A.                                   Whether any resulting design and development will be performed in the United States and whether resulting products, embodying parts, including components thereof, will be substantially manufactured in the United States; or

B.                                     1                                          Whether the proposed licensee or assignee has a business unit located in the United States and whether significant economic and technical benefits will flow to the United States as a result of the license or assignment agreement; and further,

2                                          Whether in licensing any entity subject to the control of a foreign company or government, such foreign government permits United States agencies, organizations, or other persons to enter into cooperative research and development agreements and licensing agreements, and have policies to protect United States intellectual property rights.

If the Contractor determines that neither of the above two sets of conditions is likely to be fulfilled, the Contractor, prior to entering into such an agreement, must obtain the approval of the Contracting Officer.  The Contracting Officer shall act on any such requests for approval within thirty (30) days.

ii.                                       The Contractor agrees to be bound by the provision of 35 U.S.C. 204

7.                                       Indemnity - product liability.

In conducting technology transfer activities, including, but not limited to, licensing activities or CRADAs, the Contractor agrees to include in such agreements a requirement that the Contractor and the U.S. Government be indemnified for all damages, costs, and expenses, including attorneys’ fees, arising from the commercialization and utilization of such technologies, including, but not limited to, the making, using, selling, or exporting of products, processes, or services derived from the transferred technology.

8.                                       Disposition of income (Applies to Contractors conducting technology transfer activities under this clause and from which all income is returned to the Laboratory for use under the Contract).

i.                                          Royalties or other income earned or retained by the Contractor as a result of performance of authorized technology transfer activities herein shall be used by the Contractor for scientific research, development and education at the Laboratory, consistent with the research and development mission and objectives of the Laboratory and subject to Section 12(b)(5) of The Stevenson-Wydler Technology Innovation Act of 1980, as amended [15 U.S.C. 3710a(b)(5)] and Chapter 38 of the Patent Laws (35 U.S.C. 200 et seq.) as amended through the effective date of this modification. If the amounts of such royalties and income received during any fiscal year exceed 5 percent of the Laboratory’s budget for the fiscal year, 75 percent of such excess amounts shall be paid to the Treasury of the United States, and the remaining amount of such excess shall be used by the Contractor for the purposes as described above in this paragraph. Any inventions arising out of such scientific research and development activities shall be deemed to be “Subject Inventions” under the Contract.

ii.                                       The Contractor shall include as part of its annual Laboratory Institutional Plan or other such annual document a plan setting out those uses to which royalties and other income received as a result of performance of authorized technology transfer activities herein, will be applied at the Laboratory, and at the end of the year, provide a separate accounting for how the funds were actually used. Under no circumstances shall these royalties and income be used for an illegal augmentation of funds furnished by the U.S. Government.

iii.                                    The Contractor shall establish a policy for making awards or sharing of royalties with Contractor employees, other coinventors and coauthors including, when deemed appropriate by the Contracting Officer, Federal employee coinventors.

9.                                       Transfer to successor Contractor.

In the event of termination or expiration of this Contract, any unexpended balance of income received for use at the Laboratory shall be transferred, at the Contracting Officer’s request, to a successor Contractor, or in the absence of a successor Contractor, to such other entity as designated by the Contracting Officer. The Contractor shall transfer title, as one package, in all patents and patent applications, licenses, accounts containing royalty revenues from such license agreements, including equity positions in third party entities, and other Intellectual Property rights which arose at the

Laboratory, to the successor Contractor or to the Government as directed by the Contracting Officer.

10.                                 Technology transfer affecting the national security.

i.                                          The Contractor shall notify and obtain the written approval of the Contracting Officer, prior to entering into any technology transfer arrangement, when such technology or any part of such technology is classified or sensitive under Section 148 of the Atomic Energy Act (42 U.S.C. 2168). Such notification shall include sufficient information to enable DOE to determine the extent that commercialization of such technology would enhance or diminish security interests of the United States, or diminish communications within DOE’s nuclear weapons production complex. DOE shall use its best efforts to complete its determination within sixty (60) days of the Contractor’s notification, and provision of any supporting information, and DOE shall promptly notify the Contractor as to whether the technology is transferable.

ii.                                       The Contractor shall include in all of its technology transfer agreements with third parties, including, but not limited to, CRADAs, licensing agreements and assignments, notice to such third parties that the export of goods and/or Technical Data from the United States may require some form of export control license from the U.S. Government and that, failure to obtain such export control license, may result in criminal liability under U.S. laws.

iii.                                    For other than fundamental research as defined in National Security Directive 189, the Contractor is responsible to conduct internal export control reviews and assure that technology is transferred, in accordance with applicable law.

11.                                 Records.

The Contractor shall maintain records of its technology transfer activities, in a manner and to the extent satisfactory to DOE, and specifically including, but not limited to, the licensing agreements, assignments and the records required to implement the requirements of Paragraphs (5), (6), and (8) herein and shall provide reports to the Contracting Officer to enable DOE to maintain the recording requirements of Section 12(c)(6) of the Stevenson-Wydler Technology Innovation Act of 1980 as amended (15 U.S.C. 3710a(c)(6)). Such reports shall be made annually in a format to be agreed upon between the Contractor and DOE and in such a format which will serve to adequately inform DOE of the Contractor’s technology transfer activities while protecting any data not subject to disclosure under the Rights in Technical Data clause and Paragraph (b) herein. Such records shall be made available in accordance with the clauses of this Contract pertaining to inspection, audit, and examination of records.

12.                                 Reports to Congress.

To facilitate DOE’s reporting to Congress, the Contractor is required to annually submit to DOE a technology transfer plan for conducting its technology transfer function for the upcoming year, including plans for securing Intellectual Property rights in Laboratory innovations with commercial promise and plans for managing such innovations so as to benefit the competitiveness of United States industry.  This plan shall be provided to the Contracting Officer on or before October 1 of each year.

13.                                 Oversight and appraisal.

The Contractor is responsible for developing and implementing effective internal controls for all technology transfer activities consistent with the audit and record requirements of this Contract. Laboratory Contractor performance in implementing the technology transfer mission and the effectiveness of Contractor procedures will be evaluated by the Contracting Officer as part of the annual appraisal process, with input from the cognizant Secretarial Officer or program office.

b.                                      Technology transfer through cooperative research and development agreements.

Upon approval of the Contracting Officer and as provided in a DOE-approved Joint Work Statement (JWS), the Laboratory Director or his designee may enter into CRADAs on behalf of the DOE subject to the requirements set forth herein.

1.                                       Review and approval of CRADAs.

i.                                          Each JWS shall be submitted to the Contracting Officer for approval. The Contractor’s Laboratory Director shall provide a program mission impact statement and shall include an impact statement regarding related Intellectual Property rights owned by the Government to assist the Contracting Officer in his approval determination.

ii.                                       The Contractor shall also include (specific to the proposed CRADA) a statement of compliance with the Fairness of Opportunity requirements of Paragraph (a)(5) above.

iii.                                    Within ninety (90) days after submission of a JWS, the Contracting Officer shall approve, disapprove, or request modification to the JWS. If a modification is required, the Contracting Officer shall approve or disapprove any resubmission of the JWS within thirty (30) days of its resubmission, or ninety (90) days from the date of the original submission, whichever is later. The Contracting

Officer shall provide an explanation to the Contractor’s Laboratory Director of any disapproval or requirement for modification of a JWS.

iv.                                   Upon approval of a JWS, the Contractor’s Laboratory Director may submit a CRADA, based upon the approved JWS, to the Contracting Officer. The Contracting Officer, within thirty (30) days of receipt of the CRADA, shall approve or request modification of the CRADA. If the Contracting Officer requests a modification of the CRADA, an explanation of such request shall be provided to the Laboratory Director.

v.                                      The Contractor shall not enter into, or begin work on, a CRADA until approval of the CRADA has been granted by the Contracting Officer. The Contractor may submit its proposed CRADA to the Contracting Officer at the time of submitting its proposed JWS or any time thereafter. However, the Contracting Officer is not obligated to respond under Subparagraph (iv) above until within thirty (30) days after approval of the JWS or thirty (30) days after submittal of the CRADA. whichever is later.

2.                                       Selection of participants.

The Contractor’s Laboratory Director, in deciding what CRADA to enter into shall:

i.                                          Give special consideration to small business firms, and consortia involving small business firms;

ii.                                       Grant U.S. preference in accordance with the licensing and assignment requirements of Paragraph (a)(6) above;

iii.                                    Provide Fairness of Opportunity in accordance with the requirements of Paragraph (a)(5) above; and

iv.                                   Give consideration to the Conflict of Interest requirements of Paragraph (a)(4) above.

3.                                       Withholding of data.

i.                                          The Contractor may provide for appropriate protection against dissemination of data produced as a result of research and development activities conducted under the CRADA, for a period of up to five (5) years from the time the data is first produced. Such data must be data that would be a trade secret or commercial or financial data that would be privileged or confidential, if such data had been obtained from a non-Federal Third Party. Since such data is exempt from disclosure under the Freedom of Information

Act, the DOE shall cooperate with the Contractor in withholding such data.

ii.                                       Unless otherwise expressly approved by the Contracting Officer in advance for a specific CRADA, the Contractor agrees, at the request of the Contracting Officer, to transmit such data to other DOE facilities for use by DOE or its Contractors by or on behalf of the Government. Upon transmitting such data, the Contractor shall clearly mark the data with a legend setting out the restrictions against private use and further dissemination, along with the expiration data of such restrictions.

iii.                                    In addition to its authority to license Intellectual Property, the Contractor may enter into licensing agreements with third parties for data developed by the Contractor under a CRADA subject to other provisions of this Contract. However, the Contractor shall neither use the protection against dissemination nor the licensing of data as an alternative to obtaining patent protection of any invention contained in such data.

4.                                       Work for others and user facility programs.

i.                                          WFO and User Facility Agreements (UFAs) are not considered CRADAs and will be available for use by the Contractor in addition to CRADAs for achieving utilization of employee expertise and unique facilities for maximizing technology transfer. The Contractor agrees to inform prospective CRADA participants, which are intending to substantially pay full cost recovery for the effort under the CRADA, of WFO and UFA opportunities, including Class Waiver provisions associated therewith.

ii.                                       Where the Contractor believes that the transfer of technology to the U.S. domestic economy will benefit from, or other equity considerations dictate, an arrangement other than the Class Waiver of patent rights to the sponsor in WFO and UFAs, a request may be made to the Contracting Officer for an exception to the Class Waivers.

5.                                       Conflicts of interest.

i.                                          Except as provided in Subparagraph (iii) below, the Contractor shall assure that no employee of the Contractor shall have a substantial role (including an advisory role) in the preparation, negotiation, or approval of a CRADA, if, to such employee’s knowledge:

A.                                   Such employee, or the spouse, child, parent, sibling, or partner of such employee, or an organization (other than the

Contractor) in which such employee serves as an officer, director, trustee, partner, or employee;

1                                          Holds financial interest in any entity, other than the Contractor, that has a substantial interest in the preparation, negotiation, or approval of the CRADA;

2                                          Receives a gift of gratuity from any entity, other than the Contractor, that has a substantial interest in the preparation, negotiation, or approval of the CRADA; or

B.                                     A financial interest in any entity, other than the Contractor, that has a substantial interest in the preparation, negotiation, or approval of the CRADA, is held by any person or organization with whom such employee is negotiating or has any arrangement concerning prospective employment.

ii.                                       The Contractor shall require that each employee of the Contractor who has a substantial role (including an advisory role) in the preparation, negotiation, or approval of a CRADA certify to the Contracting Officer that the circumstances described in Subparagraph (i) above do not apply to that employee.

iii.                                    The requirements of Subparagraphs (1) and (ii) above shall not apply in a case where an employee, described therein, advises through the Contractor the Contracting Officer in advance of his or her participation in the preparation, negotiation, or approval of a CRADA of the nature of and extent of any financial interest described in Subparagraph (i), and the Contracting Officer determines that such financial interest is not so substantial as to be considered likely to affect the integrity of the Contractor employee’s participation in the process of preparing, negotiating, or approving the cooperative agreement.

c.                                       Technology transfer in other cost sharing agreements.

In conducting research and development activities in cost shared agreements not covered by Paragraph (b) above, the Contractor, with written permission of the Contracting Officer, may provide for the withholding of data produced thereunder in accordance with the applicable provisions of Paragraph (b)(3) herein.

I-45                            RIGHTS IN DATA - TECHNOLOGY TRANSFER ACTIVITIES

a.                                       Definitions.

1.                                       “Computer software,” as used in this clause, means computer programs, computer data bases, and documentation thereof.

2.                                       “Data,” as used in this clause, means recorded information, regardless of form or the media on which it may be recorded.  The term includes technical data and computer software. The term does not include information incidental to contract administration, such as financial, administrative, cost or pricing, or management information.

3.                                       “Limited rights data,” as used in this clause, means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.

4.                                       “Technical data,” as used in this clause, means data (other than computer software) which are of a scientific or technical nature.

5.                                       “Restricted computer software,” as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software; including minor modifications of such computer software.

6.                                       “Unlimited rights,” as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

7.                                       “Limited rights,” as used in this clause, means the rights of the Government in limited rights data as set forth in the Limited Rights Notice of paragraph (g) in this clause.

8.                                       “Restricted rights,” as used in this clause, means the rights of the Government in restricted computer software, including minor modifications of such computer software, as set forth in a Restricted Rights Notice of paragraph (h) in this clause.

b.                                      Allocation of rights.

1.                                       The Government shall have:

i.                                          Ownership of all technical data and computer software first produced in the performance of this Contract;

ii.                                       The right to inspect technical data and computer software first produced or specifically used in the performance of this Contract at all reasonable times (for which inspection the proper facilities shall be afforded DOE by the Contractor and its subcontractors);

iii.                                    The right to have all technical data and computer software first produced or specifically used in the performance of this Contract delivered to the Government or otherwise disposed of by the Contractor, either as the Contracting Officer may from time to time direct during the progress of the work or in any event as the Contracting Officer shall direct upon completion or termination of this Contract, provided that nothing contained in this paragraph shall require the Contractor to actually deliver any technical data or computer software, the delivery of which is excused by this Rights in Data clause;

iv.                                   Unlimited rights in technical data and computer software specifically used in the performance of this Contract, except as provided herein regarding copyright, and except for technical data and computer software pertaining to items of standard commercial design, and further, subject to the withholding provisions for protected CRADA information in accordance with Technology Transfer actions under this Contract; the Contractor agrees to leave a copy of such data at the facility or plant to which such data relate, and to make available for access or to deliver to the Government such data upon request by the Contracting Officer; provided, that if such data are limited rights data or restricted computer software the rights of the Government in such data shall be governed solely by the provisions of paragraph (g) hereof (“Rights in Limited Rights Data”) or paragraph (h) hereof (“Rights in Restricted Computer Software”); and

v.                                      The right to remove, cancel, correct, or ignore any markings not authorized by the terms of this Contract on any data furnished hereunder if, in response to a written inquiry by DOE concerning the propriety of the markings, the Contractor fails to respond thereto within 60 days or fails to substantiate the propriety of the markings. In either case DOE will notify the Contractor of the action taken.

2.                                       The contractor shall have:

i.                                          The right to withhold its limited rights data and restricted computer software in accordance with the provisions of this clause;

ii.                                       The right to use for its private purposes, subject to patent, security or other provisions of this Contract, data it first produces in the performance of this Contract, except for data in DOE’s Uranium Enrichment Technology, including diffusion, centrifuge, and atomic vapor laser isotope separation, provided the data requirement of this Contract have been met as of the date of the private use of such data; and

iii.                                    The right to assert copyright subsisting in scientific and technical articles as provided in paragraph (d) of this clause and the right to request permission to assert copyright in works subsisting in works other than scientific and technical articles as provided in paragraph (e) of this clause.

The contractor agrees that for limited rights data or restricted computer software or other technical, business or financial data in the form of recorded information which it receives from, or is given access to by, DOE or a third party, including a DOE Contractor or subcontractor, and for technical data or computer software it first produces under this Contract which is authorized to be marked by DOE, the contractor shall treat such data in accordance with any restrictive legend contained thereon.

Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any licenses or other rights otherwise granted to the Government under any patent.

c.                                       Copyright (General).

1.                                       The Contractor agrees not to mark, register or otherwise assert a copyright in any data in a published or unpublished work, other than as set forth in paragraphs (d) and (e) below.

2.                                       Except for material to which the Contractor has obtained the right to assert copyright in accordance with either paragraph (d) or (e) hereof, the Contractor agrees not to include in the data delivered under this Contract any material copyrighted by the Contractor and not to knowingly include any material copyrighted by others without first granting or obtaining at no cost a license therein for the benefit of the Government of the same scope as set forth in paragraph (d) below. If the Contractor believes that such copyrighted material for which the license cannot be obtained must be included in the data to be delivered, rather than merely incorporated therein by reference, the Contractor shall obtain the written authorization of the Contracting Officer to include such material in the data prior to its delivery.

d.                                      Copyrighted works (scientific and technical articles).

1.                                       The Contractor shall have the right to assert, without prior approval of the Contracting Officer, copyright subsisting in scientific and technical articles based on or containing data first produced in the performance of this Contract, and published in academic, technical or professional journals, synopsis proceedings or similar works. When assertion of copyright is made, the Contractor shall affix the applicable copyright notice of 17 U.S.C. 401 or 402 and acknowledgement of Government sponsorship (including contract number) on the data when such data are delivered to the Government as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. The contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government.

e.                                       Copyrighted works (other than scientific and technical articles).

1.                                       The Contractor may obtain permission to assert copyright subsisting in technical data and computer software first produced by the Contractor in performance of this Contract, where the Contractor can show that commercialization would be enhanced by such copyright protection, subject to the following:

i.                                          Contractor Request to Assert Copyright.

A.                                   For data other than scientific and technical articles, the Contractor shall submit in writing to Patent Counsel its request to assert copyright in data first produced in the performance of this Contract pursuant to this clause. Each request by the Contractor to be complete must include: (1) the identity of the data (including any computer program) for which the Contractor requests permission to assert copyright, as well as an abstract which is descriptive of the data and is suitable for dissemination purposes, (2) the program under which it was funded, (3) whether the data is subject to an international treaty or agreement, (4) whether the data is subject to export control, (5) a statement that the Contractor plans to commercialize the data within five (5) years of obtaining permission to assert copyright, and (6) for data other than computer software, a statement explaining why the assertion of copyright is necessary to enhance commercialization. For data that is developed using other funding sources in addition to DOE funding, the permission to assert copyright in accordance with this clause must also be obtained by the Contractor from all other funding sources prior to the Contractor’s request to Patent Counsel. The request shall include the contractor’s certification or other documentation acceptable to the Patent Counsel demonstrating such permission has been obtained.

B.                                     Permission for the Contractor to assert copyright in excepted categories of data as determined by DOE is expressly withheld. Such excepted categories include data whose release (1) would be detrimental to national security, i.e., involves classified information or data or sensitive information under Section 148 of the Atomic Energy Act of 1954, as amended, or are subject to export control for nonproliferation and other nuclear-related national security purposes, (2) would not enhance the appropriate transfer or dissemination and commercialization of such data, (3) would have a negative impact on U.S. industrial competitiveness, (4) would prevent DOE from meeting its obligations under treaties and international agreements, or (5) would be detrimental to one or more of DOE’s programs.  Additional excepted categories may be added by the Assistant General Counsel for Intellectual Property. Where data are determined to be under an export control restriction, the Contractor may still obtain permission to assert copyright in such restricted data for purposes of limited commercialization within the constraints provided by the export control statutes and regulations subject to the provisions of this clause. However, notwithstanding any other provision of this Contract, all data developed with Naval Reactors’ funding and those that are classified fall within the above excepted categories and permission to assert copyright will not be granted by DOE for those data. Additionally, the rights of the Contractor in data are subject to the disposition of data rights in the treaties and international agreements identified under this Contract as well as those additional treaties and international agreements which DOE may from time to time identify by unilateral amendment to the Contract; such amendment listing added treaties and international agreements is effective only for data which is developed after the date such treaty is added to this contract. Also, the Contractor will not be permitted to assert copyright in data in the form of various technical reports generated by the Contractor under the Contract without first obtaining the advanced written permission of the Contracting Officer.

ii.                                       DOE Review and Response to Contractor’s Request.

A.                                   The Patent Counsel shall use its best efforts to respond in writing within 90 days of receipt of a complete request by the Contractor to assert copyright in technical data and computer software pursuant to this clause. Such response shall either give or withhold DOE’s permission for the Contractor to assert copyright or advise the Contractor that DOE needs additional time to respond and the reasons therefor.

iii.                                    Permission for Contractor to Assert Copyright.

A.                                   For computer software, the Contractor shall furnish to the contractor designated by DOE to serve as the DOE centralized software distribution and control point, at the time permission to assert copyright is given under (ii) above: (1) an abstract describing the software suitable for publication, (2) the source code for each software program, and (3) the object code and at least the minimum support documentation needed by a technically competent user to understand and use the software. The Patent Counsel, for good cause shown by the Contractor, may allow the minimum support documentation to be delivered within 60 days after permission to assert copyright is given or at such time the minimum support documentation becomes available. The Contractor acknowledges that the above-identified DOE-designated contractor may provide a technical description of the software in an announcement identifying its availability from the copyright holder.

B.                                     Unless otherwise directed by the Contracting Officer, for data other than computer software to which the Contractor has received permission to assert copyright under paragraph (ii) above, the Contractor shall within (60) days of obtaining such permission furnish to DOE’s Office of Scientific and Technical Information (OSTI) a copy of such data as well as an abstract of the data suitable for dissemination purposes. The Contractor acknowledges that OSTI may provide an abstract of the data in an announcement to DOE, its contractors and to the public identifying its availability from the copyright holder.

C.                                     For a period of five (5) years beginning on the date the Contractor is given permission to assert copyright in data, the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, and perform publicly and display publicly, by or on behalf of the Government.

D.                                    After the five (5) year period set forth in (C) above, or if, prior to the end of such period, the Contractor abandons commercialization activities pertaining to the data to which the Contractor has been given permission to assert copyright, the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, distribute copies to the public, prepare derivative works, perform publicly and display publicly, and to permit others to do so.

E.                                      Whenever the Contractor obtains permission to assert copyright in data, the Contractor shall affix the applicable copyright notice of 17 U.S.C. 401 or 402 on the copyrighted data and also an acknowledgement of the Government sponsorship and license rights of paragraphs (C) and (D) above such action shall be taken when the data are delivered to the Government, published, licensed, or deposited for registration as a published work in the U.S. Copyright Office. The acknowledgement of Government sponsorship and license rights shall be as follows:

NOTICE: The Government is granted for itself and others acting on its behalf a paid-up, nonexclusive, irrevocable worldwide license in this data to reproduce, prepare derivative works, and perform publicly and display publicly. Beginning five (5) years after (date permission to assert copyright was obtained) the Government is granted for itself and others acting on its behalf a paid-up, nonexclusive, irrevocable worldwide license in this data to reproduce, prepare derivative works, distribute copies to the public, perform publicly and display publicly, and to permit others to do so. NEITHER THE UNITED STATES NOR THE UNITED STATES DEPARTMENT OF ENERGY, NOR ANY OF THEIR EMPLOYEES, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY INFORMATION, APPARATUS, PRODUCT, OR PROCESS DISCLOSED, OR REPRESENTS THAT ITS USE WOULD NOT INFRINGE-PRIVATELY OWNED RIGHTS.

F.                                      With respect to any data to which the Contractor has received permission to assert copyright, the DOE has the right, during the 5-year period set forth in subparagraph (e)(1)(i)(A) above, to request the Contractor to grant a nonexclusive, partially exclusive or exclusive license in any field of use to a responsible applicant(s) upon terms that are reasonable under the circumstances, and if the Contractor refuses such request, to grant such license itself, if the DOE determines that the Contractor has not made a satisfactory demonstration that either it or its licensee(s) is actively pursuing commercialization of the data as set forth in subparagraph (e)(1)(i)(A) above. Before licensing under this paragraph (F), DOE shall furnish the Contractor a written request for the Contractor to grant the stated license, and the Contractor shall be allowed thirty (30) days (or such longer period as may be authorized by the Contracting Officer for good cause shown in writing by the Contractor) after such notice to show cause why the license should not be granted. The Contractor shall have the right to appeal the decision of the DOE to grant the stated license to the Invention Licensing Appeal Board as set forth in 10 CFR 781.65 - “Appeals”.

G.                                     No costs shall be allowable for maintenance of copyrighted data, primarily for the benefit of the Contractor and/or a licensee and which exceeds DOE Program needs, except as expressly provided in writing by the Contracting Officer. The Contractor may use its net royalty income to effect such maintenance costs.

H.                                    At any time the Contractor abandons commercialization activities for data for which the Contractor has received permission to assert copyright in accordance with this clause; it shall advise OSTI and Patent Counsel and upon request assign the copyright to the Government so that the Government can distribute the data to the public.

f.                                         Subcontracting.

1.                                       The Contractor agrees to use a Rights in Data clause as directed by the Contracting Officer in subcontracts having as a purpose the conduct of research, development, and demonstration work and in subcontracts for supplies.

2.                                       It is the responsibility of the Contractor to obtain from its subcontractors data and rights therein, on behalf of the Government, necessary to fulfill the Contractor’s obligations to the Government with respect to such data.  In the event of refusal by a subcontractor to accept a clause affording the Government such rights, the Contractor shall:

i.                                          Promptly submit written notice to the Contracting Officer setting forth reasons for the subcontractor’s refusal and other pertinent information which may expedite disposition of the matter; and

ii.                                       Not proceed with the subcontract without the written authorization of the Contracting Officer.

g.                                      Rights in Limited Rights Data.

Except as may be otherwise specified in this Contract as data which are not subject to this paragraph, the Contractor agrees to and does hereby grant to the Government an irrevocable, nonexclusive paid-up license and right to use by or for the Government, any limited rights data of the Contractor specifically used in the performance of this Contract, provided, however, that to the extent that any limited rights data when furnished or delivered is specifically identified by the Contractor at the time of initial delivery to the Government or a representative of the Government, such data shall not be used within or outside the Government except as provided in the “Limited Rights Notice” set forth below. All such limited rights data shall be marked with the following “Limited Rights Notice”:

LIMITED RIGHTS NOTICE

These data contain “limited rights data”, furnished under Contract No.                  with the United States Department of Energy (and Purchase Order/Subcontract No.                         if applicable) which may be duplicated and used by the Government with the express limitations that the “limited rights data” may not be disclosed outside the Government or be used for purposes of manufacture without prior permission of the Contractor, except that further disclosure or use may be made solely for the following purposes:

a.                                       This “limited rights data” may be disclosed for evaluation purposes under the restriction that the “limited rights data” be retained in confidence and not be further disclosed;

b.                                      This “limited rights data” may be disclosed to other Contractors participating in the Government’s program of which this Contract is a part for information or use in connection with the work performed under their contracts and under the restriction that the “limited rights data” be retained in confidence and not be further disclosed; and

c.                                       This “limited rights data” may be used by the Government or others on its behalf for emergency repair or overhaul work under the restriction that the “limited rights data” be retained in confidence and not be further disclosed.

This Notice shall be marked on any reproduction of this data in whole or in part.

(END OF NOTICE)

h.                                      Rights in Restricted Computer Software.

1.                                       Except as may be otherwise specified in this Contract as data which are not subject to this paragraph, the Contractor agrees to and does hereby grant to the Government an irrevocable, nonexclusive paid-up license and right to use by or for the Government, any restricted computer software of the Contractor specifically used in the performance of this Contract, provided, however, that to the extent that any restricted computer software when furnished or delivered is specifically identified by the Contractor at the time of initial delivery to the Government or a representative of the Government, such data shall not be used within or outside the Government except as provided in the “Restricted Rights Notice” set forth below. All such restricted computer software shall be marked with the following “Restricted Rights Notice”:

RESTRICTED RIGHTS NOTICE—LONG FORM

a.                                       This computer software is submitted with restricted rights under Government Contract No.                                 (and subcontract                             if appropriate).  It may not be used, reproduced, or disclosed by the Government except as provided in paragraph (b) of this notice.

b.                                      This computer software may be:

1.                                       Used, or copied for use, in or with the computer or computers for which it was acquired, including use at any Government installation to which such computer or computers may be transferred;

2.                                       Used, copies for use, in a backup or replacement computer if any computer for which it was acquired is inoperative or is replaced;

3.                                       Reproduced for safekeeping (archives) or backup purposes;

4.                                       Modified, adapted, or combined with other computer software, provided that only the portions of the derivative software are to be made subject to the same restricted rights; and

5.                                       Disclosed to and reproduced for use by contractors under a service contract (of the type defined in FAR 37.101) in accordance with subparagraphs (b)(1) through (4) of this Notice, provided the Government makes such disclosure or reproduction subject to these restricted rights.

c.                                       Notwithstanding the foregoing, if this computer software has been published under copyright, it is licensed to the Government, without disclosure prohibitions, with the rights set forth in the restricted rights notice above.

d.                                      This notice shall be marked on any reproduction of this computer ‘software, in whole or in part.

(END OF NOTICE)

2.                                       Where it is impractical to include the Restricted Rights Notice on restricted computer software, the following short-form Notice may be used in lieu thereof:

RESTRICTED RIGHTS NOTICE — SHORT FORM

Use, reproduction, or disclosure is subject to restrictions set forth in the Long Form Notice of Contract No.                         (subcontract No.                                 if appropriate) with                                       (name of Contractor or subcontractor).

(END OF NOTICE)

3.                                       If the software is embedded, or if it is commercially impractical to mark it with human readable text, then the symbol R and the clause date (mo/yr) in brackets or a box, a [R-mo/yr], may be used. This will be read to mean restricted computer software, subject to the rights of the Government as described in the Long Form Notice, in effect as of the date indicated next to the symbol. The symbol shall not be used to mark human readable material. In the event this Contract contains any variation to the rights in the Long Form Notice, then the contract number must also be cited.

4.                                       If restricted rights computer software is delivered with the copyright notice of 17 U.S.C. 401, the software will be presumed to be published copyrighted computer software licensed to the Government without disclosure prohibitions, with unlimited rights, unless the Contractor includes the following statement with such copyrighted notice:  “Unpublished — rights reserved under the Copyright Laws of the United States.”

I-46                            FAR 52.232-25 PROMPT PAYMENT (SEP 1992)

Notwithstanding any other payment clause in this contract, the Government will make invoice payments and contract financing payments under the terms and conditions specified in this clause. Payment shall be considered as being made on the day a check is dated or an electronic funds transfer is made. Definitions of pertinent terms are set forth in 32.902. All days referred to in this clause are calendar days, unless otherwise specified. The term foreign vendor means an incorporated concern not incorporated in the United States, or an unincorporated concern having its principal place of business outside the United States.

a.                                       Invoice Payments

1.                                       For purposes of this clause, “invoice payment” means a Government disbursement of monies to a Contractor under a contract or other authorization for supplies or services accepted by the Government. This includes payments for partial deliveries that have been accepted by the Government and final cost or fee payments where amounts owed have been settled between the Government and the Contractor.

2.                                       Except as indicated in subparagraph (a)(3) and paragraph (c) of this clause, the due date for making invoice payments by the designated payment office shall be the later of the following two events:

i.                                          The 30th day after the designated billing office has received a proper invoice from the Contractor.

ii.                                       The 30th day after Government’ acceptance of supplies delivered or services performed by the Contractor. On a final invoice where the payment amount is subject to contract settlement actions, acceptance shall be deemed to have occurred on the effective date of the contract settlement. However, if the designated billing office fails to annotate the invoice with the actual date of receipt, the invoice payment due date shall be deemed to be the 30th day after the date the Contractor’s invoice is dated, provided a proper invoice is received and there is no disagreement over quantity, quality, or Contractor compliance with contract requirements.

3.                                       The due date on contracts for meat, meat food products, or fish; contracts for perishable agricultural commodities, contracts for dairy products, edible fats or oils, and food products prepared from edible fats or oils, and contracts not requiring submission of an invoice shall be as follows:

i.                                          The due date for meat and meat food products, as defined in section 2(a) (3) of the Packers and Stockyard Act of 1921 (7 U.S.C. 182 (3)) and further defined in Pub. L. 98—181 to include any edible fresh or frozen poultry meat, any perishable poultry meat food product, fresh eggs, and any perishable egg product, will be as close as possible to, but not later than, the 7th day after product delivery.

ii.                                       The due date for fresh or frozen fish, as defined in section 204(3) of the Fish and Seafood Act of 1986 (16 U.S.C. 4003(3)), will be as close as possible to, but not later than, the-seventh day after product delivery.

iii.                                    The due date for perishable agricultural commodities, as defined in Section 1(4) of the Perishable Agricultural Commodities Act of 1930 (7 U.S.C. 499a(44)), will be as close as possible to, but not later than, the 10th day after product delivery, unless another date is specified in the contract.

iv.                                   The due date for dairy products, as defined in section 111(e) of the Dairy Production Stabilization Act of 1983 (7 U.S.C. 4502(e)), edible fats or oils, and food products prepared from edible fats or oils, will be as close as possible to, but not later than, the 10th day after the date on which a proper invoice has been received.

v.                                      If the contract does not require submission of an invoice for payment (e.g., periodic lease payments), the due date will be as specified in the contract.

4.                                       An invoice is the Contractor’s bill or written request for payment under the contract for supplies delivered or services performed. An invoice shall be prepared and submitted to the designated billing officer specified in the contract. A proper invoice must include the items listed in subdivisions (a)(4)(i) through (a)(4)(viii) of this clause.  If the invoice does not comply with these requirements, then the contractor will be notified of the defect within 7 days after receipt of the invoice at the designated billing office (3 days for meat, meat food products, or fish, and 5 days for perishable agricultural commodities, edible fats or oils, and food products prepared from edible fats or oils. Untimely notification will be taken into account in the computation of any interest penalty owed the Contractor in the manner described in subparagraph (a)(6) of this clause.

i.                                          Name and address of the Contractor.

ii.                                       Invoice date.

iii.                                    Contract number or other authorization for supplies delivered or services performed (including order number and contract line item number).

iv.                                   Description, quantity, unit of measure, unit price, and extended price of supplies delivered or services performed.

v.                                      Shipping and payment terms (e.g., shipment number and date of shipment, prompt payment discount terms).  Bill of lading number and weight of shipment will be shown for shipments on Government bills of lading:

vi.                                   Name and address of Contractor official to whom payment is to be sent (must be the same as that in the contract or in a proper notice of assignment).

vii.                                Name (where practicable), title, phone number and mailing address of person to be notified in event of a defective invoice.

viii.                             Any other information or documentation required by other requirements of the contract (such as evidence of shipment).

5.                                       An interest penalty shall be paid automatically by the Government, without request from the contractor, if payment is not made by the due date and the conditions listed in subdivisions (a) (5) (i) through (a) (5) (iii) of this clause are met, if applicable. An interest penalty shall not be paid on contracts awarded to foreign vendors outside the United States for work performed outside the United States.

i.                                          A proper invoice was received by the designated billing office.

ii.                                       A receiving report or other Government documentation authorizing payment was processed and there was no disagreement over quantity, quality, or contractor compliance with any contract term or condition.

iii.                                    In the case of a final invoice for any balance of funds due the Contractor for supplies delivered or services performed, the amount was not subject to further contract settlement actions between the Government and the Contractor.

6.                                       The interest penalty shall be at the rate established by the Secretary of the Treasury under section 12 of the Contract Disputes Act of 1978 (41 U.S.C. 611)

that is in effect on the day after the due date, except where the interest penalty is prescribed by other government authority. This rate is referred to as the “Renegotiation Board Interest Rate,” and it is published in the Federal Register semiannually on or about January 1 and July 1. The interest penalty shall accrue daily on the invoice payment amount approved by the Government. and be compounded in 30-day increments inclusive from the first day after the due date through the payment date. That is, interest accrued at the end of any 30-day period will be added to the approved invoice payment amount and be subject to interest penalties if not paid in the succeeding 30-day period. If the designated billing office failed to notify the Contractor of a defective invoice within the periods prescribed in subparagraph (a)(4) of this clause, then the due date on the corrected invoice will be adjusted by subtracting the number of days taken beyond the prescribed notification of defects period. Any interest penalty owed the Contractor will be based on this adjusted due date. Adjustments will be made by the designated payment office for errors in calculating interest penalties, if requested by the Contractor.

i.                                          For the sole purpose of computing an interest penalty that might be due the contractor, Government acceptance shall be deemed to have occurred constructively on the 7th day (unless otherwise specified in this contract) after the contractor delivered the supplies or performed the services in accordance with the terms and conditions of the contract, unless there is a disagreement over quantity, quality, or contractor compliance with a contract provision. In the event that actual acceptance occurs within the constructive acceptance period, the determination of an interest penalty shall be based on the actual date of acceptance.  The constructive acceptance requirement does not, however, compel Government officials to accept supplies or services, perform contract administration functions, or make payment prior to fulfilling their responsibilities.

ii.                                       The following periods of time will not be included in the determination of an interest penalty:

A.                             The period taken to notify the Contractor of defects in invoices submitted to the Government, but this may not exceed 7 days (3 days for meat, meat food products, or fish, and 5 days for perishable agricultural commodities, dairy products, edible fat or oils, and food products prepared from edible fats or oils).

B.                               The period between the defects notice and resubmission of the corrected invoice by the Contractor.

iii.                                    Interest penalties will not continue to accrue after the filing of a claim for such penalties under the clause at 52.233-1, Disputes, or for more than 1 year. Interest penalties of less than 51.00 need not be paid.

iv.                                   Interest penalties are not required on payment delays due to disagreement between the Government and Contractor over the payment amount or other issues involving contract compliance or on amounts temporarily withheld or retained in accordance with the terms of the contract. Claims involving disputes, and any interest that may be payable, will be resolved in accordance with the clause at 52.233-1, Disputes.

7.                                       An interest penalty shall also be paid automatically by the designated payment office, without request from the contractor, if a discount for prompt payment is taken improperly. The interest penalty will be calculated as described in subparagraph (a) (6) of this clause on the .amount of discount taken for the period beginning with the first day after the end of the discount period through the date when the contractor is paid.

8.                                       If this contract was awarded on or after October 1, 1989, a penalty amount, calculated in accordance with regulations issued by the Office of Management and Budget, shall be paid in addition- to the interest penalty amount if the contractor

i.                                          Is owed an interest penalty;

ii.                                       Is not paid the interest penalty within 10 days after the date the invoice amount is paid; and

iii.                                    Makes a written demand, not later than 40 days after the date the invoice amount is paid, that the agency pay such a penalty.

b.                                      Contract Financing Payments

1.                                       For purposes of this clause, contract financing payment means a Government disbursement of monies to a Contractor under a contract clause or other authorization prior to acceptance of supplies or services by the Government. Contract financing payments include advance payments, progress payments based on cost under the clause at 52.232-16, Progress Payments, progress payments based on a percentage or stage of completion (32.102(e)(1)) other than those made under the clause at 52.232-5, Payments Under Fixed-Price Construction Contracts, or the clause at 52.232-10, Payments Under Fixed-Price Architect-Engineer Contracts, and interim payments on cost type contracts.

2.                                       For contracts that provide for contract financing, requests for payment shall be submitted to the designated billing office as specified in this contract or as directed by the Contracting Officer. Contract financing payments shall be made on the [insert day as prescribed by Agency head; if not prescribed, insert 30th day] day after receipt of a proper contract financing request by the designated billing office. In the event that an audit or other review of a specific financing request is required to ensure compliance with the terms and conditions of the contract, the designated payment office is not compelled to make payment by the due date specified.

3.                                       For advance payments, loans, or other arrangements that do not involve recurrent submissions of contract financing requests, payment shall be made in accordance with the corresponding contract terms or as directed by the Contracting Officer.

4.                                       Contract financing payments shall not be assessed an interest penalty for payment delays.

If this contract contains the clause at 5.213-1, Fast Payment Procedure, payments will be made within 15 days after the date of receipt of the invoice.

Intellectual Property Clauses

Additional Intellectual Property clauses (general clauses 78, 79, 80, and 84) are included in DOE Set 304, Contract Clauses Cost Reimbursement Service Contracts dated May 1992.

I-47                            DOE PR 9-9.103-3 INTELLECTUAL PROPERTY INDEMNITY (JUN 1979)

a.                                       The Contractor shall indemnify the Government and its officers, agents, and employees against liability, including costs, for infringement of U.S. Letters Patent (except U.S. Letters Patent issued upon an application which is now or may hereafter be kept secret or otherwise withheld from issue by order of the Government) resulting from the Contractor’s:

1.                                       furnishing or supplying standard parts or components which have been sold or offered for sale to public on the commercial open market; or

2.                                       utilizing its normal practices or methods which normally are or have been used in providing goods and services in the commercial open market, in the performance of the contract; or

3.                                       utilizing any parts, components, practices, or methods to the extent to which the Contractor has secured indemnification from liability. The foregoing. indemnity shall not apply unless the Contractor shall have been informed as soon as practicable by the Government of the suit or action alleging such infringement, and shall have been given such opportunity as is afforded by applicable laws, rules, or regulations to participate in the defense thereof; and further, such indemnity shall not apply to a claimed infringement which is settled without the consent of the Contractor, unless required by final decree of a court of competent jurisdiction or to an infringement resulting from addition to or change in such supplies or components furnished or construction work performed for which addition or change was made subsequent to delivery or performance by the Contractor.

b.                                      The Contractor shall indemnify and save and hold harmless the Government, its officers, agents, and employees acting within the . scope of their official duties against any liability, including costs and expenses for violation by the Contractor of proprietary rights or copyrights arising out of delivery or use of any data furnished or utilized by the Contractor in the course of or under this contract.

I-48                            DOE PR 9-9.106 CLASSIFIED INVENTIONS (JUN 1979)

a.                                       The Contractor shall not file or cause to be filed on any invention or discovery conceived or first actually reduced to practice in the course of or under this contract, in any country other than the United States, an application or registration for a patent without first obtaining written approval of the contracting officer.

b.                                      When filing a patent application in the United States on any invention or discovery conceived or first actually reduced to practice in the course of or under this contract, the subject matter of which is classified for reasons of security, the Contractor shall observe all applicable security regulations covering the transmission of classified subject matter. When transmitting the patent application to the United States Patent and Trademark Office, the Contractor shall by separate letter identify by agency and number, the contract or contracts which require security classification markings to be placed on the application.

c.                                       The substance of this clause shall be included in subcontracts which cover or are likely to cover classified subject matter.

I-49                            DOE PR 9-9.107-5(H) FACILITIES LICENSE* (DEVIATION) (APR 1984)

Facilities license.

As used in this (n) paragraph “facility” means any facility of the Government at which the remediation, decontamination or decommissioning technology practiced under this contract or any subcontract thereunder may be utilized by or for the Government.

a.                                       In addition to the rights of the parties with respect to inventions actually reduced to practice in the course of or under this contract, the Contractor agrees to and does hereby grant to the Government an irrevocable, nonexclusive paid-up license in and to any inventions or discoveries regardless of when conceived or actually reduced to practice or acquired by the Contractor, which are owned or controlled by the Contractor at any time through completion of this contract and which are incorporated or embodied in the construction of the facility or which are utilized in the operation of the facility or which cover articles, materials, or products manufactured by the facility (1) to practice or to have practices by or for the Government at the facility, and (2) to transfer such license with the transfer of that facility. The acceptance or exercise by the Government of the aforesaid rights and license shall not prevent the Government at any time from contesting the enforceability, validity or scope of, or title to, any rights or patents herein licensed.

b.                                      To the extent that the Contractor or any of its subcontractors intend to employ or utilize patented technology which it does not own or control and which it knows or should know is patented to others, the Contractor shall be responsible for obtaining a license to utilize such patented technology by and for the Government on terms and conditions which have the written approval of the Contracting Officer.

*This clause supplements DEAR 927.300(a) Patent Rights - Long Form (Deviation) (APR 1984)

I-50                            LIMITATION ON ASSIGNED SUBCONTRACTS TO BECHTEL.

Under no circumstances shall the subcontractor be allowed to mange, direct, supervise, or otherwise have influence over any subcontract or purchase order assigned by WHC to Bechtel that may involve a company affiliated with the subcontractor.

5-51                          USE OF ANALYTICAL LABORATORIES

BHI shall review all work plans or other documents that may be prepared by the subcontractor and which may propose sampling plan that would generate analytical samples to be sent to analytical laboratories. These plans will subsequently be submitted to DOE for review and generally will be parts of work plans or other documents submitted to the relevant regulatory agencies for regulatory approval under the Hanford Federal Facility Agreement and Consent Order. Further, there shall be no performance of laboratory testing during the transition period.  It is further understood that BHI and the Subcontractor shall establish controls which require the prior approval of BHI before the subcontractor can perform laboratory testing of any nature.

I-52                            DISPUTES

a.                                       Initial resolution of disputes, conflicts, or claims under this subcontract shall reside with Bechtel’s Procurement Manager. In the event that an equitable resolution of the dispute cannot be reached, the Subcontractor may request that Bechtel authorize an appeal to the Government Contracting Officer in the Contractor’s name or, solely at Bechtel’s option, Bechtel may bring the appeal directly to the Government Contracting Officer in Bechtel’s name. Any dispute or appeal brought before the Government Contracting Officer shall be submitted pursuant to the Disputes clause found in the prime contract (FAR 52.233-1 (ALT 1) (DEC 91)). The Contracting Officer’s Final Decision and, if appealed, the final Appeal Board or court ruling, after all appeals have been exhausted, shall be binding.

b.                                      Bechtel will not be liable to the Subcontractor for any amounts being claimed unless and until Bechtel receives the amount claimed by the Subcontractor from the Government. If the Government fails to pay on any claim, Bechtel has no further liability to the Subcontractor.

c.                                       Should Bechtel authorize an appeal in its name, the Subcontractor shall bear all costs associated with such appeal.

d.                                      Any appeal submitted shall include Bechtel’s direct and indirect costs and fee allocation, as applicable to the costs being appealed.

e.                                       The Subcontractor shall indemnify and hold Bechtel harmless from any and all liability stemming from Bechtel’s certification of the Subcontractor’s claim in any appeal.

f.                                         Pending resolution of any dispute under the subcontract, The Subcontractor shall proceed as directed by Bechtel in writing.

g.                                      Any dispute arising from the subcontract that is not processed under FAR 52.233-1 Alt 1 (Dec 91) shall be brought before a court of competent jurisdiction in the State of Washington. Such Court shall refer to Government contract law, including Comptroller General decisions and Board of Contract Appeals decisions, on questions of policy and the construction of standard clauses, and will refer to Washington State law on questions of sales and general rules of contract interpretation.

PART III - SECTION J

LIST OF ATTACHMENTS

The below attachments, with the exception of Attachment 4 (Billing Instructions), are not physically attached to subcontract. The Attachments shall form a part of the subcontract to be established for the ERMC activities. All transition activities shall be based on the inclusion of these attachments in the subcontract to be established following the transition. A copy of the attachments will be made available upon request. Attachment 4 is attached herewith and is a part of this Agreement.

Attachment No.	Title

Attachment 1	Hanford Site Stabilization Agreement

Attachment 2	Appendices

	Appendix 1	Reserved

	Appendix 2	Interface Matrix with Hanford On-Site Contractors

	Appendix 3	Site Support Services Handbook (*indicates mandatory services) and Types of Data Bases

	Appendix 4	Site Management System Description

	Appendix 5	Facilities for Decontamiation and Decommissioning

	Appendix 6	List of Applicable Milestones in the Tri-Party Agreement

	Appendix 7	Environmental Restoration RCRA Treatment, Storage, and Disposal (TSD) Unit Closures

Attachment 3	Excerpt from DOE 5480.11, Radiation Protection for Occupational Workers; Health Physics Position Qualification and Training Requirements

Attachment 4	Billing Instructions

Attachment 5	Reserved

Attachment 6	Subcontracting Plan

Attachment 7	Advance Agreement, Personnel and Related Costs